SCHEDULE 14A
                               (Rule 14a-101)
                   INFORMATION REQUIRED IN PROXY STATEMENT
                          SCHEDULE 14A INFORMATION



PROXY STATEMENT PURSUANT TO SECTION 14(a)
OF THE SECURITIES EXCHANGE ACT OF 1934



Filed by the Registrant                       [X]

Filed by a Party other than the Registrant    [ ]
          Check the appropriate box:

[X]   Preliminary Proxy Statement

[ ]   Definitive Proxy Statement

[ ]   Definitive Additional Materials

[ ]   Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

[ ]   Confidential, for Use of the Commission Only
       (as permitted by Rule 14a-6(e) (2) )


                                  IGI, INC.
              (Name of Registrant as Specified In Its Charter)
_______________________________________________________________________________

Name of Person(s) Filing Proxy Statement, if other than the Registrant:
Payment of Filing Fee (Check the appropriate box):

[ ]   No fee required.


[ ]   Fee computed on table below per Exchange Act Rules 14a-6(i) (1) and 0-11.
_______________________________________________________________________________

      1)   Title of each class of securities to which transaction applies:
_______________________________________________________________________________

      2)   Aggregate number of securities to which transaction applies:
_______________________________________________________________________________

      3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined
_______________________________________________________________________________

      4)   Proposed maximum aggregate value of transaction:
_______________________________________________________________________________

      5)   Total fee paid:
_______________________________________________________________________________
[X]   Fee paid previously with preliminary materials.

_______________________________________________________________________________

[ ]   Check box if any part of the fee is offset as provided by Exchange Act
Rule 0-11(a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
_______________________________________________________________________________

      1)   Amount Previously Paid:
_______________________________________________________________________________

      2)   Form, Schedule or Registration Statement No.:
_______________________________________________________________________________

      3)   Filing party:
_______________________________________________________________________________


                                  IGI, INC.


                                                             August 28, 2000

Dear Stockholder,


      You are invited to attend a Special Meeting of Stockholders of IGI, Inc. (the "Company") to be held at One Battery Park Plaza, 34th Floor, New York, New York 10004-1490 on September 18, 2000, at 10:00 a.m., local time.


      At the Special Meeting, you will be asked to consider and vote upon a proposal to approve the sale (the "Sale") to Lohmann Animal Health International (the "Buyer") of certain of the assets associated with the Company's poultry vaccine products line of business (the "Business") currently operated by the Company's Vineland Laboratories division.

      As described in the accompanying Proxy Statement, the Company is seeking stockholder approval of the Sale. The Sale will be structured as a sale of certain assets of the Company's Vineland Laboratories division pursuant to the Asset Purchase Agreement dated as of June 19, 2000 (the "Agreement") by and between the Company and the Buyer. The Company's obligations under the Agreement are subject to, among other things, obtaining the approval of a majority of the outstanding shares of the Company's Common Stock, $0.01 par value per share (the "Common Stock").

      THE BOARD OF DIRECTORS HAS APPROVED THE SALE AND THE AGREEMENT AND HAS DETERMINED THAT THEY ARE IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS. AFTER CAREFUL CONSIDERATION, THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE SALE, AS DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT.

      In the materials accompanying this letter, you will find a Notice of Special Meeting of Stockholders, a Proxy Statement relating to the actions to be taken by stockholders of the Company at the Special Meeting and a proxy card. The Proxy Statement more fully describes the proposed Sale. The Company urges you to read the Proxy Statement and Notice and consider the information included therein carefully.

      ALL STOCKHOLDERS ARE INVITED TO ATTEND THE SPECIAL MEETING IN PERSON. WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, PLEASE COMPLETE, SIGN, DATE AND RETURN YOUR PROXY IN THE ENCLOSED ENVELOPE. IF YOU ATTEND THE SPECIAL MEETING, YOU MAY VOTE IN PERSON IF YOU WISH, EVEN THOUGH YOU HAVE PREVIOUSLY RETURNED YOUR PROXY. IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AND VOTED AT THE SPECIAL MEETING.

                                       Sincerely,



                                       /s/ Edward B. Hager, M.D.
                                       ------------------------------
                                       Edward B. Hager, M.D.
                                       Chairman of the Board of Directors


                                  IGI, INC.

                  NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

                      TO BE HELD ON SEPTEMBER 18, 2000


                                                        Buena, New Jersey

                                                        August 28, 2000


To the Holders of Common Stock of IGI, Inc.


      A Special Meeting of the Stockholders of IGI, Inc. (the "Company") will be held at One Battery Park Plaza, 34th Floor, New York, New York 10004-1490, on Monday, September 18, 2000, at 10:00 a.m., local time, to consider and act upon the following matters:


      * To approve the sale to Lohmann Animal Health International, a general partnership, of certain of the assets associated with the Company's poultry vaccine products line of business currently operated by the Company's Vineland Laboratories division; and

      * To consider and transact such other business as may properly be brought before the meeting or any adjournment thereof.


      The Board of Directors has fixed the close of business on July 19, 2000 as the Record Date for determining the stockholders of the Company having the right to notice of, and the right to vote at the Special Meeting. A list of the stockholders entitled to vote at, the Special Meeting may be examined at the offices of Winthrop, Stimson, Putnam & Roberts, One Battery Park Plaza, 34th Floor, New York, New York 10004-1480, during the ten-day period preceding the Special Meeting.


      Please vote, date, sign and return the Proxy in the enclosed postage prepaid envelope at your earliest convenience. If you return the Proxy, you may nevertheless attend the Special Meeting and vote your shares in person.

                                       By order of the Board of Directors,
                                       Robert E. McDaniel, Secretary

IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE MEETING, REGARDLESS OF THE NUMBER OF SHARES YOU OWN. APPROVAL OF THE SALE REQUIRES THE AFFIRMATIVE VOTE OF A MAJORITY OF THE OUTSTANDING SHARES OF COMMON STOCK. THEREFORE, A FAILURE TO VOTE, EITHER BY NOT COMPLETING AND RETURNING THE ENCLOSED PROXY AND NOT ATTENDING THE SPECIAL MEETING OR BY CHECKING THE 'ABSTAIN' BOX ON THE ENCLOSED PROXY, WILL HAVE THE SAME EFFECT AS A VOTE AGAINST THE APPROVAL OF THE SALE.


                                  IGI, INC.
                         Wheat Road & Lincoln Avenue
                           Buena, New Jersey 08310




                        ____________________________

                               PROXY STATEMENT
                        ____________________________





      This Proxy Statement is furnished to holders of Common Stock of IGI, Inc. The solicitation of proxies in the enclosed form is made on behalf of the Board of Directors of the Company. This Proxy Statement, the attached Notice of Special Meeting of Stockholders, and the form of proxy and other documents enclosed herewith are first being mailed to stockholders on or about September 2, 2000.




The date of this Proxy Statement is August 28, 2000.



                              TABLE OF CONTENTS

SUMMARY
      The Special Meeting
      The Sale
      Parties to the Agreement
      Fairness Opinion
      Recommendation of the Board of Directors of the Company; Background
       And Reasons for the Sale
      Use of Proceeds
      Conditions to the Sale
      The Closing
      Business Pending the Sale
      Approvals; Other Agreements
      Termination, Amendment and Waiver

      Indemnification

      Accounting and Tax Treatment of the Sale
      No Dissenters' Rights
THE SPECIAL MEETING
      Matter to be Considered
      Shares Outstanding and Entitled to Vote; Record Date

      Interest of Certain Persons in Matters to be Acted Upon

      Vote Required
      Voting, Solicitation and Revocation of Proxies
ADDITIONAL INFORMATION
FORWARD LOOKING STATEMENTS - SAFE HARBOR
THE SALE PROPOSAL

      Overview of the Company
      Company Debt

      Background and Reasons for the Proposed Sale
      Terms of the Sale
      Conditions to Completion of the Sale
      Effect on Employees of the Company
      Business Pending the Sale
      Indemnification

      Transaction Agreements
      The Closing

      Termination, Amendment and Waiver
      Opinion of Financial Advisor
      Use of Proceeds of the Sale; Expenses of Sale
      Dissenters' Rights Not Available
      Federal Income Tax Consequences; Accounting Treatment of the Sale Pro Forma Financial Information
STOCKHOLDER PROPOSALS FOR 2001 ANNUAL MEETING
OTHER MATTERS


                                   SUMMARY

      The following is a summary of certain information contained elsewhere in this Proxy Statement and in the documents incorporated herein by reference. Reference is made to, and this summary is qualified in its entirety by, the more detailed information contained elsewhere in this Proxy Statement and in the Annexes attached hereto, including the Asset Purchase Agreement attached hereto as Annex A, and the information incorporated in this Proxy Statement by reference. Stockholders are urged to read carefully all such information.

The Special Meeting


      A special meeting of Stockholders (the "Special Meeting") of IGI, Inc. (the "Company") will be held at One Battery Park Plaza, 34th Floor, New York, New York 10004-1490, on Monday, September 18, 2000 at 10:00 a.m., local time, and at any adjournments thereof. Only the holders of record of the outstanding shares of Common Stock, $.01 par value, of the Company (the "Common Stock") at the close of business on July 19, 2000 (the "Record Date") will be entitled to notice of and to vote at the Special Meeting. At the Record Date, there were 10,208,630 shares of Common Stock outstanding and entitled to vote. Each share of Common Stock is entitled to one vote at the Special Meeting on all matters properly presented thereat.


      At the Special Meeting, stockholders of the Company will be asked to consider and vote upon a proposal to approve the sale by the Company of certain of the assets of the Company's Vineland Laboratories division (the "Sale") pursuant to the Asset Purchase Agreement dated as of June 19, 2000 (the "Agreement") by and between the Company, as seller, and Vineland International, a general partnership (not affiliated with the Company), which has changed its name to Lohmann Animal Health International (the "Buyer"), as buyer. Stockholders also will be asked to consider any other business that may properly come before the Special Meeting; the Company is not aware of any such other business.


      As of the Record Date, the directors and officers of the Company beneficially owned 3,961,286 shares, or 38.80% of the outstanding Common Stock, excluding shares subject to stock options. Each of the directors and executive officers of the Company intends to vote in favor of approval of the Sale.


      Every stockholder's vote is important regardless of the number of shares owned by such stockholder. Approval of the Sale requires the affirmative vote of a majority of the outstanding shares of Common Stock. Therefore, a failure to vote, either by not returning the enclosed proxy or by checking the "Abstain" box thereon, will have the same effect as a vote against approval of the Sale.

The Sale


      The Agreement sets forth the terms and conditions under which the Company will sell to the Buyer the Purchased Assets associated with the business (the "Business") of manufacturing, marketing, licensing and selling poultry vaccines and related equipment (the "Products") conducted by the Vineland Laboratories division of the Company, as more fully described below in "THE SALE PROPOSAL - Terms of the Sale - Purchased Assets." In exchange for receipt of such assets, the Buyer will assume the Assumed Liabilities (defined below), in the aggregate, equal to approximately $2,300,000 (the "Assumed Liabilities") and will pay the Company cash in the amount of $12,500,000. The term "Assumed Liabilities" means: (x) all accounts payable and accrued expenses of the Company (other than credit balances with respect to accounts receivable) relating to the Business and the Purchased Assets;
(y) all liabilities and obligations of the Company under the contracts to be assumed by the Buyer upon Closing, under leases for real property used in the Business and with respect Product permits relating to the Business, in each instance, to the extent arising after the Closing; and (z) all other liabilities and obligations relating to the Business and the Purchased Assets to the extent arising after the Closing, other than Retained Liabilities (defined below).

      A portion of the cash purchase price equal to $500,000 will be placed in an escrow fund (the "Escrow Fund") to secure potential liability for any downward adjustments to the purchase price under the Agreement as a result of a decrease in the net working capital of the Business between March 31, 2000 and the date of the Closing. In addition, the moneys on deposit in the Escrow Fund will secure the obligations of the Company to indemnify the Buyer under the Agreement if any such obligation arises prior to the date that is the later to occur of the date of payment of the purchase price adjustments described above and the date that is four (4) months after the Closing. See "THE SALE PROPOSAL - Terms of the Sale."

Parties to the Agreement

      The Company. The Company is a Delaware corporation with products in three primary segments: consumer products, companion pet products and poultry vaccine products. The Sale involves the poultry vaccine products line of business operated by the Company's Vineland Laboratories division. At June 30, 2000 (unaudited), the Company had $37.1 million of total assets, $28.5 million of total liabilities and $8.6 million of total stockholders' equity. At December 31,1999, the Company had $33.9 million of total assets, $28.3 million of total liabilities and $5.5 million of total stockholders' equity. See "THE SALE PROPOSAL - Pro Forma Financial Information." The Company's principal executive offices are located at Wheat Road and Lincoln Avenue in Buena, New Jersey, and its telephone number is (856) 697-1441.


      The Buyer. The Buyer is a general partnership, the general partners of which are Avian Health GmbH, a German limited liability company with principal offices in Visbek-Recterfeld, Germany, and Vineland Laboratories Inc., a Delaware corporation, which is a wholly-owned subsidiary of Avian Health GmbH. Avian Health GmbH is an affiliate of Lohmann & Co. AG, a German company with principal offices in Cuxhaven, Germany. Avian Health GmbH and the other companies that are part of the Lohmann Group are generally engaged in the production of avian vaccines and in other avian and animal businesses.

Fairness Opinion

      Seidman & Company, Inc. ("Seidman") has advised the Board of Directors of the Company that in its opinion the consideration to be received by the Company under the Agreement is fair to the Company and its stockholders from a financial point of view. The full text of Seidman's opinion, dated July 11, 2000, which describes the procedures followed, assumptions made, matters considered and limitations of the review undertaken in connection with Seidman's providing such opinion, is attached as Annex B to this Proxy Statement and should be read in its entirety by stockholders of the Company. See "THE SALE PROPOSAL - Opinion of Financial Advisor."

Recommendation of the Board of Directors of the Company;
 Background and Reasons for the Sale

      The Board of Directors of the Company has unanimously approved the Sale and the Agreement and believes that the Sale and the Agreement are in the best interests of the Company and its stockholders. Accordingly, the Board of Directors of the Company unanimously recommends that stockholders vote FOR approval of the Sale.

      In reaching its decision, the Board of Directors considered, among other things, strategic value to the Company over the long term of the Business and the limitations on the ability of the Company to expand the Business and make it profitable. In addition, the Board of Directors relied on the opinion of Seidman that the consideration to be received by the Company under the Agreement is fair to the Company and its stockholders from a financial point of view. See "THE SALE PROPOSAL - Background and Reasons for the Sale."

Use of Proceeds

The Company intends to apply the proceeds of the Sale as follows:


      Repayment of outstanding loans                                            $10,500,000
      Payment of certain outstanding accounts payable                             1,000,000
      Payment of closing costs and general corporate purposes (at Closing)          500,000
      Payment of closing costs and general corporate purposes (post-Closing)        500,000 (or less)
      -----------------------------------------------------------------------------------------------
      TOTAL:                                                                    $12,500,000


      Upon receipt of the Sale proceeds at Closing, the Company will apply $500,000 toward the payment of Closing costs and general corporate purposes. As described herein, $500,000 of the cash purchase price for the Business will be deposited into an Escrow Fund at Closing. Upon release to the Company of the moneys remaining in the Escrow Fund, the Company will apply such funds toward general corporate purposes. See "THE SALE PROPOSAL - Use of Proceeds of the Sale; Expenses of the Sale."

Conditions to the Sale


      The Agreement provides that the obligations of the parties to consummate the Sale are subject to conditions precedent, including, the validity of the parties representations and warranties, as set forth in the Agreement, at the Closing, the compliance by the parties with their respective covenants, as set forth in the Agreement, the receipt of approval by the Company's stockholders of the Sale, the absence of any material adverse effect on the business or operations of the Business prior to Closing, and the receipt by the Company's Board of Directors of an opinion of Seidman & Co., Inc. indicating that the consideration to be received by the Company is fair from a financial point of view. See "THE SALE PROPOSAL - Conditions to Completion of the Sale."


The Closing

      It is expected that the Closing of the Sale will occur promptly following the requisite stockholder approval (if obtained) of the Sale, but in any event not more than five (5) business days following the satisfaction (or waiver) of all conditions precedent or such other date as the Company and the Buyer may agree in writing. See "THE SALE PROPOSAL - The Closing."

Business Pending the Sale


      The Agreement contains various covenants on the part of the Company regarding the conduct of the Business between the date of the execution of the Agreement and the closing of the Sale. Generally, the Company is required to maintain the Business and the related operations and properties in the usual, regular and ordinary course of business consistent with past practice and is prohibited from taking, initiating or authorizing the following actions without the prior written consent of the Buyer: (a) acquire or agree to acquire assets for use in connection with the Business outside of the ordinary course of business; (b) grant any Business employee any material increase in compensation or benefits, enter into any employment, indemnification, severance or termination agreement with any Business employee; (c) change accounting methods or practices with respect to the Business; (d) sell, lease, dispose of or subject to any lien or encumbrance, except for sales of Business Inventory in the ordinary course of business; (e) change any Product labeling; (f) revise any Product formulation; (g) with respect to the Products, make any change or announce any change with respect to pricing, sales incentives, discounts or allowances; (h) waive any rights with respect to the Business, the Products or the Purchased Assets; or (i) sell or dispose of any master seed. See "THE SALE PROPOSAL - Business Pending the Sale."

Approvals; Other Agreements

      The Agreement provides various additional rights and obligations of the Company, including, the granting by the Company to the Buyer of access to Company information, use of commercially reasonable efforts by the Company to achieve the Closing of the Sale, the responsibility of each of the Company and the Buyer for its own expenses, coordination by the Company and the Buyer of public announcements of the Sale and the other transactions contemplated by the Agreement, use by the Buyer of the Company's advertising and promotional materials in connection with sales of Products of the Business after the Closing, the Company's obligations to seek stockholder approval of the Sale, termination by the Company of its agreements with Indovax Private Limited., compliance by the Company with legal requirements relating to the poultry vaccines products, disposal by the Company of unsaleable or unusable inventory of the Business, offers of employment by the Buyer to Company employees employed in connection with the Business (with the exception of one of the two Area Managers employed in connection with the Business and four administrative personnel employed in connection with the Business in the areas of human resources and accounting), payment by the Company of transfer taxes and fees, control by the Buyer over the filing and recording of evidence of transfer of the intellectual property being transferred in connection with the Sale, post-Closing collection by the Company and the Buyer of accounts receivable relating to the Business, confidentiality requirements and arrangements for transition services.

      The Agreement also requires the Company to obtain consents from Fleet Capital Corporation ("Fleet") and American Capital Strategies Ltd. ("ACS"), which approvals have been obtained, as well as evidence of compliance with the requirements of the New Jersey Industrial Site Recovery Act ("ISRA") from the New Jersey Department of Environmental Protection ("NJDEP").


      See "THE SALE PROPOSAL - Conditions to Completion of the Sale."

Termination, Amendment and Waiver


      The Agreement may be terminated prior to the Closing if any of the following occurs: (1) the Buyer and the Company mutually consent to the termination, or the Sale is not consummated on or before the date that is three (3) months after the date of the Agreement (September 19, 2000), unless the failure to consummate the transaction is the result of a material breach of the Agreement by the party seeking to terminate the Agreement; provided, however, that the passage of such period shall be tolled for any part thereof (but not exceeding ninety (90) days in the aggregate) during which any party shall be subject to a non-final order, decree, ruling or action restraining, enjoining or otherwise prohibiting the consummation of the transaction; (2) a governmental entity issues an order, decree or ruling or takes any other action permanently enjoining, restraining or otherwise prohibiting the transaction and such order, decree, ruling or other action shall have become final and non-appealable; or (3) the stockholders of the Company do not approve the Agreement and the Sale. See "THE SALE PROPOSAL - Termination, Amendment and Waiver."


      The Agreement provides for waivers by either the Company or the Buyer, provided that any such waiver of provisions of the Agreement must be made in writing by the party granting the waiver.


Indemnification

      The Agreement provides that the Company will indemnify the Buyer for any loss, liability, claim, damage or other expense suffered or incurred by the Buyer or any of its affiliates to the extent arising from: (a) any breach by the Company of any representation, warranty or covenant contained in the Agreement or any of the other agreements contemplated by the Agreement to be executed by the Company and the Buyer (such other agreements, collectively with the Agreement, the "Transaction Agreements"), that, by its terms, survives the Closing or is to be performed after Closing; (b) an asset or liability not acquired or assumed by the Buyer; (c) any environmental remediation with respect to owned or leased Real Property for releases of hazardous materials prior to or as of the Closing or with respect to other locations for hazardous materials generated, used or released by the Company or any of its affiliates prior to or as of the Closing; (d) environmental penalties, fines or costs with respect to violations of any environmental law by the Company or its affiliates prior to or as of the Closing; (e) the settlement arrangement between the U.S. Departments of Justice, Treasury and Agriculture as outlined in the Agreement dated March 18, 1999 between the Company and the United States Attorney for the District of New Jersey (the "Settlement Arrangement"); any and all proceedings resulting from legal and regulatory matters affecting the Company, including the proceedings relating to the Settlement Arrangement, the pending investigation of the Company by the U.S. Securities and Exchange Commission of matters with respect to the suspension of trading in the Company's securities by the American Stock Exchange in March, 1998 and other matters (the "SEC Investigation"), environmental contamination and remediation on the Real Property and on other property owned or used by the Company and the discrimination action filed with the Equal Employment Opportunity Commission by a former employee of the Business.

      The Agreement further provides that the Buyer will indemnify the Company for any loss, liability, claim, damage or other expense suffered or incurred by the Company or any of its affiliates to the extent arising from:
(1) any breach by the Buyer of any representation, warranty or covenant contained in the Agreement or any of the other Transaction Agreements, that, by its terms, survives the Closing or is to be performed after Closing; or
(2) any Assumed Liability. Except in cases of fraud, the obligations of the Buyer and the Company to indemnify each other under the Agreement will not arise until the aggregate amount of all losses for which indemnification may be claimed exceeds $150,000; and the maximum indemnification obligation of each party will not exceed the purchase price for the Purchased Assets. See "THE SALE PROPOSAL - Indemnification."

Accounting and Tax Treatment of the Sale

      The Company will treat the Sale as a taxable sale of the net assets and liabilities of the Company's Vineland Laboratories division, which will be accounted for as a discontinued operation. The Company projects a $98,000 after tax gain on the Sale offset by a $528,000 after tax extraordinary loss on the early extinguishment of debt and an after tax loss. Consummation of the Sale will not be a taxable event for the stockholders of the Company. See "THE SALE PROPOSAL - Accounting and Tax Treatment Of The Sale and Pro Forma Financial Information."


No Dissenters' Rights

      The Company's stockholders will have no right to dissent from the Sale and obtain payment for their shares. See "THE SALE PROPOSAL - Dissenters' Rights Not Available."

                             THE SPECIAL MEETING


      The Special Meeting of Stockholders of the Company will be held at One Battery Park Plaza, 34th Floor, New York, New York 10004-1490 on Monday, September 18, 2000 at 10:00 a.m., local time and at any adjournment thereof for the purposes set forth in the Notice of Special Meeting of Stockholders.


Matter to Be Considered

      At the Special Meeting, stockholders of the Company will be asked to consider and vote upon (i) a proposal to approve the Sale and (ii) the transaction of such other business as may properly come before the Special Meeting and any adjournment thereof. The Company is not aware of any such other business.

Shares Outstanding and Entitled to Vote; Record Date


      The close of business on July 19, 2000 has been fixed by the Board of Directors of the Company as the record date (the "Record Date") for the determination of holders of Common Stock entitled to notice of and to vote at the Special Meeting and any adjournments thereof. At the close of business on the Record Date, there were 10,208,630 shares of Common Stock outstanding and entitled to vote. Each share of Common Stock entitles the holder thereof to one vote on each matter to be submitted to stockholders at the Special Meeting.

      The following table sets forth information as of the Record Date with respect to the beneficial ownership of shares of Common Stock by (i) each person known to the Company to own beneficially more than 5% of the outstanding shares of Common Stock, (ii) the directors of the Company; (iii) the Chief Executive Officer and the executive officers of the Company (the "Named Executive Officers") and (iv) the directors and executive officers of the Company as a group. Unless otherwise noted, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them.


                                             NUMBER        PERCENT OF
NAME/ADDRESS OF BENEFICIAL OWNER           OF SHARES        CLASS (1)
--------------------------------           ---------       ----------

5% STOCKHOLDERS
Stephen J. Morris                          2,325,798(2)        22.78%
  66 Navesink Avenue
  Rumson, New Jersey

American Capital Strategies Ltd.           1,907,543(3)        18.69%
  3 Bethesda Metro Center, Suite 860
  Bethesda, Maryland 20814

Edward B. Hager, M.D.                      1,121,010(4)        10.98%
  Pinnacle Mountain Farms
  Lyndeboro, NH 03082

OTHER DIRECTORS AND EXECUTIVE OFFICERS
--------------------------------------

Jane E. Hager                                445,507(5)         4.36%
  Terrence D. Daniels                           13,099             *
  Constantine L. Hampers, M.D.                  21,185             *

Donald W. Joseph                                   0             *
Rajiv Mathur                                       0             *
Robert E. McDaniel                             3,992             *
Terrence O'Donnell                            25,583             *
Paul Woitach                                   5,112             *

All executive officers and directors
 as a group (10 persons)                   3,961,286           38.80%

*     Less than 1% of Common Stock outstanding on Record Date.

<F1>  Excludes shares of Common Stock underlying options or other rights.

<F2>  Includes 816,300 shares which Mr. Morris owns jointly with his wife and 200 shares owned directly by his wife. Also includes 154,460 shares which are held in an account on behalf of Mr. Morris' children, over which Mr. Morris has voting and investment control, and 42,000 shares held in a building fund on behalf of St. George Greek Orthodox Church of Asbury Park, New Jersey, over which Mr. Morris has voting and investment control.


<F3>  On February 11, 2000, American Capital Strategies Ltd. (ACS) filed a
      Schedule 13G with the Securities and Exchange Commission reporting beneficial ownership of total of 1,907,543 shares of Common Stock, all of which are issuable upon the exercise of warrants held by ACS. ACS reported that it has sole voting and dispositive power over all 1,907,543 shares. Acs has informed the Company that Malon Wilkos, Chairman of ACS, Adam Blumenthal, President of ACS and John Ericson, Chief Financial Officer of ACS, are the natural persons charged with exercise of authority over the shares of the Company's Common Stock controlled by ACS.

<F4>  Includes 639,815 shares beneficially owned by Dr. and Mrs. Hager as co-trustees of the Hager Family Trust, who share voting and investment power.

<F5>  Does not include 639,815 shares beneficially owned by Dr. and Mrs.
      Hager, as co-trustees of the Hager Family Trust, who share voting and investment power.

Interests of Certain Persons in Matters to be Acted Upon

      Except by virtue of the ownership of shares of Common Stock listed above, no person who has been a director or executive officer of the Company at any time since the beginning of the Company's 1999 fiscal year has any substantial interest direct or indirect, by security holdings or otherwise, in the Sale or the Buyer.


Vote Required

      A quorum, consisting of a majority of the issued and outstanding Common Stock, must be present in person or by proxy before any action may be taken at the Special Meeting. Under the applicable provisions of Delaware law, approval of the Sale requires the affirmative vote of holders of a majority of the outstanding shares of Common Stock.

      Under the rules of the American Stock Exchange, the proposal to approve the Sale is considered a non-discretionary matter as to which brokerage firms may not vote in their discretion on behalf of their clients if such clients have not furnished voting instructions. Abstentions and such broker "non-votes" will be considered in determining the presence of a quorum at the Special Meeting but will not be counted as a vote cast for the Sale proposal. Because the proposal to approve the Sale is required to be approved by the holders of at least a majority of the outstanding shares of Common Stock, abstentions and broker "non-votes" will have the same effect as votes against this proposal.


      As of the Record Date, the directors and officers of the Company and its subsidiaries and their affiliates in the aggregate beneficially owned and are entitled to vote 3,961,286 shares, or 38.8%, of the outstanding Common Stock. Each of the directors and officers has indicated his or her intention to vote FOR approval of the Sale.


Voting, Solicitation and Revocation of Proxies

      A proxy for use at the Special Meeting accompanies this Proxy Statement and is solicited by the Board of Directors of the Company. Any stockholder of the Company executing a proxy may revoke it at any time before it is voted by filing with the Secretary of the Company (Robert E. McDaniel, Secretary, IGI, Inc., Wheat Road and Lincoln Avenue, P.O. Box 687, Buena, New Jersey 08310) written notice of such revocation; by executing and returning a later-dated proxy; or by attending the Special Meeting and giving notice of such revocation in person. Attendance at the Special Meeting will not, in and of itself, constitute revocation of a proxy.


      Each proxy returned to the Company (and not revoked) will be voted in accordance with the instructions indicated thereon. If no instructions are indicated, the proxy will be voted in favor of approval of the Sale. The Company knows of no other matters to be presented at the Special Meeting; however, if any other matter properly comes before the Special Meeting or any adjournments thereof, all proxies returned to the Company will be voted by the proxy holders on any such matter in accordance with the determination of a majority of the Board of Directors of the Company.

      In the event either party to the Agreement waives a material condition to the Sale or if any material provision of the Agreement is amended or rescinded, the Company will so advise the stockholders and will resolicit proxies with respect to the consideration and approval of the Sale.


      The Company will bear the cost of printing and mailing this Proxy Statement and the proxy, as well as all other costs incurred in connection with the solicitation of proxies from stockholders of the Company on behalf of the Board of Directors of the Company. The Company has retained Corporate Investor Communication - ("CIC") to assist in the solicitation of proxies for the Special Meeting. For proxy solicitation services, CIC will receive a fee of $7,000 plus reimbursement for out-of-pocket expenses. Proxies will be solicited by mail and may be further solicited, for no additional compensation, by directors, officers, or employees of the Company by telephone or by personal contact. Arrangements also will be made with brokerage houses, voting trustees, associations and other custodians, nominees and fiduciaries, who are record holders of Common Stock not beneficially owned by them, for forwarding such materials to and obtaining proxies from the beneficial owners of Common Stock entitled to vote at the Special Meeting, and the Company will reimburse such persons for their reasonable expenses incurred in so doing.

                           ADDITIONAL INFORMATION

      The Company is subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files periodic reports and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information concerning the Company may be inspected and copies may be obtained (at prescribed rates) at public reference facilities maintained by the Commission at Judiciary Plaza, 450 Fifth Street, NW, Washington, D.C. 20549 and at the regional offices of the Commission located at Seven World Trade Center, 13th Floor, New York, New York 10048 and at Northwest Atrium Center, 500 W. Madison Street, Suite 1400, Chicago, Illinois 60661-2511. In addition, electronically filed documents, including reports, proxy and information statements and other information regarding the Company, can be obtained from the Commission's Web site at http://www.sec.gov. The Common Stock is listed on the American Stock Exchange, and reports, proxy statements and other information concerning the Company can also be inspected at the offices of the American Stock Exchange located at 86 Trinity Place, New York, New York 10006.

      The following documents of the Company, which are on file with the Commission, are incorporated in this Proxy Statement by reference and made a part hereof:


      (a) The Company's Annual Report on Forms 10-K and 10-K/A for the year ended December 31, 1999.

      (b) The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2000.

      (c) The Company's Quarterly Report on Forms 10-Q and 10-Q/Afor the quarter ended June 30, 2000.

      (d)  The Company's Current Report on Form 8-K dated June 19, 2000.

      (e)  The Company's Current Report on Form 8-K dated July 17, 2000.

      (f)  The Company's Current Report on Form 8-K dated July 23, 2000.

      (g) The description of the Company's capital stock contained in its Registration Statement on Form S-3, filed May 15, 1997.


      The Company will provide without charge to each person to whom a copy of this Proxy Statement is delivered a copy of any or all of the foregoing documents (other than exhibits). Requests for such documents should be directed to IGI, Inc., Wheat Road and Lincoln Avenue, P.O. Box 687, Buena, New Jersey 08310, Attention: Robert E. McDaniel, Secretary.

      All documents filed pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Proxy Statement and prior to the Special Meeting also shall be deemed to be incorporated by reference in this Proxy Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Proxy Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Proxy Statement.

                  FORWARD-LOOKING STATEMENTS - SAFE HARBOR

      This Proxy Statement and the documents referred to above contain certain "forward-looking" statements, including, among others, the statements regarding the ability of the Company to consummate the Sale, the potential value of any assets of the Company, the amount and nature of liabilities of or that may be asserted against the Company and prospects and the Company's future operating results. Without limiting the foregoing, words such as "anticipates," "believes," "expects," "intends," "plans" and similar expressions are intended to identify "forward-looking" statements.

      All of these "forward-looking" statements are inherently uncertain, and stockholders must recognize that actual events could cause actual results to differ materially from management's expectations. A key risk factor that could, in particular, have an adverse impact on the Company's ability to effect the Sale on a timely basis is the inability to secure the required approvals under ISRA on a timely basis.

                              THE SALE PROPOSAL

      This section of the Proxy Statement describes material aspects of the proposed Sale, including the Agreement, which is attached to this Proxy Statement as Annex A and is incorporated into this Proxy Statement by reference. While we believe that the description covers the material terms of the Sale, the summary provided in this Proxy Statement may not contain all of the information that is important to you. You should read this entire Proxy Statement and other documents we refer to carefully for a complete understanding of the Proposed Sale


Overview of the Company

      The Company produces and markets poultry vaccines manufactured by the chick embryo, tissue culture and bacteriologic methods. The Company produces vaccines for the prevention of various chicken and turkey diseases and has more than 60 vaccine licenses granted by the United States Department of Agriculture ("USDA"). The Company also produces and sells nutritional, anti-infective and sanitation products used primarily by poultry producers. The Company sells these products in the United States and in over 58 other countries under the Vineland Laboratories trade name.

      The Company manufactures poultry vaccines at its USDA-licensed facility in Vineland, New Jersey and sells them, primarily through its own sales force, directly to large poultry producers and distributors in the United States and, through its export sales staff, to local distributors in other countries. The sales force is supplemented and supported by technical and customer service personnel. The Company's vaccine production in the United States is regulated by the USDA. At June 30, 2000 (unaudited), and December 31, 1999, the assets proposed to be sold by the Company to the Buyer pursuant to the Agreement comprised approximately 37% and 39% respectively, of the Company's total assets. Sales of poultry vaccines and related products accounted for approximately 38% of the Company's revenues for the six months ended June 30, 2000 (unaudited) and approximately 41% of the Company's revenues for the twelve months ended December 31, 1999. See "THE SALE PROPOSAL - Pro Forma Financial Information."

      In addition to the Business, the Company also engages in two other primary lines of business. The Company's consumer products business is based on the commercialization of micro-encapsulation technologies for skin care application, including those utilizing Novasome(R) lipid vesicles. The Company also engages in the business of selling its companion pet products to the veterinary market under the EVSCO Pharmaceuticals trade name and to the over-the-counter pet products market under the Tomlyn and Luv-em labels. The assets associated with these lines of business are not included in the Sale. The Business is the only aspect of the Company's operations that does not materially involve the Novasome(R) technology. The Company's present license to use the Novasome(R) technology is a fully paid-up, exclusive world-wide license, which is subject to renewal in the discretion of the Company in 2005. Although the Company is confident that, under the terms of its Novasome(R) license, the Company will be able to use Novasome(R) for the foreseeable future, if the license were terminated after the Sale the Company would be required to restructure materially its cosmetics and pet products businesses to maintain profitability without Novasome(R).

      For the six months ended June 30, 2000 (unaudited) and the twelve months ended December 31, 1999, the Company's poultry vaccines Business incurred operating losses of approximately $587,000 and $1,089,000, respectively.

Company Debt

      On October 29, 1999, the Company entered into a $22 million senior bank credit agreement (the "Senior Debt Agreement") with Fleet Capital Corporation ("Fleet") and a $7 million subordinated debt agreement (the "Subordinated Debt Agreement") with American Capital Strategies Ltd. ("ACS"). Among other things, the Company's debt agreements prohibit the payment by the Company of cash dividends on the Company's Common Stock. Under the Senior Debt Agreement, Fleet made available to the Company a total credit facility of $22,000,000 as follows: a term loan of $6,650,000, a term loan of $350,000, a capital expenditure line of credit up to a maximum of $3,000,000 in the aggregate and a revolving line of credit up to a maximum of $12,000,000 (the "Revolving Loan").

      On June 26, 2000, the Company entered into a second set of amendments to its debt agreements. Under the June amendment to the Senior Debt Agreement, Fleet agreed to forbear in the enforcement of financial covenants and restrictions on additional indebtedness provided to the Company a $500,000 overadvance (the "Overadvance") under the Revolving Loan. Fleet's agreement to forbear is conditioned upon the application of the proceeds of the Sale to repay certain Company debt and expires on the first to occur of:
(a) September 22, 2000, (b) the date on which any default occurs under the Senior Debt Agreement, other than a default under the specific financial covenants to which Fleet's forbearance applies; and (c) the date of the termination of the Agreement. Pursuant to the June amendment to the Subordinated Debt Agreement, the Company issued to ACS $500,000 principal amount of Series C Subordinated Notes due September 30, 2000 (the "Series C Notes") and ACS waived compliance by the Company with financial covenants and interest payment dates. ACS did not waive the triggering of the "make-whole" provision of the Warrants relating to the sale of 30% or more of the assets of the Company. In addition, the June amendment to the Subordinated Debt Agreement permits the Company to issue additional Series C Notes on July 31, 2000 to pay the interest then due and payable on the subordinated debt.

      In response to the June, 2000 amendments to the Company's debt agreements, the Company determined to reclassify its long-term debt, outstanding as of December 31, 1999, as short-term debt. In connection with these amendments, the Company's independent accountants have determined that substantial doubt exists about the Company's ability to continue as a going concern.

Background and Reasons for the Proposed Sale

      From mid-1997 through most of 1998, the Company was subject to intense governmental and regulatory scrutiny relating to the Company's shipment of some of its poultry vaccine products without complying with certain applicable regulatory and record keeping requirements. As a result of actions taken by the USDA, the Company was ordered in June 1997 to stop shipment of certain of its poultry vaccine products. In July 1997, the Company was advised that the USDA's Office of Inspector General had commenced an investigation into possible violations by the Company of the Virus Serum Toxin Act of 1914 and alleged false statements made by the Company to the USDA's Animal and Plant Health Inspection Service. These matters had a materially adverse effect on the financial condition and results of operations of the Company in 1997, 1998 and the first quarter of 1999 and, in particular, on the Business. Ultimately, on March 18, 1999, the Company entered into the Settlement Arrangement with the United States Attorney for the District of New Jersey pursuant to which the Company pled guilty to a misdemeanor and paid fines, penalties, and restitution.


      Following the USDA regulatory action and the related cessation of shipment of certain poultry vaccine products, the Company experienced a decline in the production of certain poultry vaccine products. Although demand for these products remained at satisfactory levels, decreases in production had an adverse effect on the ability of the Company to meet customer commitments. The Company added production staff to address the shortfall in poultry vaccine production. However, the Company determined that, to return to 1997 production levels, the Company would have to make capital expenditures in excess of $1,000,000, funds for which were not immediately available to the Company due to the Company's highly leveraged financial condition. See "THE SALE PROPOSAL - Pro Forma Financial Information."


      In October, 1999, outside legal counsel to the Company introduced the Company to Ferghana Partners, an international business broker ("Ferghana"), which had indicated it was representing a potentially interest buyer of the Company. Although the Company was not actively soliciting offers at that time, the Company's Chairman met with Ferghana. At that meeting, Ferghana indicated that Lohmann & Co. AG of Cuxhaven, Germany ("Lohmann") was interested in acquiring the Company. The Company and Lohmann conducted preliminary meetings in October, 1999 during which they exchanged confidentiality agreements. In November, 1999, management teams from the Company and Lohmann met to exchange information and, in connection with these exploratory meetings, Lohmann and the Company narrowed their discussions to cover potential sale of the Business. In December, 1999, Lohmann offered to buy the assets of the Business other than the Real Property for approximately $7 million. The Company's management replied that the offer was inadequate offer.

      In January, 2000, the Company's management made an informational presentation to the Board regarding the Lohmann offer. The Company continued discussions with Lohmann concerning the possible acquisition of the Business. In March, 2000, Lohmann offered to buy the Business for approximately $16.8 million. The Company's Board considered the $16.8 million offer and authorized the Company's management to negotiate a definitive agreement. However, Lohmann withdrew its offer before the parties could negotiate and execute a definitive agreement. After Lohmann's withdrawal of its offer, the Company hired Fountain Agricounsel, LLC, to develop economic models for the Business and generally to assist the Company's management in preparing the Business, its records and operations for sale.

      In or around June, 2000, the Company received another offer to purchase the Business from Lohmann for a total price of approximately $14.8 million. Around this time, the Company received information that another, potential buyer was interested in acquiring the Business at a lower price. But the offer was never formally presented to the Company and the Company's management had concerns about the ability of the potential offeror to consummate a transaction in the same time-frame as Lohmann, given the extensive due diligence that Lohmann already had conducted on the Business. The Company's Board met in June, 2000 to consider the Lohmann offer and the possibility of an offer from the other party.

      At its June, 2000, meeting, the Board reviewed whether or not to sell the Business. The Company did not believe it could profitably operate the Business in the short-term or in the long-term unless the Company could make a significant capital infusion to upgrade the plant and equipment of the Business. Because of the Company's already highly-leveraged position, obtaining new capital was not then permitted under the Company's debt agreements and, given the covenants and restrictions contained in the debt agreements, would not be feasible outside of the debt agreements. Further, even if such capital infusion were possible, it was doubtful that new capital would restore the Business to profitability because of the loss of market share and the erosion of customer base as a result of the regulatory actions of 1997-1998. In June, 2000, both the cosmetics and pet products businesses were performing satisfactorily. Although the Company could have sold one or both of its profitable operations to provide necessary capital to the Business, it was unclear that such a transaction could be consummated within a sufficiently favorable time frame or that such transaction would yield sufficient resources to resuscitate the Business. Moreover, there was doubt that such actions would make the Business profitable. It was clear to the Board that sale of the Business would remove the primary source of operating losses for the Company and would enable the Company to concentrate its resources on its profitable sectors. Accordingly, based upon these factors, the Board determined that the sale of the Business was in the best interests of the Company.

      At its June, 2000 meeting, the Board considered the offer of Lohmann and the informal offer for the Business and determined that the terms of the Lohmann offer were more beneficial to the Company both on their face and because the financial strength of Lohmann made it more likely that Lohmann could conclude the transaction on a timely basis. See "THE SALE PROPOSAL - Pro Forma Financial Information." To assure that the Sale would be in the best interests of the Company, the Board of Directors approved the condition to Closing that requires the delivery to the Company of an opinion from a third-party financial advisor indicating that the Sale is fair from a financial point of view. On July 11, 2000, Seidman provided such fairness opinion to the Company. See "THE SALE PROPOSAL - Opinion of Financial Advisor."

Terms of the Sale

      Purchased Assets

      The Agreement provides for the sale by the Company to the Buyer of the following assets (the "Purchased Assets") associated with its Vineland Laboratories division: (a) all inventories of the Business; (b) all master seed relating to the Business; (c) all machinery and equipment owned or used in connection with the Business; (d) all technology, including formulations, patents and know-how, relating to the Products, the Purchased Assets or the Business; (e) all books, records, files and other data of the Company associated with the Business; (f) leases for all real property leased in connection with the Business and distributor agreements with each of Fares Himaya, S.P. Veterinaria, S.A., Veterquimica Argentina and Vine-Vet (such leases and agreements, collectively, the "Assumed Contracts"); (g) all governmental approvals, registrations, licenses and consents relating to the Products, the Purchased Assets or the Business; (h) all sales and promotional literature, materials and advertising for the Products or otherwise relating to the Purchased Assets or the Business, including artwork and samples; (i) all labels, logos, artwork and graphics relating to the Products, the Purchased Assets of the Business; (j) all intellectual property relating to the Business; (k) all interests, including fee ownership and leasehold interests, in Real Property used in the Business;
(l) all accounts receivable and other receivables as of the date of Closing, other than accounts receivable that are Excluded Assets (defined below) or Retained Liabilities (defined below); (m) all prepaid expenses, advances or deposits relating primarily to the Business; (n) goodwill associated with the Business; and (o) all claims, judgments and other rights with respect to the Purchased Assets arising before on or after the Closing and with respect to the Business arising after the Closing, other than an Excluded Asset.

      Excluded Assets

      The Agreement specifically excludes the following assets (the "Excluded Assets") from the Purchased Assets to be transferred to the Buyer at Closing: (i) except to the extent incorporated in the Products as of the Closing, all rights to Novasome(R); (ii) machinery and equipment not used in connection with the Business; (iii) cash, short term investments and cash equivalents; (iv) all contracts, agreements and arrangements relating to the Business other than the Assumed Contracts; (v) insurance policies; (vi) books and records that do not relate to the Business or that relate to the Business only with respect to the Sale; (vii) claims and causes of action relating to the Excluded Assets or the Retained Liabilities; (viii) tax refunds, credits or overpayments; (ix) rights of the Company arising under the Transaction Agreements; (x) approvals and consents relating primarily to an excluded asset; (xi) claims relating to the Company's former directors, officers, consultants, agents and employees; and (xii) all of the issued and outstanding capital stock of IGI do Brasil Ltda.

      Retained Liabilities

      Pursuant to the Agreement, at Closing, the Company will not transfer but will retain, the following liabilities (collectively, the "Retained Liabilities"): (1) tax liabilities relating to the Business for the period preceding and including the date of Closing; (2) liabilities relating to any Excluded Asset; (3) liabilities in connection with the Settlement Arrangement; (4) liabilities relating to all current and former employees, including with respect to benefit plans for such employees; (5) liabilities with respect to the Assumed Contracts, including all real property leases, and permits, licenses and authorizations, in each instance, relating to the period prior to the Closing; (6) liabilities relating to any Products manufactured or sold prior to the Closing; (7) liabilities with respect to claims or legal proceedings involving a Product, any Purchased Asset or the Business that relate to the conduct of the Business prior to the Closing;
(8) liabilities and obligations relating to the conduct of the Business prior to Closing or the ownership, use, lease or sale of any property or assets, including Purchased Assets, prior to the Closing; (9) liabilities relating to indebtedness to third-parties; (10) liabilities arising under any environmental law with respect to any period on or before the Closing;
(11) liabilities with respect to accounts payable and accrued expenses owed to third parties, including liabilities with respect to the spill of heating oil on property used in connection with the Business and with respect to the agreements with Indovax Private Limited, V.S. Kapur and Shashi Kapur; (12) liabilities with respect to credit balances in the accounts receivable relating to the Business; and (13) other liabilities that are not Assumed Liabilities.

      As described above, under the Agreement, the Company agreed to retain liability in connection with the spill of about 965 gallons of #2 fuel oil at the Vineland Laboratories facility that occurred on or around May 17, 2000. By May 26, 2000 the Company had completed remediation of the soil and nearby creek that were affected by the heating oil spill. To assure that the nearby groundwater was not contaminated by the spill, the Company's environmental consultants advised the Company to drill a test well. The well is being drilled and the Company expects to have analytical results by the end of September, 2000.

      In addition, the Company agreed to retain liability in connection with the Settlement Arrangement entered into on March 18, 1999 with the United States Attorney whereby the Company pled guilty to a misdemeanor charge and agreed to pay the specified restitution, penalties and fines in connection with the Company's violation of the Virus Serum Toxin Act of 1914 and U.S. Department of Agriculture regulations applicable to the manufacture and sale of poultry vaccine products. To the knowledge of the Company, no further action has been initiated by the United States government or any other person in this regard.

      The Company also agreed to retain liability under Settlement Agreements dated May 25, 2000 among Indovax Private Limited, V.S. Kapur, and Shashi Kapur (collectively, "Indovax") and the Company. Pursuant to the May Indovax agreements, the Company agreed to provide to Indovax poultry vaccine master seed, discounted poultry vaccine products and capital stock of Indovax owned by the Company in exchange for cash from Indovax. As described below, the Agreement prohibits the Company from providing master seed to anyone. In this connection, the Company and Indovax have agreed that, in exchange for the Company's forgiveness of a portion of Indovax's payment obligation, the Company will have no obligation to provide any poultry vaccine master seed. The Company anticipates that it will execute an agreement with Indovax to this effect on or about August 28, 2000, which agreement, once executed will terminate the May Indovax agreements.

      Purchase Price

      The purchase price for the assets being purchased in the Sale consists of (i) $12,500,000 payable by the Buyer in immediately available funds at the closing (of which $500,000 will be held in escrow) and (ii) the Buyer's undertaking to assume the Assumed Liabilities of the Company associated with the Business in the aggregate amount of approximately $2,300,000, including, accounts payable and accrued expenses owed to any third party as of the Closing, liabilities of the Company and any of its subsidiaries under contracts, leases and permits being assumed by the Buyer to the extent arising and relating to any period after the Closing and all liabilities and obligations relating to the assets being purchased by the Buyer or the Business arising out of or relating to any period after the Closing (except to the extent specifically retained by the Company). The $500,000 escrow amount will be held in an escrow fund (the "Escrow Fund") pursuant to the terms of an escrow agreement among the Company, the Buyer and a financial institution mutually acceptable to the Company and the Buyer, as escrow agent, to secure potential indemnification obligations of the Company and obligations of the Company with respect to any downward adjustments to the purchase price required by the Agreement.


      The purchase price under the Agreement is subject to adjustment for changes in "net working capital" with respect to the Business occurring between March 31, 2000 and the Closing date. "Net working capital" is defined under the Agreement as current assets (inventory, net of reserves, plus accounts receivable, net of allowances) minus current liabilities (the aggregate of accounts payable, accrued commissions, accrued distributor commissions, accrued freight, accrued payroll and accrued royalties). If the net working capital of the Business as of March 31, 2000 exceeds the net working capital of the Business as of the Closing by $100,000 or more, the Company must pay such difference to the Buyer. The amount then in the Escrow Fund will be applied to satisfy the Company's obligation in this regard, with any shortfall being payable directly by the Company to the Buyer. However, if the net working capital of the Business as of March 31, 2000 is less than the net working capital as of the Closing by $100,000 or more, the Buyer must pay such difference to the Company.

      Any amount on deposit in the Escrow Fund will be released to the Company upon the later to occur of the date that is four (4) months after the date of Closing and the date on which any amount payable from the Escrow Fund as a result of the purchase price adjustment has been paid. In the event that the purchase price adjustment occurs prior to the expiration of the four-month period following Closing and there remains a balance in the Escrow Fund after the payment of the purchase price adjustment amount, such balance will be subject to indemnification claims by the Buyer until the end of such four month period and then released to the Company, subject to a holdback for any claims by the Buyer for indemnification which claims are unresolved as of such time.

      The Agreement specifies that the Buyer will not assume certain liabilities, including liabilities for taxes relating to any pre-Closing tax period, liabilities and obligations of the Company relating to assets which are excluded from the Sale, liabilities of the Company for any violation of law or request of any governmental entity prior to the Closing, claims of Company employees, liabilities under assumed contracts, leases and permits to the extent arising or relating to any period prior to the Closing, claims relating to products manufactured or sold by the Company or any of its subsidiaries prior to the Closing (including, but not limited to, product liability claims, warranty claims and claims relating to the Company's conduct of the Business or any of the Company's assets prior to the Closing), liabilities of the Company or its subsidiaries for indebtedness owed to third parties, liabilities under environmental laws with respect to any period on or prior to the Closing, certain listed liabilities and payables and any other liabilities and obligations not specifically assumed under the Agreement.

Conditions to Completion of the Sale


      The obligations of the parties to complete the Sale are subject to the satisfaction or waiver of the following conditions precedent: (a) no injunction or restraining order shall have been issued prohibiting the consummation of the transactions contemplated by the Agreement and the Transaction Agreements; (b) the Transaction Agreements are executed and delivered by the respective parties; (c) the Buyer shall have obtained all required antitrust approvals; (d) the Company's stockholders shall have considered and approved the Sale.

      Further, the Buyer's obligations to consummate the Sale are subject to the following conditions precedent: (e) the representations and warranties of the Company in the Agreement are true and correct as though made on the date of Closing; (f) the Company has performed the obligations to be performed by the Company under the Agreement and has delivered a certificate to this effect to the Buyer at Closing; (g) no event has occurred that would have a material adverse effect on the business or operations of the Business or the real property used in connection with the Business (the "Real Property"); (h) all consents, approvals and filings required to be obtained or continued in connection with the Sale and the transfer of the Purchased Assets have been obtained or continued as of the Closing; (i) no litigation or similar proceeding shall be pending or threatened challenging or attempting to prohibit the Sale, seeking to prohibit the Buyer from controlling the Purchased Assets or otherwise likely to have a material adverse effect on the Business, the Products or any of the Purchased Assets;
(j) the Buyer shall have received a satisfactory opinion of the Company's counsel; and (k) with respect to the Real Property, the Buyer shall have obtained a satisfactory title report and satisfactory surveys with respect to Real Property to be transferred to the Buyer and satisfactory landlord consents and estoppel certificates with respect to the Real Property that is leased and the leases for which are to be assumed by the Buyer at Closing.

      Finally, the obligations of the Company to consummate the Sale are conditioned upon: (l) the representations and warranties of the Buyer in the Agreement are true and correct as though made on the date of Closing; (m) the Buyer has performed the obligations to be performed by the Buyer under the Agreement and has delivered a certificate to this effect to the Company at Closing; (n) the Buyer shall have delivered an opinion of Buyer's counsel to the effect that the Buyer is duly qualified, validly existing and authorized to consummate the Sale and perform the Transaction Agreements, without violation of any other agreement or law; and (o) the Board of Directors of the Company shall have received an opinion from Seidman & Company, Inc. to the effect that the consideration to be received by the Company from the Buyer is fair from a financial point of view.

      In addition, the Agreement requires the Company to obtain evidence of compliance with the requirements of ISRA (New Jersey Industrial Site Recovery Act) from the NJDEP. The Company has negotiated and signed a Remediation Agreement with NJDEP in which the Company agreed to remediate the Vineland Laboratories site and provide surety for the site clean-up to NJDEP. The Company and NJDEP have agreed on an estimate of the cost of remediation of $100,000, which will be the amount of the required surety.

      The Company also must obtain the consent to the Sale from Fleet and ACS. Fleet and ACS have consented to the Sale.

      The delivery to the Buyer of a satisfactory opinion of legal counsel to the Company is a condition to Closing. The Buyer has indicated that it wants Company counsel to opine that: herein, we are of the opinion as follows:

      1. The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware, duly authorized to do business therein, with full corporate power and lawful authority to own its properties (including without limitation the Acquired Assets owned by it).

      2. The Company has full corporate right, power and authority to sell all of the Purchased Assets owned by it. The Transaction Documents and the transactions contemplated thereby have been duly and validly authorized by all necessary corporate action on the part of the Company. The Transaction Documents have been duly and validly executed by the Company, and are the valid and binding obligations of the Company in accordance with their terms.

      3. The execution and delivery of the Transaction Documents do not, and the consummation of the transactions contemplated therein will not, create any encumbrances in favor of third parties of the Business or Purchased Assets owned by the Company and will not violate any law, rule, regulation, order, judgment, or decree, in each case, of the States of New Jersey or Delaware or the Federal Law of the United States binding on the Company or to which the Business or Purchased Assets are subject or result in a breach of any term of the certificate of incorporation or by-laws of the Company or any material contract, agreement or other instrument to which the Company is a party. No authorization of any Federal, New Jersey or Delaware governmental authority or any Federal, New Jersey or Delaware court or other tribunal is required by the Company for the execution, delivery or performance by the Company of the Transaction Documents except as provided in the Agreement.

      4. The Company has and conveys to the Buyer, good, valid and marketable title to all of the Purchased Assets owned by it free and clear of any material security interests, liens, pledges, claims, charges, options or other encumbrances, except as set forth in Article III of the Agreement or other Transaction Documents; provided, however, that the Product registrations and permits may only be transferred to the Buyer or an affiliate thereof meeting the requirements of applicable law, subject to the consent or authorization of the appropriate governmental authorities.

      5. There is no action pending or, to our knowledge, threatened, against or involving the Company affecting or challenging the use or validity of the Business or Purchased Assets owned by it or which questions or challenges the validity of any of the Transaction Documents or any action to be taken pursuant by the Company thereto, except as set forth in the Agreement. The Company is not in violation of any law, rule, regulation, order, judgment or decree of the States of New Jersey or Delaware or the Federal Law of the United States and relating to the Business or Purchased Assets owned by it, except as set forth in the Agreement or to an extent not material.

      The parties are in the process of negotiating the details of the opinion of Company counsel.

Effect on Employees of the Company

      Under the Agreement, the Buyer will offer employment to the employees of the Company employed in connection with the Business at the same base salaries or wages and with benefits no less favorable to the employees than those in effect at the Company as of the Closing. However, under the Agreement, the Company has the right to retain one of the two area managers associated with the Business; and four administrative personnel who are employees of the Business in the areas of human resources and accounting will remain with the Company. Executive officers of the Company and personnel located at the Company's headquarters who provide administrative or other services to the Business and other Company divisions are not among the employees who will receive offers of employment by the Buyer. The Buyer will not assume responsibility for any severance pay or other liability with respect to Company employees who are not offered employment by the Buyer or who decline to accept the offer of employment by the Buyer.

Business Pending the Sale

      The Company has agreed in the Agreement that, except for matters permitted or contemplated by the Agreement, the Company will conduct its business in the usual, regular and ordinary course substantially in the manner previously conducted. The Company also has agreed to use commercially reasonable efforts to keep available the services of the current officers and employees employed in connection with the Business and keep their relationships with customers, suppliers, licensors, licensees, distributors and others in order to preserve the Business and its goodwill.

      The Agreement also contains restrictions on the conduct of the Company affecting the Business prior to the Sale. In particular, the Agreement provides that, except with the prior written consent of the Buyer, the Company will not: (a) acquire or agree to acquire any assets for use in connection with the Business that are material, individually or in the aggregate, except for inventory or other assets purchased in the ordinary course of business consistent with past practice; (b)(i) grant to any of the employees of the Business any material increase in compensation, except to the extent required under written employment agreements delivered to the Buyer or its representatives, (ii) grant to any such employee any material increase in severance or termination pay, except to the extent required under any agreement delivered to the Buyer or its representatives, (iii) enter into any employment, consulting, indemnification, severance or termination agreement with any such employee or (iv) substantially change or alter the job title or duties and responsibilities of any officer or other Business employee where such change would reasonably be expected to have an adverse effect on the efforts or performance by such officer or other employees of their duties and responsibilities as comprised as of the date of the Agreement; (c) make any change in accounting methods, principles or practices affecting the reported combined consolidated assets, liabilities or results of operations of the Business (including the Purchased Assets);
(d) sell, lease, license, pledge or otherwise dispose of or subject to any lien or encumbrance any properties or assets of the Business (including, without limitation, the Purchased Assets , including the leased Real Property), except sales of inventory and excess or obsolete assets in the ordinary course of business consistent with past practice and except for terminating a specified warehouse lease in Mississippi, or enter into a legally binding commitment to do any of the foregoing; (e) make any change, revision, amendment or other modification to any Product labeling; (f) make any change, revision or other modification to the formulation of any Products; (g) make any change (or announce any prospective change) in prices, sales discounts or allowances or any other sales incentives in connection with the sale of any of the Products to distributors or customers of the Business; (h)(i) waive any claims or rights related to the Business and included in the Purchased Assets or (ii) waive the benefits, or agree to modify in any manner, any confidentiality, standstill or similar agreement to which the Company or any of its Subsidiaries is a party and relating to the Business or any of the Products or the Purchased Assets being sold in the Sale; (i) sell or dispose of any master seed to any third party; or (j) authorize any of, or commit or agree to take any of, the foregoing actions.

Indemnification

      The Agreement obligates the Company to indemnify the Buyer and its affiliates, officers, directors, employees, stockholders, agents and representatives for liabilities relating to: (i) any breach of any representation or warranty of the Company in the Agreement or the other transaction agreements which remains in effect after the Closing; (ii) any breach by the Company of any covenant or agreement contained in the Agreement or the Transaction Agreements which is to be performed by the Company after the Closing;; (iii) the Excluded Assets and Retained Liabilities; (iv) any remediation, clean-up or removal of, or other remedial actions involving, hazardous materials released, disposed of or discharged prior to or on the date of the Closing either (a) on, beneath or adjacent to any property currently owned, operated or leased by the Company (including the Real Property) or (b) at any other location if the hazardous materials were generated, produced, used, stored, treated, recycled, transported, discharged, emitted or released by or on behalf of the Company or any of its subsidiaries or affiliates prior to or on the date of the Closing; (v) penalties or other costs for violations of environmental laws by the Company or its subsidiaries or affiliates prior to or on the date of the Closing;
(vi) the Settlement Arrangement; and (vii) the SEC Investigation, environmental contamination and related remediation of the Real Property and other real property owned or used by the Company and the notice of Charge of Discrimination filed by D. Eberhart, a former employee with respect to the Business. However, except with regard to any fraud claims, the Company's obligation to indemnify the Buyer does not arise until the aggregate of the foregoing liabilities exceeds $150,000. If this amount is exceeded, the Company's indemnification obligations extend to the full amount and are not limited to the amount over $150,000. The Company's indemnification obligations are capped at the Purchase Price.

      The Buyer is obligated to indemnify the Company and its affiliates, officers, directors, employees, stockholders, agents and representatives for liabilities relating to: (i) any breach of any representation or warranty of the Buyer in the Agreement or the other transaction agreements contemplated thereby which remains in effect after the closing of the Sale; (ii) any breach by the Buyer of any covenant or agreement contained in the Agreement or the other transaction agreements which is to be performed after the closing of the Sale; or (iii) the liabilities being assumed by the Buyer. The Buyer's obligations to indemnify the Company are subject to the same threshold and cap as the Company's indemnification obligations as set forth above.

      The Company has provided full disclosure to the Buyer of all matters concerning the Business, including the terms of the Settlement Arrangement and the Company has advised the Buyer about collateral matters affecting the Company, such as the SEC Investigation. In addition, the Company has qualified its representations, warranties and obligations under the Agreement based on this disclosure and information. Although by providing full disclosure to the Buyer and qualifying its representations, warranties and covenants under the Agreement the Company has endeavored to protect itself from liability for the acts of its former directors, officers and employees, it is conceivable that actions of these people could give rise to liability of the Company under its indemnification obligations to the Buyer under the Agreement. Further, depending on the nature and cause of the liability, the Company's director and officer, general liability, products liability and property, including, in some instances, environmental, insurance policies may or may not cover the liabilities incurred by the Company in satisfying any obligation under the Agreement to indemnify the Buyer.

      The indemnification obligations of the Company and the Buyer are net of any available insurance and are subject to adjustment to eliminate the effects of any tax costs or benefits.

      On July 26, 2000, the Company reached an agreement in principle with the staff of the SEC to resolve matters arising with respect to the SEC Investigation commenced in April 1998. Under the agreement, which will not be final until approved by the SEC, the Company neither admits nor denies that the Company violated the financial reporting and record-keeping requirements of Section 13 of the Securities Exchange Act of 1934, as amended, for the fiscal years 1995, 1996 and 1997. Further, in the agreement, the Company agrees to the entry of an order to cease and desist from any such violation in the future. No monetary penalty or payment by the Company is expected.

Transaction Agreements


      The Agreement requires the Company and the Buyer to enter into a transition services agreement on mutually agreeable terms. The Buyer has indicated that it likely will request transition services from the Company and the general terms of a transition services agreement are being discussed. However, the parties have not yet reached an agreement on the terms and conditions of the transition services agreement.

      As part of the Sale, the Company will lease to the Buyer certain portions of the Company's corporate annex site at Lincoln Avenue and Wheat Road in Buena, New Jersey, including Building 27 of that site.


      In addition, at the Closing, the Company will execute and deliver a Non-Competition Agreement whereby the Company will agree for itself, its subsidiaries and its affiliates not to compete in the business of manufacturing, packaging, distributing, licensing, marketing or selling poultry vaccines or related products for a period of five (5) years from and after the date of Closing.

The Closing

      The Agreement provides that the Closing of the Sale will occur promptly following the requisite stockholder approval of the Sale (if obtained), but in any event no later than five (5) business days after satisfaction or waiver of the conditions to Closing or on such other date as the Company and the Buyer may agree in writing.

Termination, Amendment and Waiver

      The Agreement may be terminated prior to the Closing if any of the following occurs: (1) the Buyer and the Company mutually consent to the termination, or the Sale is not consummated on or before the date that is three (3) months after the date of the Agreement (September 19, 2000), unless the failure to consummate the transaction is the result of a material breach of the Agreement by the party seeking to terminate the Agreement; provided, however, that the passage of such period shall be tolled for any part thereof (but not exceeding ninety (90) days in the aggregate) during which any party shall be subject to a non-final order, decree, ruling or action restraining, enjoining or otherwise prohibiting the consummation of the transaction; (2) a governmental entity issues an order, decree or ruling or takes any other action permanently enjoining, restraining or otherwise prohibiting the transaction and such order, decree, ruling or other action shall have become final and non-appealable; or (3) the stockholders of the Company do not approve the Agreement and the Sale.


      The Agreement provides for waivers by either the Company or the Buyer, provided that any such waiver of provisions of the Agreement must be made in writing by the party granting the waiver.


Opinion of Financial Advisor

      Seidman & Co., Inc. ("Seidman") has acted as financial advisor to the Company in connection with the Sale. On July 11, 2000, Seidman delivered its written opinion to the Board of Directors to the effect that, as of the date of the opinion and based upon and subject to the assumptions and limitations stated in the opinion, the consideration to be received by the Company in the Sale was fair to the Company from a financial point of view. Seidman did not provide advice to the Company or to the Buyer during the course of the negotiation of the Agreement. Consequently, the Company and the Buyer determined the amount and form of consideration to be paid in the Sale through arm's-length negotiations and did not base their determination on any recommendation by Seidman.

      THE FULL TEXT OF SEIDMAN'S WRITTEN OPINION, DATED JULY 11, 2000, WHICH SETS FORTH THE PROCEDURES FOLLOWED, ASSUMPTIONS MADE, MATTERS CONSIDERED, AND LIMITATIONS ON THE REVIEW UNDERTAKEN BY SEIDMAN, IS ATTACHED TO THIS DOCUMENT AS ANNEX B. STOCKHOLDERS ARE URGED TO READ THE OPINION CAREFULLY IN ITS ENTIRETY. SEIDMAN'S OPINION IS DIRECTED ONLY TO THE FAIRNESS, FROM A FINANCIAL POINT OF VIEW, OF THE CONSIDERATION TO BE RECEIVED BY THE COMPANY IN THE SALE, HAS BEEN PROVIDED TO THE COMPANY BOARD OF DIRECTORS AS A CONDITION TO THE COMSUMMATION OF THE SALE AND DOES NOT ADDRESS ANY OTHER ASPECT OF THE SALE. SEIDMAN'S OPINION DOES NOT CONSTITUTE A RECOMMENDATION TO ANY STOCKHOLDER OF THE COMPANY AS TO HOW THE STOCKHOLDER SHOULD VOTE IN RESPECT OF THE SALE. THE SUMMARY OF SEIDMAN'S OPINION IN THIS DOCUMENT IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF THE OPINION ATTACHED AS ANNEX B.

      In arriving at its opinion, Seidman reviewed, among other information:

      *  The Agreement;

      * The Company's Annual Report on Form 10-K for the year ended December 31, 1999, the Company's Report on Form 10-Q for the quarter ended March 31, 2000 and the Company's Current Report on Form 8-K filed on June 13, 2000;

      * Historic and current operating data provided by Company management for the Company's Vineland Laboratories Division (the "Division"), with a focus on sales, operating costs and other charges against revenues, operating cash flows and operating cash flow margins (that, is, operating cash flow as a percent of revenues), operating income and operating income margins, pretax income and pre-tax income margins;

      * Historic and current balance sheets for the Division, focusing on analysis of assets and capital structure and on indices of liquidity, activity and coverage, including current and long-term debt-to-equity ratios;

      * Financial and operating forecasts for the Division provided by the Company;

      * Discounted cash flow analyses of five-year projected net free cash flows for the Division;

      * Conditions in and the outlook for the animal vaccine industry in the United States; and

      * Conditions in, and the outlook for, the United States economy, interest rates and financial markets.

      In rendering its opinion, Seidman assumed and relied without independent verification upon various matters, including the following:

      * The accuracy and completeness of all of the financial and other information provided to or discussed with Seidman or publicly available;

      * The reasonableness and accuracy of the financial projections, forecasts, and analyses provided to or discussed with Seidman, and that these financial projections, forecasts, and analyses were reasonably prepared in good faith and on bases reflecting the best currently available judgments and estimates of the management of the Company; and

      * That the transactions described in the Agreement would be consummated without waiver or modification of any of the material terms or conditions contained therein by any party thereto.

      Seidman's analysis and opinion were subject to additional limitations, including the following:

      * Seidman expressed no opinion with respect to the projections, forecasts, analyses and views or the assumptions upon which they were made;

      * Seidman did not review any of the books and records of the Company;

      * Seidman did not conduct a physical inspection of the properties or facilities of the Company or obtain or make an independent valuation or appraisal of the assets or liabilities of the Company, and no valuation or appraisal of that type was provided to Seidman; and

      * Seidman expressed no opinion as to the potential tax consequences of the Sale to the Company or its stockholders.

      Seidman's opinion was necessarily based on economic and market conditions and other circumstances as they existed and could be reasonably evaluated by Seidman as of the date of its opinion. In arriving at its opinion, Seidman performed a variety of financial analyses, the material portions of which are summarized below, and considered a number of factors. The preparation of a fairness opinion is a complex analytical process involving various determinations as to the most appropriate and relevant methods of financial analyses and the application of these methods to the particular circumstances. Therefore, this type of opinion is not readily susceptible to partial analysis or summary description. Furthermore, in arriving at its opinion, Seidman did not attribute any particular weight to any analysis or factor considered by it, but rather made qualitative judgments as to the significance and relevance of each analysis and factor. Accordingly, Seidman believes that its analyses must be considered as a whole and that considering any portion of these analyses and factors, without considering all analyses and factors, could create a misleading or incomplete view of the process underlying the opinion.

      In performing its analysis in connection with its opinion to the Company dated July 11, 2000, Seidman used two principal valuation methodologies: (1) a market-comparable analysis, and (2) a discounted cash flow analysis. In applying these valuation methodologies to the particular businesses, operations, and prospects of the Company and the particular circumstances of the potential transaction, Seidman made qualitative judgments as to the significance and the relevance of each analysis. As described above, Seidman also made numerous assumptions as to potentially important matters and limited its analyses and opinion.

      Market Comparable Value Determination

      Seidman determined the valuation for the Division under the market-comparable method by deriving appropriate capitalizing factors of multiples from a universe of publicly-traded, market-comparable companies and applying the applicable multiple to the Division's operating data so as to derive capitalized, freely traded minority share value. Given the absence of earnings and the history of Division losses over the last three years, Seidman determined that those measures most indicative of the Division's performance are the price/latest year's book value and price/ three-year average revenues, respectively.

      Seidman further determined that the Division is smaller than even the smallest of the two companies in the market-comparable universe, whether measured by book-value or revenues. Further, Seidman determined that the Division was alone among the four market-comparable companies studied by Seidman in terms of its consecutive three years of operating losses and the Division's recent history of government regulatory problems. As a result, Seidman determined that it was appropriate to discount the average of the price/book and price/revenues capitalizing factors of the two smallest market-comparable companies for the purpose of deriving the capitalizing factors most appropriate for the Division.

      Discounted Cash Flow Value Determination

      The Company's management provided Seidman with projections, based on information available as of December 31, 1999, of the Division's product and service pricing along with operating and financial data for the next five years of operations. During the first six months of 2000, slippages in the projections became evident. Thus, instead of showing the increases projected by the Company, Division revenues actually deteriorated over the first six months of year 2000 from the already depressed level of 1999. Therefore, Seidman determined to apply a downward adjustment to the projected cash-flows of the Division.

      Seidman discounted to present value the estimated the future free cash flows from the first five years of calculations (from January 1-2000 through December 31, 2004) for the Division and the Division's free cash flow growth beyond this period by applying a discount rate. Seidman employed a discount rate of 19.18% and an assumed post-fifth year growth rate of 2.5%.

      General Information

      No company or transaction used in the selected market comparable analysis is identical to the Division. The analyses described above were performed solely as a part of the analytical process utilized by Seidman in connection with its analysis of the Sale and do not purport to be appraisals or to reflect the prices at which a company might actually be sold. In performing its analyses, Seidman made numerous assumptions with respect to industry performance, general business and economic conditions, and other matters, many of which are beyond the control of the Company. Seidman's opinion addresses only the fairness from a financial point of view to the Company of the consideration to be received by the Company pursuant to the Sale, and Seidman's opinion does not address the Company's underlying business decisions to effect the transactions contemplated by the Agreement.

      Seidman, established in 1970, is an investment banking firm specializing in corporate advisory and restructuring services, fair market value analysis and fairness opinions. The Company selected Seidman to provide a fairness opinion with respect to the sale based upon Seidman's long-term experience in these areas. Seidman is acting as financial advisor to the Company in connection with the proposed Sale, and the Company will pay Seidman the a $35,000 fee for its services. At no time in the two years prior to being retained to provide a written opinion with regard to the Sale, Seidman had no relationship with the Company.

Use of Proceeds of the Sale; Expenses of the Sale

      The Company intends to apply approximately $10,500,000 of the proceeds of the Sale to repay outstanding loans. Approximately $1,000,000 of the Sale proceeds will be applied to certain outstanding accounts payable of the Company. And the remaining $500,000 of Sale proceeds received at Closing will be applied to pay costs associated with the Sale and the Special Meeting, ISRA compliance, other matters relating directly or indirectly to the Sale and for other general corporate purposes. In addition, at Closing, the Company will pay a $25,000.00 bonus to Fountain Agricounsel, LLC. To date, the Company has paid $51,500.00 to Fountain Agricounsel, LLC as compensation for management consulting services provided to the Company in connection with the divestiture of the Business.


      As described above, $500,000 of the cash purchase price for the Business will be deposited into an Escrow Fund at Closing. Upon release to the Company of any moneys remaining in the Escrow Fund, the Company will apply such funds toward general corporate purposes.

Dissenters' Rights Not Available

      The Company is organized under the corporate laws of the State of Delaware. Delaware law does not provide for appraisal or other similar rights for dissenting stockholders in connection with the Sale. Accordingly, the Company's stockholders will have no right to dissent and obtain payment for their shares.

Federal Income Tax Consequences; Accounting Treatment of the Sale


      The Company will treat the Sale as a taxable sale of the net assets and liabilities of the Company's Vineland Laboratories division, which will be accounted for as a discontinued operation. The Company projects a $98,000 after tax gain on the Sale offset by a $528,000 after tax extraordinary loss on the early extinguishment of debt. Consummation of the Sale will not be a taxable event for the stockholders of the Company.

Pro Forma Financial Information

      The following unaudited Pro Forma Condensed Consolidated Balance Sheet of the Company as of June 30, 2000, gives effect to the elimination of the assets and liabilities of the Vineland Laboratories division of the Company for the Sale and the related pro forma adjustments as described in the notes to the Pro Forma Condensed Consolidated Financial Statements. The balance sheet is presented as though the Sale occurred on June 30, 2000.

      The following unaudited Pro Forma Condensed Consolidated Statements of Operations for the six months ended June 30, 2000 and years ended December 31, 1999, December 31, 1998 and December 31, 1997, give effect to the elimination of results of operations of the Vineland Laboratories division of the Company through the Sale and the related pro forma adjustments as described in the notes to the Pro Forma Condensed Consolidated Financial Statements. The unaudited Pro Forma Condensed Consolidated Statement of Operations is presented as though the Sale occurred on January 1, 1997.


      The unaudited Pro Forma Condensed Consolidated Balance Sheet and Statement of Operations of the Company should be read in conjunction with the notes thereto and with the historical consolidated financial statements of the Company and the notes thereto as included in the reports filed by the Company with the Commission from time to time.


                         IGI, INC. AND SUBSIDIARIES

               UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                             AS OF JUNE 30, 2000
                               (IN THOUSANDS)


                                                       HISTORICAL     PRO FORMA        ADJUSTED
                                                           AT        ADJUSTMENTS     PRO FORMA AT
                                                        JUNE 30,     FOR THE SALE      JUNE 30,
                                                          2000       OF VINELAND         2000
                                                       --------------------------------------

ASSETS
Current assets:
  Cash and equivalents                                 $   443       $ 12,500 (b)      $   443
                                                             -        (10,500)(b)            -
                                                             -         (1,000)(b)            -
                                                                       (1,000)(b)
  Accounts receivable, less allow for
   doubtful accounts of $431                             6,701         (4,135)(a)        2,566
  Licensing and royalty receivable                         720                             720
  Inventories, net                                       9,905         (5,982)(a)        3,923
  Current deferred taxes, net                            1,096            221 (a)        1,317
  Prepaid expenses and other current assets:               766            (69)(a)          697
                                                       -------       --------          -------
    Total current assets                                19,631         (9,965)           9,666

  Property, plant and equipment, net:                    9,858         (4,261)(a)        5,597
  Deferred income taxes, net                             5,349                           5,349
  Deferred financing costs                               1,566           (800)(c)          766
  Investments                                              263            (42)(a)          221
  Other assets                                             477                             477
                                                       -------       --------          -------
    Total Assets                                       $37,144       $(15,068)         $22,076
                                                       =======       ========          =======

Liabilities and Stockholders' Equity
Current liabilities:
  Revolving credit facility                            $ 7,364       $ (4,638)(b)      $ 2,726
  Current portion of long-term debt                     11,686         (5,552)(b)        6,134
  Current portion of notes payable                         829                             829
  Accounts payable                                       5,468         (2,688)(a)        1,780
                                                                       (1,000)(b)
  Accrued payroll                                          296           (106)(a)          190
  Accrued interest                                         536           (310)(b)          226
  Other accrued expenses                                 2,001           (344)(a)        1,657
  Income tax expense                                        10                              10
                                                       -------       --------          -------
    Total current liabilities                           28,190        (14,638)          13,552

Long term debt, net of discount and current portion          -                               -
Deferred income                                            298                             298
Detachable stock warrants                                    -                               -
                                                       -------       --------          -------
    Total Liabilities                                   28,488        (14,638)          13,850

Stockholders' equity:
  Common stock                                             103                             103
  Additional paid-in capital                            24,286                          24,286
  Accumulated deficit                                  (14,092)          (430)(c)      (14,522)
Less treasury stock                                     (1,641)                         (1,641)
                                                       -------       --------          -------
                                                         8,656           (430)           8,226
                                                       -------       --------          -------
    Total Liabilities and Stockholders' Equity         $37,144       $(15,068)         $22,076
                                                       =======       ========          =======

See accompanying notes to the unaudited pro forma condensed consolidated financial statements

                         IGI, INC. AND SUBSIDIARIES

                 NOTES TO THE UNAUDITED PRO FORMA CONDENSED
                         CONSOLIDATED BALANCE SHEET
                               (IN THOUSANDS)

(a) - Adjustments to reflect the sale of the Vineland Laboratories division's assets and the liabilities assumed and the reduction of outstanding debt.

(b) - The proceeds on the sale of the Vineland Laboratories are estimated at $12,500, of these proceeds, $10,500 will be utilized to pay down bank debt and accrued interest, $1,000 for transaction costs and professional fees, and $1,000 to reduce accounts payable.

(c) - Comprises $98 after-tax gain on the sale of Vineland operations, offset by the $528 extraordinary after-tax loss on early extinguishment of debt.

          Vineland Sale
          -------------
Proceeds net of transaction costs         $11,500
                                          =======

Assets purchased                           14,489
Liabilities assumed                        (3,138)
                                          -------
  Net Book value of assets sold            11,351
                                          =======

Gain on sale                                  149
Tax-34% rate                                  (51)
                                          -------
  After tax gain                               98
                                          =======

   Early Extinguishment of Debt
   ----------------------------
Deferred Finance Costs                    $   800
Tax-34% Rate                                 (272)
                                          -------
 After tax Loss                           $   528
                                          =======



                         IGI, INC. AND SUBSIDIARIES

                        UNAUDITED PRO FORMA CONDENSED
                    CONSOLIDATED STATEMENT OF OPERATIONS
                    FOR THE YEAR ENDED DECEMBER 31, 1999
                    (IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                               HISTORICAL                        ADJUSTED
                                                                 RESULTS        PRO FORMA        PRO FORMA
                                                                 FOR THE       ADJUSTMENTS       FOR THE
                                                               YEAR ENDED      FOR THE SALE      YEAR ENDED
                                                               DEC. 31,1999    OF VINELAND(d)    DEC. 31,1999
                                                               ----------------------------------------------

Revenues:
  Sales, Net                                                    $   32,725      $(14,061)(a)      $   18,664
  Licensing and royalty income                                       1,869                             1,869
                                                                ----------      --------          ----------
      Total revenues                                                34,594       (14,061)             20,533

Cost and expenses:
  Cost of sales                                                     17,606        (9,312)(a)           8,294
  Selling, general and administrative expenses                      14,064        (5,081)(a)           8,983
  Product development and research expenses                          1,418          (757)(a)             661
                                                                ----------      --------          ----------
Operating profit (loss)                                              1,506         1,089               2,595

Interest expense, net                                               (4,109)        1,231 (c)          (2,878)
Other income (expense),net                                              31                                31
                                                                ----------      --------          ----------
Loss before benefit for income taxes and extraordinary gain         (2,572)        2,320                (252)
Benefit for income taxes                                               601          (789)(b)            (188)
                                                                ----------      --------          ----------

Loss before extraordinary item                                  $   (1,971)     $  1,531          $     (440)
                                                                ==========      ========          ==========

Loss per share:
  Basic and diluted loss per common share before
   extraordinary item                                           $    (0.21)                       $    (0.05)
                                                                ==========                        ==========
Average number of common shares:
  Basic and diluted                                              9,604,768                         9,604,768
                                                                ==========                        ==========


See accompanying notes to the unaudited pro forma condensed consolidated financial statements


                         IGI, INC. AND SUBSIDIARIES

                        UNAUDITED PRO FORMA CONDENSED
                    CONSOLIDATED STATEMENT OF OPERATIONS
                   FOR THE SIX MONTHS ENDED JUNE 30, 2000
                    (IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                                HISTORICAL
                                                                RESULTS FOR       PRO FORMA
                                                                  THE SIX        ADJUSTMENTS
                                                                MONTHS ENDED     FOR THE SALE     ADJUSTED
                                                               JUNE 30, 2000    OF VINELAND(d)    PRO FORMA
                                                               --------------------------------------------

Revenues:
  Sales, Net                                                    $    15,354      $(6,392)(a)      $     8,962
  Licensing and royalty income                                        1,511                             1,511
                                                                -----------      -------          ----------
    Total revenues                                                   16,865       (6,392)              10,473

Cost and expenses:
  Cost of sales                                                       9,287       (4,045)(a)            5,242
  Selling, general and administrative expenses                        6,510       (2,510)(a)            4,000
  Product development and research expenses                             865         (424)(a)              441
                                                                -----------      -------          ----------
Operating profit (loss)                                                 203          587                  790

Interest expense, net                                                (1,335)         622 (c)             (713)
                                                                -----------      -------          ----------

Loss before benefit for income taxes                                 (1,132)       1,209                   77
Benefit for income taxes                                                596         (411)(b)              185
                                                                -----------      -------          ----------

Net loss                                                        $      (536)     $   798          $       262
                                                                ===========      =======          ===========

Loss per share:
  Basic and diluted net loss per common share                   $     (0.05)                      $      0.03
                                                                ===========                       ===========

  Basic and diluted weighted average number of
   common shares outstanding                                     10,154,386                        10,154,386
                                                                ===========                       ===========


See accompanying notes to the unaudited pro forma condensed consolidated financial statements


                         IGI, INC. AND SUBSIDIARIES

                 NOTES TO THE UNAUDITED PRO FORMA CONDENSED
                    CONSOLIDATED STATEMENT OF OPERATIONS
                    (IN THOUSANDS, EXCEPT PER SHARE DATA)

(a) - To eliminate results of operations of the Vineland Laboratories division for the entire period.

(b)  - Calculated using the statutory tax rate of 34%.

(c) - The Pro Forma Adjustments columns of the unaudited Pro Forma Condensed Consolidated Statements of Operations for the six months ended June 30, 2000 and year ended December 31, 1999 include adjustments to interest expense to reflect the reduction of indebtedness from the proceeds of the Vineland Sale. These adjustments are reflected as decreases to interest expense of $546 and $1,137, respectively, and decreases in amortization of deferred financing costs of $76 and $94, respectively. The reduction of interest expense in the Pro Forma Consolidated Statements of Operations for the six months ended June 30, 2000 was based on cash proceeds of $10,500 reducing debt and an effective interest rate of 12%. The reduction of interest expense in the Pro Forma Statements of Operation for the twelvemonths ended December 31, 1999 was based on cash proceeds of $11,500 and an effective interest rate of 10.5%.

(d) - The extraordinary loss on the early extinguishment of debt and loss on the Sale have been excluded from the pro forma adjustments for the Vineland Sale.


                         IGI, INC. AND SUBSIDIARIES

                        UNAUDITED PRO FORMA CONDENSED
                    CONSOLIDATED STATEMENT OF OPERATIONS
                    FOR THE YEAR ENDED DECEMBER 31, 1998
                    (IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                               HISTORICAL                        ADJUSTED
                                                                 RESULTS        PRO FORMA        PRO FORMA
                                                                 FOR THE       ADJUSTMENTS       FOR THE
                                                               YEAR ENDED      FOR THE SALE      YEAR ENDED
                                                               DEC. 31,1998    OF VINELAND(d)    DEC. 31,1998
                                                               ----------------------------------------------

Revenues:
  Sales, Net                                                    $   31,995      $(14,843)(a)      $   17,152
  Licensing and royalty income                                       1,200             -               1,200

                                                                ----------      --------          ----------
    Total revenues                                                  33,195        (14,843)            18,352

Cost and expenses:
  Cost of sales                                                     17,321         (9,224)(a)          8,097
  Selling, general and administrative expenses                      15,359         (5,315)(a)         10,044
  Product development and research expenses                          1,425           (821)(a)            604
                                                                ----------      --------          ----------
Operating profit (loss)                                               (910)           517               (393)

Interest expense, net                                               (3,443)                           (3,443)
Other income (expense),net                                              33                                33
                                                                ----------      --------          ----------
Loss before benefit for income taxes                                (4,320)           517             (3,803)
Benefit for income taxes                                             1,291           (176)(b)          1,115
                                                                ----------      --------          ----------
Net loss                                                        $   (3,029)     $     341         $   (2,688)
                                                                ==========      =========         ==========

Loss per share:
  Basic and diluted net loss per Common Share                   $    (0.32)                       $    (0.28)
                                                                ==========                        ==========
Average number of common shares:
  Basic and diluted                                              9,470,413                         9,470,413
                                                                ==========                        ==========

(a) - To eliminate results of operations of the Vineland Laboratories division for the entire period.

(b)  - Calculated using the statutory tax rate of 34%.


                         IGI, INC. AND SUBSIDIARIES

                        UNAUDITED PRO FORMA CONDENSED
                    CONSOLIDATED STATEMENT OF OPERATIONS
                    FOR THE YEAR ENDED DECEMBER 31, 1997
                    (IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                               HISTORICAL                        ADJUSTED
                                                                 RESULTS        PRO FORMA        PRO FORMA
                                                                 FOR THE       ADJUSTMENTS       FOR THE
                                                               YEAR ENDED      FOR THE SALE      YEAR ENDED
                                                               DEC. 31,1997    OF VINELAND(d)    DEC. 31,1997
                                                               ----------------------------------------------

Revenues:
  Sales, Net                                                    $   34,193      $(16,644)(a)      $   17,549
  Licensing and royalty income                                         150             -                 150
                                                                ----------      --------          ----------
    Total revenues                                                  34,343       (16,644)             17,699

Cost and expenses:
  Cost of sales                                                     17,653        (9,515)(a)           8,138
  Selling, general and administrative expenses                      14,795        (4,941)(a)           9,854
  Product development and research expenses                          1,675          (986)(a)             689
                                                                ----------      --------          ----------
Operating profit (loss)                                                220        (1,202)               (982)

Interest expense, net                                               (1,853)                           (1,853)
Other income (expense),net                                             (11)                              (11)
                                                                ----------      --------          ----------
Loss before benefit for income taxes                                (1,644)       (1,202)             (2,846)
Benefit for income taxes                                               436           409 (b)             845
                                                                ----------      --------          ----------

Net Loss                                                        $   (1,208)     $   (793)         $   (2,001)
                                                                ==========      ========          ==========

Loss per share:
  Basic and diluted net loss per Common Share                   $    (0.13)                       $    (0.21)
                                                                ==========                        ==========

Average number of common shares:
  Basic and diluted                                              9,457,938                         9,457,938
                                                                ==========                        ==========

(a) - To eliminate results of operations of the Vineland Laboratories division for the entire period.
(b)  - Calculated using the statutory tax rate of 34%.


                STOCKHOLDER PROPOSALS FOR 2001 ANNUAL MEETING

      Any proposal that a stockholder intends to present at the 2001 Annual Meeting of Stockholders of the Company must be submitted to the Secretary of the Company at its offices, Wheat Road and Lincoln Avenue, Buena, New Jersey 08310, no later than December 15, 2000, in order to be considered for inclusion in the Proxy Statement relating to that meeting.

      If a stockholder of the Company wishes to present a proposal before the 2001 Annual Meeting and the Company has not received notice of such matter prior to February 28, 2001, the Company shall have discretionary authority to vote on such matter, if the Company includes a specific statement in the proxy statement or form of proxy to the effect that it has not received such notice in a timely fashion.

                                OTHER MATTERS

      Management knows of no other matters to be brought before the Special Meeting. However, should any other matter requiring a vote of the stockholders properly come before the meeting, the persons named in the enclosed proxy intend to vote the proxy in accordance with their best judgment, discretionary authority to do so being included in the proxy.

                                       By Order of the Board of Directors

                                       Robert E. McDaniel
                                       Secretary

August 28, 2000



                                                                    ANNEX A


=====================================================================



                          ASSET PURCHASE AGREEMENT



                          Dated as of June 19, 2000


                               by and between


                           VINELAND INTERNATIONAL


                                     and


                                  IGI, INC.



=====================================================================


                              TABLE OF CONTENTS

                                                                       Page
                                                                       ----

                                  ARTICLE I
                         PURCHASE AND SALE OF ASSETS

Section 1.01    Purchase and Sale of Assets                               1
Section 1.02    Purchase Price                                            6
Section 1.03    Payment of Purchase Price                                10
Section 1.04    Allocation of Purchase Price                             10
Section 1.05    Further Assurances                                       11
Section 1.06    Instrument of Assignment and Assumption                  11
Section 1.07    Assignment and Assumption of Real Estate Leases          11
Section 1.08    Post Closing Adjustment.                                 11

                                 ARTICLE II

                                   CLOSING

Section 2.01    Closing Date.                                            14
Section 2.02    Instruments of Conveyance, Transfer, Assumption, Etc.    14

                                 ARTICLE III

                REPRESENTATIONS AND WARRANTIES OF THE SELLER

Section 3.01    Organization, Standing and Power.                        17
Section 3.02    Authority; Execution and Delivery; Enforceability.       17
Section 3.03    No Conflicts; Consents.                                  18
Section 3.04    Financial Statements; Undisclosed Liabilities.           18
Section 3.05    Absence of Certain Changes or Events.                    19
Section 3.06    Taxes.                                                   20
Section 3.07    Workers' Injuries.                                       21
Section 3.08    Litigation.                                              21
Section 3.09    Compliance with Applicable Laws.                         21
Section 3.10    Environmental Matters.                                   21
Section 3.11    Intellectual Property.                                   23
Section 3.12    Contracts.                                               24
Section 3.13    Bonds.                                                   26
Section 3.14    Accounts Receivable; Accounts Payable.                   26
Section 3.15    Licenses; Permits.                                       27
Section 3.16    Suppliers.                                               27
Section 3.17    Customers.                                               27
Section 3.18    Distributors.                                            28
Section 3.19    Brokers.                                                 28
Section 3.20    Title to Real Property; Entire Business.                 28
Section 3.21    Tangible Personal Property.                              31
Section 3.22    Transactions with Affiliates.                            31
Section 3.23    Products.                                                31
Section 3.24    Employees and Benefit Plans.                             32
Section 3.25    Inventory.                                               33
Section 3.26    Master and Production Seed Inventory.                    33

                                 ARTICLE IV

                 REPRESENTATIONS AND WARRANTIES OF THE BUYER

Section 4.01    Organization, Standing and Power.                        34
Section 4.02    Authority; Execution and Delivery; Enforceability.       34
Section 4.03    No Conflicts; Consents.                                  34
Section 4.04    Brokers.                                                 34

                                  ARTICLE V

                  COVENANTS RELATING TO CONDUCT OF BUSINESS

Section 5.01    Conduct of Business by the Seller.                       35
Section 5.02    Other Actions.                                           36
Section 5.03    Release of Liens.                                        36
Section 5.04    Advise of Changes.                                       37
Section 5.05    Maintenance of Real Property.                            37
Section 5.06    Revision of Vineland Laboratory Survey.                  37

                                 ARTICLE VI

                            ADDITIONAL AGREEMENTS

Section 6.01    Access to Information: Confidentiality.                  38
Section 6.02    Commercially Reasonable Efforts.                         38
Section 6.03    Fees and Expenses.                                       39
Section 6.04    Public Announcements.                                    39
Section 6.05    Advertising and Promotional Materials.                   39
Section 6.06    Proxy Statement; Stockholders' Meeting.                  39
Section 6.07    Affiliate Contracts.                                     40
Section 6.08    Nonsolicitation.                                         40
Section 6.09    Product Inventory.                                       40
Section 6.10    Transferred Employees; Employee Matters.                 41
Section 6.11    Transfer Taxes and Fees.                                 41
Section 6.12    Intellectual Property Matters.                           41
Section 6.13    ISRA Compliance.                                         42
Section 6.14    Accounts Receivable Collection.                          42
Section 6.15    Confidentiality.                                         43
Section 6.16    Transition Services Agreement.                           43

                                 ARTICLE VII

                            CONDITIONS PRECEDENT

Section 7.01    Conditions to Each Party's Obligation to
                 Effect the Closing.                                     43
Section 7.02    Conditions to Obligations of the Buyer.                  44
Section 7.03    Conditions to Obligation of the Seller.                  46

                                ARTICLE VIII

                      TERMINATION, AMENDMENT AND WAIVER

Section 8.01    Termination.                                             47
Section 8.02    Effect of Termination.                                   47
Section 8.03    Extension; Waiver.                                       47

                                 ARTICLE IX

                               INDEMNIFICATION

Section 9.01    Indemnification by the Seller.                           48
Section 9.02    Indemnification by the Buyer.                            48
Section 9.03    Losses Net of Insurance, etc.                            49
Section 9.04    Termination of Indemnification.                          49
Section 9.05    Procedures Relating to Indemnification for
                 Third Party Claims.                                     49
Section 9.06    Procedures Related to Indemnification for Other Claims.  50
Section 9.07    Exclusivity.                                             50
Section 9.08    Escrow Deposit.                                          51

                                  ARTICLE X

                             GENERAL PROVISIONS

Section 10.01   Survival of Representations and Warranties.              51
Section 10.02   Notices.                                                 51
Section 10.03   Definitions.                                             52
Section 10.04   Severability.                                            57
Section 10.05   Counterparts.                                            58
Section 10.06   Entire Agreement; No Third-Party Beneficiaries.          58
Section 10.07   Amendments                                               58
Section 10.08   Assignment; Successors in Interest.                      58
Section 10.09   Governing Law.                                           59
Section 10.10   Arbitration.                                             59
Section 10.11   Interpretation.                                          60
Section 10.12   Waiver.                                                  61
Section 10.13   Payments.                                                61


EXHIBITS
--------

Exhibit A    Escrow Agreement
Exhibit B    Instrument of Assignment and Assumption
Exhibit C    Assignment of Real Estate Leases
Exhibit D    Real Property Deeds
Exhibit E    Building 27 Lease
Exhibit F    Assignment of Proprietary Processes
Exhibit G    Assignment of Trademarks
Exhibit H    Bill of Sale
Exhibit I    Non-Competition Agreement
Exhibit J     Registrant Name Change Agreement

SCHEDULES
---------

Schedule 1.01(a)(iii)      Machinery and Equipment
Schedule 1.01(a)(iv)       Technology
Schedule 1.01(a)(vi)       Assumed Contracts
Schedule 1.01(a)(vii)      Permits
Schedule 1.01(a)(x)        Artwork
Schedule 1.01(a)(xvii)     Real Estate Leases
Schedule 1.01(b) (xii)     Excluded Accounts Receivable
Schedule 1.02(c)(iii)      Settlement Arrangement
Schedule 1.02(c)(xi)       Accounts Payable and Accrued Expenses
Schedule 1.03              Purchase Price Payment
Schedule 1.04              Purchase Price Allocation
Schedule 1.08              Inventory Accounting Principles
Schedule 3.01              Organization, Standing and Power
Schedule 3.03              Consents and Filings - Seller
Schedule 3.04              Financial Statements
Schedule 3.05              Absence of Certain Changes or Events
Schedule 3.06              Taxes
Schedule 3.07              Workers' Injuries
Schedule 3.08              Litigation
Schedule 3.09              Compliance with Applicable Laws
Schedule 3.10              Environmental Matters
Schedule 3.11(a)           Intellectual Property
Schedule 3.11(b)           Other Intellectual Property Matters
Schedule 3.11(c)           Agreements Affecting Intellectual Property
Schedule 3.11(d)           Intellectual Property Applications; Limitations
Schedule 3.12              Contracts
Schedule 3.13              Bonds
Schedule 3.14(a)           Accounts Receivable
Schedule 3.14(b)           Accounts Payable
Schedule 3.15              Licenses; Permits and Product Registrations
Schedule 3.16              Suppliers
Schedule 3.17              Customers
Schedule 3.18              Distributors
Schedule 3.20              Title to Purchased Assets; Entire Business
Schedule 3.22              Transactions with Affiliates
Schedule 3.23              Products
Schedule 3.24(a)           Employees
Schedule 3.24(b)           Business Interruptions
Schedule 3.24(c)           Employee Benefit Plans
Schedule 3.25              Inventory
Schedule 3.26(a)           Master and Production Seed Inventory
Schedule 3.26(b)           Master Seed Program
Schedule 4.03              Consent and Filings - Buyer
Schedule 5.01              Conduct of Business
Schedule 6.10              Transferred Employees
Schedule 10.11             Seller's Knowledge


                          ASSET PURCHASE AGREEMENT
                          ------------------------

      ASSET PURCHASE AGREEMENT (herein, together with the Annexes, Schedules and Exhibits attached hereto, referred to as this "Agreement"), dated as of June 16, 2000, by and between VINELAND INTERNATIONAL, a Delaware general partnership (the "Buyer"), and IGI, INC., a Delaware corporation (the "Seller"). Capitalized terms used in this Agreement are defined or otherwise referenced in Section 10.03.

                            W I T N E S S E T H :
                            - - - - - - - - - -

      WHEREAS, the Seller, through its Vineland Laboratories division (the "Division") and IGI Brazil, is in the business (the "Business") of manufacturing, marketing, licensing and selling poultry vaccines and related equipment (collectively, the "Products"); and

      WHEREAS, the Seller desires to sell to the Buyer, and the Buyer desires to purchase from the Seller, the Purchased Assets, and the Buyer has agreed to assume the Assumed Liabilities, in each case upon the terms and conditions hereinafter set forth;

      NOW, THEREFORE, in consideration of the mutual representations and warranties and covenants made herein, the Buyer and the Seller, each intending to be legally bound, hereby agree as follows:


                                  ARTICLE I

                         PURCHASE AND SALE OF ASSETS
                         ---------------------------

      Section 1.01 Purchase and Sale of Assets. (a) At the Closing provided for in Section 2.01, on the terms and subject to the conditions set forth in this Agreement, the Seller shall, or shall cause its Subsidiaries to, sell, convey, transfer, assign and deliver to the Buyer, free and clear of any and all Liens and Encumbrances (except for Permitted Encumbrances), and the Buyer shall purchase and acquire from the Seller or its Subsidiaries, as applicable, all of the right, title and interest of the Seller or its Subsidiaries, as applicable, in and to the assets and rights set forth below (collectively, the "Purchased Assets"):

            (i) all inventories of the Business including, without limitation, raw materials, work in progress, consigned goods, finished goods, packaging and labels (including, without limitation, any of the foregoing held for the benefit of the Seller or its Subsidiaries and in the possession of third party manufacturers, suppliers, dealers or others in transit) (the "Inventory");

            (ii) all master seed and production seed inventory relating to the Products or otherwise relating to the Business;

            (iii) all machinery and equipment owned or used by the Seller or any of its Subsidiaries in connection with the Business and all usable spare parts relating thereto including, without limitation, the machinery, equipment and usable spare parts set forth on Schedule 1.01(a)(iii);

            (iv) all past, current and developmental formulations, forms, specifications, processes, trade secrets, inventions for which no patents are pending, industrial rights and technological know-how owned or used by the Seller or any of its Subsidiaries relating to the Products, any of the Purchased Assets, or the Business (the "Technology") including, but not limited to, those set forth on
      Schedule 1.01(a)(iv);

            (v) all books, records, files and other data of the Seller or any of its Subsidiaries (including those stored electronically) relating to any of the Products, the Purchased Assets or the Business, including, but not limited to, machinery and equipment maintenance files, customer lists, customer purchasing histories, price lists, distribution lists, supplier lists, raw material supplier qualifications, inventory reports of raw materials, packaging, goods in process and finished goods, production data, manufacturing and quality control records and procedures (including, but not limited to, all applicable Good Manufacturing Practices ("GMPs"), customer complaint and inquiry files, research and development files, records, data and laboratory books, medical reports, files relating to the safety and effectiveness of each of the Products, adverse reaction reports, Product Registrations and regulatory files (including, but not limited to, all correspondence with any Governmental Entity), sales materials and records (including, but not limited to, pricing history, total sales, terms and conditions of sale, sales and pricing policies and practices), strategic plans, internal financial statements, marketing and promotional surveys, material and research, trademark and Intellectual Property files and import and export records, in each case relating to the Products, the Purchased Assets or the Business;

            (vi) the agreements, contracts, licenses, leases, commitments, understandings, instruments, binding obligations and arrangements (oral or written) set forth (or, in the case of oral Contracts a description of the material terms of which are set forth) in Schedule 1.01(a)(vi) (the "Assumed Contracts");

            (vii) all approvals, consents, permits, licenses, registrations, authorizations and clearances of any Governmental Entity issued or granted to the Seller or any of its Subsidiaries including, without limitation, all Product Registrations, USDA licenses, product clearances and any other product registrations relating, in each case, to any of the Products, the Purchased Assets or the Business (the "Permits") including, but not limited to, the Permits set forth on Schedule 1.01(a)(vii);

            (viii) all current and historical sales and promotional literature of the Seller or any of its Subsidiaries relating to the Products, the Purchased Assets or the Business, including, but not limited to, promotional pamphlets and brochures, historical and current television, radio and other media advertising, historical and current print advertising and all artwork relating to sales and promotional literature;

            (ix) all current and historical sales and promotional material (other than sales and promotional literature) of the Seller or any of its Subsidiaries relating to the Products, the Purchased Assets or the Business, including, but not limited to, samples, premium and promotional items;

            (x) all labels, logos, graphics and associated artwork, all current and historical packaging, and all litho screens, master silk screens, printing plates and associated tooling and material, in each case owned or used by the Seller or any of its Subsidiaries relating to the Products, the Purchased Assets or the Business including, but not limited to, those set forth on Schedule 1.01(a)(x);

            (xi) all Intellectual Property including the goodwill associated therewith, and the Seller's or its Subsidiaries' right to sue for, and remedies against, past, present or future infringements thereof, and rights of priority and protection of interest therein;

            (xii) each and every parcel of real property or interests in real property owned ("Owned Real Property"), held under lease ("Leased Real Property") or used by Seller or any of its Subsidiaries in the conduct of the Business, including, without limitation, any buildings, structures and improvements located thereon, all fixtures attached thereto, all off street parking rights and spaces, all fixtures, equipment and machinery attached thereto, all oil, gas and mineral rights related to the foregoing, all rights in and to all strips and gores, all alleys adjoining the land, and all right in and to the land lying in the bed of any street, road or avenue, open or proposed adjoining the land, all right, title and interest in and to any condemnation award or to any payment in lieu thereof for any taking or for any change in grade of any street, road or avenue thereto and all easements, rights of way, reservations, privileges, appurtenances and other estates and rights pertaining thereto held by Seller and related to the Owned Real Property or the Leased Real Property (collectively, the "Real Property");

            (xiii) except as provided in Section 1.01(b)(xii) and Section 1.02(c)(xii), all accounts receivable of the Seller or any of its Subsidiaries as of the Closing Date relating to the Business (whether or not invoices have been issued), and any and all insurance policies and letters of credit relating to the payment thereof or to customer credit;

            (xiv) all "other receivables" of the Seller or any of its Subsidiaries as of the Closing Date relating to the Business, which shall include all refunds, credits, allowances, rebates and other debt items owing by suppliers, vendors and others furnishing goods or providing services to the Business;

            (xv) all prepaid expenses, advances or deposits with or paid to third parties of the Seller or any of its Subsidiaries relating primarily to the Business;

            (xvi) all right, title and interest of the Seller or any of its Subsidiaries in or to leases, subleases, licenses or other agreements under which the Seller or any of its Subsidiaries use or occupy or have the right to use or occupy, now or in the future, any Real Property, including, without limitation, all modifications, amendments and supplements thereto and any assignments thereof (the "Real Estate Leases"), including, but not limited to those Real Estate Leases set forth on Schedule 1.01(a)(xvii);

            (xvii) all goodwill of the Seller and its Affiliates associated with each of the Business, the Division and IGI Brazil; and

            (xviii) except as provided in Section 1.01(b)(xi), all claims, causes of action, judgments, indemnity or other rights (collectively, "Claims") arising out of or relating to (A) any of the Purchased Assets arising before, on or after the Closing or (B) the conduct of the Business to the extent arising after the Closing.

      (b) Notwithstanding anything in this Agreement to the contrary, specifically excluded from the Purchased Assets are the right, title and interest of the Seller or any of its Subsidiaries in or to any of following (collectively, the "Excluded Assets"):

            (i) except to the extent incorporated in the Products as of the Closing Date, all right, title and interest of the Seller or any of its Subsidiaries in or to the Novasome(R) technology;

            (ii) all machinery, equipment and other tangible property owned or used by Seller or any of its Subsidiaries not used in connection with the Business and not specifically set forth in
      Schedule 1.01(a)(iii);

            (iii) all cash, short term investments and cash equivalents held by the Seller or any of its Subsidiaries;

            (iv) all agreements, contracts, leases, licenses, commitments, understandings, instruments or any other binding obligation or arrangement (oral or written) to which the Seller or any of its Subsidiaries is a party or by which any of the Purchased Assets is bound or subject or which relates in any manner to the Business, in each case not specifically set forth in Schedule 1.01(a)(vi);

            (v) except as provided in Section 1.01(a)(xiii), all insurance policies of the Seller or any of its Subsidiaries and any rights thereunder;

            (vi) all books, records, files and data (including those stored electronically) of the Seller or any of its Subsidiaries (A) not relating to any of the Products, the Purchased Assets or the Business, or (B) prepared in connection with this Agreement or the other Transaction Agreements or the transactions contemplated hereby and thereby (including all minute books and corporate records of the Seller and its Subsidiaries);

            (vii) all claims, causes of action, judgments, indemnity or other rights arising out of or relating to any of the Excluded Assets or Retained Liabilities;

            (viii) all refunds, credits or overpayments with respect to Taxes;

            (ix) all rights of the Seller and any of its Subsidiaries arising under this Agreement or the other Transaction Agreements or the transactions contemplated hereby and thereby;

            (x) all approvals, consents, permits, licenses, registrations, authorizations or clearances of the Seller or any of its Subsidiaries from any Governmental Entity that relate primarily to any Excluded Asset and are not set forth on Schedule 1.01(a)(vii);

            (xi) all Claims arising out of or relating to former directors, officers, employees, agents, advisors, consultants or other representatives of the Seller;

            (xii)  all accounts receivable of the Seller set forth on
      Schedule 1.01(b)(xii) and any and all accounts receivable due to the Seller from any Governmental Entity;

            (xiii) any asset, property, right, contract or other agreement that is not included within the Purchased Assets; and

            (xiv) all of the issued and outstanding capital stock of IGI do Brasil Ltda., a corporation organized and existing under the laws of the Federative Republic of Brazil ("IGI Brazil").

      Section 1.02 Purchase Price (a) In consideration of the sale, conveyance, transfer, assignment and delivery of the Purchased Assets by the Seller or its Subsidiaries, as applicable, pursuant to Section 1.01(a), the Buyer agrees to (i) pay to the Seller in accordance with Section 1.03 U.S. $12,500,000 (Twelve Million Five Hundred Thousand United States Dollars) in the aggregate (subject to the adjustments, if any, contemplated by Section 1.07, the "Purchase Price") in cash at Closing, and (ii) undertake, assume and agree to perform, and otherwise pay, satisfy and discharge, and to indemnify and hold harmless the Seller and its Subsidiaries from and against the following liabilities, obligations, claims, demands, expenses, damages or responsibilities, if any, of any of the Seller or its Subsidiaries whether known or unknown, absolute, accrued, contingent or otherwise and whether due or to become due (the "Assumed Liabilities"):

            (i) except as provided in Section 1.02(c)(xii), all accounts payable and accrued expenses owed to any third party, of the Seller or any of its Subsidiaries related to the Purchased Assets or the Business;

            (ii) all liabilities and obligations of the Seller or any of its Subsidiaries under the Assumed Contracts, the Real Estate Leases and the Permits to the extent included in the Purchased Assets and to the extent arising and relating to any period after the Closing; and

            (iii) all liabilities and obligations relating to the Purchased Assets or the Business, in each case to the extent arising out of and relating to any period after the Closing and not otherwise included in the Retained Liabilities.

      (b) On the terms and subject to the conditions set forth in this Agreement, the Instrument of Assignment and Assumption and the Assignment of Real Estate Leases, at the Closing, the Seller or its Subsidiaries shall assign to the Buyer all of their rights under the Assumed Contracts, the Real Estate Leases and the Permits and all of their obligations under the Assumed Contracts, the Real Estate Leases and the Permits, in each case to the extent such obligations arise after the Closing, and the Buyer shall accept the assignment of all of the Seller's or its Subsidiaries' rights thereunder and shall assume all of the Seller's or its Subsidiaries' obligations thereunder, to the extent such obligations arise after the Closing; provided, however, that the Seller or its Subsidiaries shall assign such rights and obligations only to the extent that such rights and obligations are assignable under such Assumed Contracts, Real Estate Leases and Permits and Applicable Law, and no action hereunder shall constitute an assignment thereof, except to such extent and provided, further, that to the extent the consent of any Person to the assignment, or notice to a third party of the assignment, is required pursuant to the terms of such Assumed Contract, Real Estate Lease or Permit or Applicable Law, no assignment or attempted assignment will be deemed to have been effected by the provisions of this Agreement without such consent or notice. To the extent that Applicable Law permits such an assignment and the notice to or consent of any Person is required, the Seller or its Subsidiaries shall deliver to, and obtain from, the applicable Person or Governmental Entity the required consent or notice in accordance with the terms and conditions of the applicable Assumed Contract, Real Estate Lease or Permit, and shall use commercially reasonable efforts to obtain any required consents, upon terms substantially similar to those enjoyed by the Seller or its Subsidiaries under such Assumed Contract, Real Estate Lease or Permit, prior to the Closing Date. To the extent that Applicable Law does not permit the Seller or its Subsidiaries to assign any Assumed Contract that would otherwise constitute a Purchased Asset, the Seller or its Subsidiary that is a party to such Contract shall (i) provide to the Buyer, at the request of the Buyer, the benefits of any such Contract, and (ii) enforce and perform, at the request and reasonable expense of the Buyer, for the account of the Buyer, any rights or obligations of the Seller or its Subsidiaries arising from any such Contract against or in respect of any third party, including the right to elect to terminate any Contract in accordance with the terms thereof upon the advice of the Buyer, or otherwise enter into with the Buyer such other arrangements sufficient to provide equivalent benefits and burdens to the Buyer; provided that the Buyer shall reimburse the Seller or its Subsidiaries for reasonable out-of-pocket expenses incurred by the Seller or its Subsidiaries in connection with entering into any such other arrangement.

      (c) Notwithstanding anything in this Agreement to the contrary, the Buyer shall not assume, and the Seller shall be responsible for the payment, satisfaction, performance and discharge of, and shall indemnify and hold harmless the Buyer and its respective Affiliates from and against all liabilities, obligations, claims, demands, expenses, damages or responsibilities of the Seller or any of its Subsidiaries other than the Assumed Liabilities, whether known or unknown, absolute, accrued, contingent or otherwise and whether due or to become due including, but not limited to, the following (collectively, the "Retained Liabilities"):

            (i) any and all liabilities and obligations of the Seller or any of its Subsidiaries for Taxes related to any of the Products, the Purchased Assets or the Business that relate to any Pre-Closing Tax Period;

            (ii) any and all liabilities and obligations of the Seller or any of its Subsidiaries relating to or arising out of the Excluded Assets;

            (iii) any and all liabilities and obligations of the Seller or any of its Subsidiaries relating to any Proceeding or relating to or arising out of any violation by the Seller or any of its Subsidiaries or failure to comply by the Seller or any of its Subsidiaries with any Applicable Law or any request of any Governmental Entity prior to the Closing including, without limitation, any and all liabilities and obligations relating to or arising out of the settlement arrangement described on Schedule 1.02(c)(vii) (the "Settlement Arrangement");

            (iv) except for unpaid salaries shown in Accrued Liabilities on the Final Statement of Working Capital, any and all liabilities and obligations of the Seller or any of its Subsidiaries relating to any current or former employees (including, but not limited to, the Transferred Employees with respect to periods ending on or prior to the Closing Date) of the Seller or any of its Subsidiaries including, but not limited to, liabilities and obligations for payment of any federal, state and local payroll Taxes or arising under or through any collective bargaining agreement or any employment bonus, pension, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, phantom stock, retirement, vacation, severance, disability, workers' compensation, death benefit, hospitalization, medical or other plan, arrangement or understanding (whether or not legally binding) providing benefits to any of the Seller's or any of its Subsidiaries' current or former employees, officers or directors (collectively, "Benefit Plans");

            (v) any and all liabilities and obligations of the Seller or any of its Subsidiaries arising out of or relating to the Assumed Contracts, the Real Estate Leases and the Permits that are included in the Purchased Assets, in each case to the extent arising out of or relating to any period prior to the Closing;

            (vi) any and all liabilities and obligations of the Seller or any of its Subsidiaries in respect of any Product manufactured or sold by the Seller or any of its Subsidiaries prior to the Closing including, without limitation, any product liability claims or litigation or any liabilities and obligations for refunds, adjustments, allowances, exchanges, returns and warranty, merchantability and other claims, in each case with respect to Products manufactured or sold prior to the Closing, including, without limitation, all Proceedings of any nature relating to any such liability or obligation;

            (vii) any and all liabilities and obligations of the Seller or any of its Subsidiaries relating to any Proceeding or any other claims whatsoever against or otherwise involving the Product, the Business or any of the Purchased Assets arising on, prior to or after the Closing which relate to the conduct of the Business on or prior to the Closing including, but not limited to, the manufacture, marketing, labeling or sale of the Products prior to the Closing;

            (viii) any and all liabilities and obligations of the Seller or any of its Subsidiaries to the extent arising out of or relating to the conduct of the Business or any portion thereof prior to the Closing, or the ownership, use, lease, or sale of any property or assets (including, but not limited to, any of the Purchased Assets) owned, used, leased or sold by the Seller or any of its Subsidiaries prior to the Closing Date;

            (ix) any and all liabilities and obligations of the Seller or any of its Subsidiaries relating to indebtedness owed by the Seller or any of its Subsidiaries to third parties (including, but not limited to, banks, leasing companies or other financial institutions);

            (x) any and all liabilities and obligations of the Seller or any of its Subsidiaries arising under any Environmental Law with respect to any period on or prior to the Closing Date;

            (xi) all accounts payable and accrued expenses owed to third parties of the Seller or any of its Subsidiaries and all other liabilities set forth on Schedule 1.02(c)(xi);

            (xii) any and all liabilities and obligations of the Seller or any of its Subsidiaries with respect to credit balances in the account receivable of the Business as of the Closing Date; and

            (xiii) any and all liabilities and obligations not specifically assumed by the Buyer pursuant to Section 1.02(a).

      (d) For purposes of the Assumed Liabilities and the Retained Liabilities, whenever reference is made to liabilities and obligations, such reference shall be deemed to include any liabilities, obligations, claims, demands, expenses, damages or responsibilities pertaining thereto, whether known or unknown, absolute, accrued, contingent or otherwise, and whether due or to become due.

      Section 1.03 Payment of Purchase Price. At the Closing, the Buyer shall (a) deliver to the Seller U.S.$12,000,000 (Twelve Million United States Dollars) (the "Closing Payment") in immediately available funds by wire transfer to an account or accounts designated by the Seller or any of its Subsidiaries at least three (3) business days prior to the Closing Date and (b) deposit with The Chase Manhattan Bank (or another mutually acceptable escrow agent) (the "Escrow Agent") U.S.$500,000 (Five Hundred Thousand United States Dollars) by certified or official bank checks, or by wire transfer of immediately available funds (the "Escrow Deposit") under the terms of the Escrow Agreement (the "Escrow Agreement") to be executed at the Closing in the form attached hereto as Exhibit A. Release of the Escrow Deposit will be permitted only in accordance with the terms and conditions of the Escrow Agreement.

      Section 1.04 Allocation of Purchase Price. The Purchase Price shall be allocated by the parties in accordance with the allocations set forth in Schedule 1.04. Neither the Seller nor the Buyer shall take any position on any return, declaration, report or information return or statement relating to Taxes inconsistent with any allocation set forth in
Schedule 1.04, unless so required by Applicable Law. Notwithstanding any other provision of this Agreement, the agreement set forth in this Section
1.04 shall survive the Closing Date indefinitely.

      Section 1.05 Further Assurances. At the Closing and from time to time after the Closing, at the reasonable request of the Buyer and without further consideration, the Seller shall promptly execute and deliver, or cause its Subsidiaries to promptly execute and deliver, to the Buyer such agreements, certificates and other instruments of sale, conveyance, assignment and transfer, and take such other action, as may be reasonably requested by the Buyer (i) more effectively to sell, convey, assign and transfer to and vest in the Buyer (or to put the Buyer in possession of) any of the Purchased Assets (including, without limitation, the Assumed Contracts, the Real Property, the Permits, the Product Registrations, the Intellectual Property and the Technology) or (ii) to assist the Buyer in registering the Intellectual Property with the appropriate Governmental Entities in any jurisdiction requested by the Buyer. In addition, at the Closing and from time to time after the Closing, at the reasonable request of the Buyer and without further consideration, the Seller shall take, or cause to be taken, all actions, and do, or cause to be done, and assist and cooperate with the Buyer in doing, all things necessary, proper or advisable in connection with the preparation and filing with the appropriate Governmental Entities of all documents required to be prepared and filed in connection with the transfer of the Permits and the Product Registrations to the Buyer pursuant to this Agreement.

      Section 1.06 Instrument of Assignment and Assumption. At the Closing, the Buyer and the Seller shall execute and deliver, or the Seller shall cause its Subsidiaries to execute and deliver, the Instrument of Assignment and Assumption in the form attached hereto as Exhibit B (the "Instrument of Assignment and Assumption").

      Section 1.07 Assignment and Assumption of Real Estate Leases. (a) At the Closing, the Buyer and the Seller shall execute and deliver, or the Seller shall cause any Subsidiary holding a leasehold interest in any portion of the Real Property to execute and deliver, the Assignment and Assumption of Leases in the form attached hereto as Exhibit C (the "Assignment of Real Estate Leases").

      (b) Lease of Certain Portions of the Seller's Property. At the Closing, the Buyer and Seller shall enter into a lease substantially in the form attached hereto as Exhibit E (the "Building 27 Lease"), pursuant to which Seller shall demise to Buyer, and Buyer shall lease from Seller, for the term and otherwise upon the terms and conditions set forth in the Building 27 Lease, certain portions of the corporate annex site of Seller, which site is located at Lincoln Avenue and Wheat Road, Buena, New Jersey, including but not limited to Building 27 of the corporate annex site ("Leased Premises").

      Section 1.08 Post Closing Adjustment. (a) Preliminary Statement of Working Capital. On or prior to the date which is sixty (60) days after the Closing Date, the Buyer will prepare or cause to be prepared by its independent accountant a preliminary statement of working capital (the "Preliminary Statement of Working Capital") setting forth (i) the Current Assets and Current Liabilities of the Business and (ii) the Net Working Capital of the Business, in each case as of the Closing Date. For purposes of this Agreement, (A) "Current Assets" shall mean the aggregate of inventory (net of reserves) (the "Inventory Amount") and accounts receivable (net of allowances) and, (B) "Current Liabilities" shall mean the aggregate of accounts payable, accrued commissions, accrued distributor commissions, accrued freight, accrued payroll and accrued royalties and (C) "Net Working Capital" shall mean Current Assets minus Current Liabilities. The Preliminary Statement of Working Capital shall be prepared in accordance with U.S. GAAP applied on a basis consistent with those applied by the Seller in connection with the Business prior to the Closing Date and shall reflect the results of the physical inventory count to be performed by or on behalf of the Buyer within three (3) Business Days prior to the Closing Date. The Buyer agrees that the Seller and its representatives shall have the right to observe the performance of the physical inventory count contemplated by this Section 1.08(a). Without limiting any other obligation of the Seller under this Agreement, the Seller will make available or cause to be made available to the Buyer and its representatives upon reasonable notice and at reasonable times all personnel necessary to assist the Buyer and its representatives in connection with the preparation of the Preliminary Statement of Working Capital.

      (b) Review of Preliminary Statement of Working Capital. On or prior to the date on which the Preliminary Statement of Working Capital is due (as contemplated by Section 1.08(a)), the Buyer shall deliver to the Seller the Preliminary Statement of Working Capital. The Seller and its independent accountant may review the Preliminary Statement of Working Capital and may make inquiry of the Buyer and its representatives, and the Buyer will make available to the Seller and its representatives, as reasonably requested by the Seller, all books and records relating to the Preliminary Statement of Working Capital deemed reasonably necessary by the Seller in connection with their review thereof. The Preliminary Statement of Working Capital shall be binding and conclusive upon, and deemed accepted by, the Seller unless the Seller shall have notified the Buyer in writing of any objections thereto consistent with the provisions of this
Section 1.08 within thirty (30) days after receipt thereof. The written notice delivered by the Seller to the Buyer under this Section 1.08(b) shall specify in reasonable detail each item on the Preliminary Statement of Working Capital that the Seller disputes, a summary of the reasons for such dispute and the portion of the Purchase Price Adjustment, if any, which the Seller does not dispute.

      (c) Disputes. Disputes between the Buyer and the Seller relating to the Preliminary Statement of Working Capital that cannot be resolved by the Buyer and the Seller within thirty (30) days after receipt by the Buyer of the notice referred to in Section 1.08(b) may be referred thereafter for decision at the insistence of either the Buyer or the Seller to one of the U.S. "Big Five" accounting firms as agreed to by the Buyer and the Seller (the "Arbiter"). If within 30 days of notice of objection by the Seller pursuant to Section 1.08(b) the agreed upon accounting firm declines to accept its appointment as Arbiter or the Buyer and the Seller are unable to agree on the selection of an independent nationally recognized accounting firm that will agree to act as Arbiter, then either the Buyer or the Seller may request the American Arbitration Association to appoint such a firm, and such appointment shall be conclusive and binding on all of the parties hereto. Promptly, but no later than thirty (30) days after its acceptance of its appointment as Arbiter, the Arbiter shall determine, based solely on presentations by the Buyer and the Seller, and not by independent review, those items in dispute on the Preliminary Statement of Working Capital and shall render a written report as to the resolution of each dispute and the resulting calculation of the Final Statement of Working Capital. The Arbiter shall have exclusive jurisdiction over, and resort to the Arbiter as provided in this Section 1.08(c) shall be the sole recourse and remedy of the parties against one another or any other Person with respect to, any disputes arising out of or relating to the Preliminary Statement of Working Capital and/or the Final Statement of Working Capital; and the Arbiter's determination shall be conclusive and binding on all of the parties hereto and shall be enforceable in a court of law. The fee of the Arbiter shall be borne fifty percent (50%) by the Seller and fifty percent (50%) by the Buyer unless the Arbiter decides, based on its determination with respect to the reasonableness of the respective positions of the Buyer and the Seller that the fee shall be borne in unequal proportions. The Buyer will make available to the Seller upon reasonable notice at reasonable times the work papers used in preparing the Preliminary Statement of Working Capital (to the extent the Buyer can afford the Seller with access to such workpapers) in connection with (i) the review by the Seller of the Preliminary Statement of Working Capital and (ii) the resolution by the parties hereto of any disputes relating thereto.

      (d) Final Statement. The Preliminary Statement of Working Capital shall become final and binding upon the parties hereto upon the earlier of
(i) the failure by the Seller to object thereto within the period permitted under, and otherwise in accordance with the requirements of, Section 1.08(b), (ii) the written agreement between the Buyer and the Seller with respect thereto and (iii) the decision by the Arbiter with respect to disputes under Section 1.08(c). The Preliminary Statement of Working Capital, as adjusted pursuant to the written agreement of the parties hereto or the decision of the Arbiter, when final and binding, is referred to herein as the "Final Statement of Working Capital". The parties shall deliver or cause to be delivered to the Escrow Agent a copy of the Final Statement of Working Capital.

      (e) Adjustments to Purchase Price. As soon as practicable (but not more than five (5) Business Days) after the determination of the Final Statement of Working Capital in accordance with this Section 1.08:

            (i) there shall be an immediate downward adjustment in the Purchase Price equal to the excess, if any, of (A) the Net Working Capital of the Business as determined using the Reference Balance Sheet over (B) the Net Working Capital of the Business as set forth on the Final Statement of Working Capital; or

            (ii) there shall be an immediate upward adjustment to the Purchase Price equal to the excess, if any, of (A) the Net Working Capital of the Business as set forth on the Final Statement of Working Capital over (B) the Net Working Capital of the Business as determined using the Reference Balance Sheet.

provided, however, that there shall be no adjustment to the Purchase Price pursuant to Section 1.08(e)(i) or (ii) unless such excess amount exceeds U.S.$100,000. The adjustment to Purchase Price provided for in this section is hereinafter referred to as the "Purchase Price Adjustment."

      (f) Undisputed Amounts. Notwithstanding anything to the contrary set forth in this Section 1.08, pending resolution of all disputed items with respect to the Preliminary Statement of Working Capital, that portion of the Purchase Price Adjustment that is not in dispute, if any, shall be paid to the Buyer or the Seller, as the case may be, within five (5) days after the delivery by the Seller to the Buyer or the Seller, as the case may be, of the notice described in Section 1.08(b).

      (g)  Interest.  All payments required to be made pursuant to this
Section 1.08 shall be paid to the Buyer or the Seller, as the case may be, together with any and all interest at a rate per annum equal to the "prime" commercial lending rate quoted by the Escrow Agent as of the Closing Date and accruing from the date which is thirty (30) days after the Closing Date to the date of payment.


                                 ARTICLE II

                                   CLOSING
                                   -------

      Section 2.01 Closing Date. The closing of the transaction contemplated hereby (the "Closing") shall take place at the offices of Winthrop, Stimson, Putnam & Roberts, One Battery Park Plaza (24 Whitehall Street), New York, New York, as soon as possible, but in no event later than five (5) Business Days after satisfaction (or waiver) of the conditions set forth in Article VII (except for the conditions which by their terms are to be satisfied at or immediately prior to the Closing) or such other time or date as the Buyer and the Seller agree in writing. The time and date upon which the Closing occurs is herein referred to as the "Closing Date."

      Section 2.02   Instruments of Conveyance, Transfer, Assumption, Etc.
(a) The Seller shall execute and deliver, or cause its Subsidiaries, mortgagees or lessees, as appropriate, to execute and deliver, to the Buyer at the Closing:

            (i)  the Bill of Sale;

            (ii)  a receipt for the Purchase Price;

            (iii)  the Instrument of Assignment and Assumption;

            (iv) the Assignment of Trademarks, and any and all documents, agreements, certificates and other instruments as may be necessary to register the Intellectual Property in the name of the Buyer in any jurisdiction requested by the Buyer;

            (v) an assignment of any Copyrights, and any and all documents, agreements, certificates and other instruments as may be necessary to transfer the copyrights to the Buyer;

            (vi) the Assignment of Proprietary Processes, and any and all documents, agreements, certificates and other instruments as may be necessary to register the patents in the name of the buyer;

            (vii)  the Non-Competition Agreement;

            (viii)  the Registrant Name Change Agreement;

            (ix)  a Transition Services Agreement as mutually agreed;

            (x)  the Escrow Agreement;

            (xi) the documents required to be filed with the appropriate Governmental Entities in connection with the transfer to the Buyer of the Product Registrations and the Permits;

            (xii) with respect to each parcel of Owned Real Property, a warranty deed with covenant against Seller's acts, in proper recordable form and sufficient to vest in Buyer good, indefeasible and marketable title to, and fee simple ownership of, each parcel of Owned Real Property (the "Deed"), a form of which Deed is attached hereto as Exhibit D, together with such affidavits as may be required by Applicable Law, in proper form for recordation;

            (xiii) with respect to that certain parcel of Leased Real Property located at 1146 Airport Parkway, Gainesville, Georgia (the "Georgia Leased Property"), a quitclaim deed in proper recordable form and sufficient to vest in Buyer all of Seller's right, title and interest in and to the Georgia Leased Property;

            (xiv)  the Building 27 Lease;

            (xv) an affidavit, sworn to under penalty of perjury, setting forth Seller's name, address and federal tax identification number and stating that the Seller is not a "foreign person" within the meaning of Section 1445 of the Internal Revenue Code of 1986, as amended, and the decisions, regulations and rulings pertaining thereto (the "Code");

            (xvi)  the Assignment of Real Estate Leases;

            (xvii) appropriate state, county and city transfer tax returns with respect to the Real Property;

            (xviii) with respect to each Real Estate Lease, consents, estoppel certificates and non-disturbance agreements from each lessor, ground lessor, and/or sublessor, and the mortgagees or lenders of such lessors, ground lessors or sublessors in form reasonably satisfactory to Buyer;

            (xix) with respect to each parcel of Owned Real Property, a letter of zoning compliance from the appropriate county or other governmental authority having jurisdiction over such parcel;

            (xx) such other documents and certificates as the Title Company (as hereinafter defined) may require to evidence the Seller's authority, and the authority of the person or persons executing documents on behalf of the Seller, to consummate the transactions contemplated by this Agreement;

            (xxi) a certificate of the Secretary of the Seller certifying that the resolutions adopted by the Board of Directors (or the equivalent thereof) attached thereto were duly and validly adopted and are in full force and effect, and authorize the execution and delivery by such Seller of this Agreement and the other Transaction Agreements to which such Seller is a party, and the performance by such Seller of its obligations hereunder and thereunder;

            (xxii) a certificate of the Secretary of the Seller as to the incumbency of certain of such Seller's officers and certifying that the copies the Seller's articles and by-laws attached thereto are true and correct;

            (xxiii) each of the certificate and other documents contemplated by Section 7.02 hereof; and

            (xxiv) such other agreements, certificates and other instruments required to be delivered by the Seller under this Agreement or any of the other Transaction Agreements or as the Buyer or its counsel may reasonably request to consummate the transactions contemplated by this Agreement or the other Transaction Agreements.

      (b)  The Buyer shall execute and deliver to the Seller at the
Closing:

            (i) by wire transfer in immediately available funds to the account or accounts designated by the Seller, the Purchase Price;

            (ii)  the Escrow Agreement;

            (iii)  the Instrument of Assignment and Assumption;

            (iv)  the Assignment of Trademarks;

            (v)  the Assignment of Copyrights;

            (vi)  the Assignment of Proprietary Processes;

            (vii) the Non-Competition Agreement;

            [(viii)  the Registrant Name Change Agreement;]

            (ix)  the Transition Services Agreement as mutually agreed;

            (x)  the Assignment of Real Estate Leases;

            (xi)  the Building 27 Lease;

            (xii) a certificate of the Secretary of the Buyer certifying that the resolutions adopted by the Buyer's Board of Directors attached thereto were duly and validly adopted and are in full force and effect, and authorize the execution and delivery by the Buyer of this Agreement and the other Transaction Agreements to which it is a party, and the performance by the Buyer of its obligations hereunder and thereunder;

            (xiii) a certificate of the Secretary of the Buyer as to the incumbency of certain officers of the Buyer and certifying that the copies of the Buyer's certificate of incorporation and by-laws attached thereto are true and correct;

            (xiv) each of the certificates and other documents contemplated by Section 7.03 hereof; and

            (xv) such other agreements, certificates and other instruments required to be delivered by the Buyer under this Agreement or any of the other Transaction Agreements or as the Seller or its counsel may reasonably request to carry out the purpose of this Agreement or the other Transaction Agreements.


                                 ARTICLE III

                REPRESENTATIONS AND WARRANTIES OF THE SELLER
                --------------------------------------------

      The Seller represent and warrant to the Buyer as follows:

      Section 3.01 Organization, Standing and Power. The Seller and each of its Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized (which jurisdiction is listed opposite the Seller's or its Subsidiaries' name on
Schedule 3.01) and has full corporate power and authority and possesses all governmental franchises, licenses, permits, authorizations and approvals necessary or desirable to enable it to own, lease or otherwise hold its properties and assets and to conduct its businesses as presently conducted. The Seller and each of its Subsidiaries is duly qualified to do business in each jurisdiction where the nature of its business or the ownership or leasing of its properties make such qualification necessary or where the failure to so qualify could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

      Section 3.02 Authority; Execution and Delivery; Enforceability. Subject to the receipt of the approval of the stockholders of the Seller as contemplated by Section 6.06, (a) the Seller has all requisite power and authority to execute this Agreement and the Seller and each of its Subsidiaries has all requisite power and authority to execute this Agreement and the Seller and each of its Subsidiaries has all requisite power and authority to execute each of the other Transaction Agreements to which the Seller and its Subsidiaries is (or will be) a party and to consummate the transactions contemplated hereby and thereby, (b) the execution and delivery by the Seller of this Agreement and by the Seller and each of its Subsidiaries of each of the other Transaction Agreements to which the Seller and its Subsidiaries are (or will be) a party and the consummation by the Seller and each such Subsidiary of the transactions contemplated hereby and thereby, has been duly authorized by all necessary action on the part of the Seller and each such Subsidiary, and (c) the Seller has duly executed and delivered this Agreement, and this Agreement constitutes a legal, valid and binding obligation of the Seller, enforceable against the Seller in accordance with its terms.

      Section 3.03   No Conflicts; Consents.  Except as set forth in
Schedule 3.03, the execution and delivery by the Seller of this Agreement and by the Seller and each of its Subsidiaries of each of the other Transaction Agreements to which the Seller or each such Subsidiary is (or will be) a party does not, and the consummation of any transaction and compliance with the terms hereof and thereof will not, conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a benefit under, or to increased, additional, accelerated or guaranteed rights or entitlements of any Person under, or result in the creation of any Lien or Encumbrance upon assets of the Seller or any of its Subsidiaries (including, without limitation, the Purchased Assets) under, any provision of (i) the Seller's or any of its Subsidiaries' articles or by-laws, (ii) any material contract, lease (including, without limitation, the Real Estate Leases), license, indenture, mortgage, note, bond, agreement, permit, concession, franchise or other instrument to which the Seller or any of its Subsidiaries is party or by which the Seller's or any of its Subsidiaries' assets (including, without limitation, the Purchased Assets) is bound or
(iii) subject to the filings and other matters referred to in the following sentence, (A) any judgment, order, injunction, award, decree or writ ("Judgment"), (B) any federal, state, local or foreign statute, law (including, common law), code, ordinance, rule or regulation enacted, adopted, issued or promulgated by any Governmental Entity ("Applicable Law") applicable to the Seller or any of its Subsidiaries or any of their assets (including, without limitation, the Purchased Assets) or (C) any written or, to the best knowledge of the Seller, oral request of any Governmental Entity. No consent, approval, license, permit, order or authorization ("Consent") of, or registration, declaration or filing with, or notice to ("Filing"), any federal, state, local or foreign government or any court of competent jurisdiction, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, including, without limitation, the USDA (a "Governmental Entity") or any Person party to any Assumed Contract, Real Estate Lease or other issuer of any Permit, is required to be obtained or made by or with respect to the Seller or any of its Subsidiaries in connection with the execution, delivery and performance of any transaction contemplated by this Agreement or any other Transaction Agreements, other than the Consents and Filings set forth in Schedule 3.03.

      Section 3.04 Financial Statements; Undisclosed Liabilities. (a) Set forth as Schedule 3.04 are the following financial statements of the Seller (the "Financial Statements"): (i) audited consolidated balance sheets for each of the fiscal years ended December 31, 1997, 1998 and 1999, respectively; (ii) audited consolidated statements of income; (iii) audited consolidated statements of cash flows for each of the three fiscal years ended December 31, 1997, December 31, 1998 and December 31, 1999; (iv) an unaudited balance sheet of the Business for each of the fiscal years ended December 31, 1998 and 1999; and (v) an unaudited balance sheet of the Business for the three months ended March 31, 2000 (the "Reference Balance Sheet"). Except as noted therein and except for normal year-end adjustments with respect to the Financial Statements, all such Financial Statements (including, without limitation, the Reference Balance Sheet) are true, complete and correct, were prepared in accordance with United States generally accepted accounting principles ("U.S. GAAP") consistently applied throughout the periods indicated and present fairly the consolidated financial position of the Seller and its Subsidiaries at and as of such dates and the consolidated results of operations and consolidated cash flows for the periods then ended.

      (b) There are no liabilities, debts, obligations or claims relating to the Business of any nature, absolute or contingent, except (i) as and to the extent reflected or reserved against on the Reference Balance Sheet;
(ii) specifically described and identified as an exception to this paragraph in any of the schedules delivered by the Seller to the Buyer pursuant to this Agreement; (iii) incurred since the date of the Reference Balance Sheet in the ordinary course of business consistent with prior practice; or (iv) open purchase or sales orders or agreements for delivery of goods and services in the ordinary course of business consistent with prior practice, provided that, as of the Closing Date, neither the Seller nor any Subsidiary shall be in default thereunder.

      Section 3.05 Absence of Certain Changes or Events. Except as set forth on Schedule 3.05, the Business has been conducted in the ordinary course of business consistent with past practice, and there has not been any:

            (a) event, change, effect or development that, individually or in the aggregate, has had or could reasonably be expected to have a Material Adverse Effect on the Products, the Purchased Assets or the Business;

            (b) change in accounting methods, principles or practices by the Seller or any its Subsidiaries affecting the assets (including, without limitation, the Purchased Assets), liabilities or results of operations of the Business;

            (c) waiver of any right under any Assumed Contract or any Permit;

            (d) sale, lease, license or other disposition of or subjecting to any Lien or Encumbrance any properties or assets of the Business (including, without limitation, the Purchased Assets), except sales of Inventory and excess or obsolete assets in the ordinary course of business consistent with past practice;

            (e) acquisition or agreement to acquire any assets for use in connection with the Business that are material, individually or in the aggregate, to the Business, except purchases of Inventory or other assets in the ordinary course of business consistent with past practice;

            (f) (i) waiver of any claims or rights related to the Business and included in the Purchased Assets or (ii) waiver of any benefits of, or agreement to modify in any manner, any confidentiality, standstill or similar agreement to which the Seller or any its Subsidiaries is a party and relating to any of the Products, the Purchased Assets or the Business; or

            (g) termination or failure to renew any Assumed Contract, or termination or failure to renew, or receipt of any written threat (that was not subsequently withdrawn) to terminate or fail to renew, any Permit.

      Section 3.06 Taxes. (a) For purposes of this Agreement, (i) "Tax" or "Taxes" shall mean all federal, state, local, provincial and foreign taxes and similar assessments, including all interest, penalties and additions imposed with respect to such amounts; (ii) "Pre-Closing Tax Period" shall mean all taxable periods ending on or before the Closing Date and the portion of any taxable period prior to the Closing Date of any taxable period that includes (but does not end on) the Closing Date and
(iii) "Returns" shall mean returns, reports or forms, including information returns.

      (b) Except as set forth on Schedule 3.06, the Seller has filed or caused to be filed in a timely manner (within any applicable extension periods), all Tax Returns required to be filed by or on behalf of the Seller or any of its Subsidiaries relating to the Business, or any of the Purchased Assets required by applicable federal, state, local, provincial or foreign tax laws to be filed by it prior to or as of the Closing Date, and each such Return is true, complete and correct in all material respects.

      (c) Except as set forth on Schedule 3.06, the Seller or its Subsidiaries has timely paid or accrued or has caused to be timely paid or accrued all Taxes relating to the Business and each of the Purchased Assets shown to be due on any such Return described in Section 3.06(b). No Tax Liens have been filed and remain outstanding with respect to the Business or any of the Purchased Assets and no claims are being asserted in a writing received by the Seller or any its Subsidiaries with respect to any such Taxes.

      (d) Except as set forth in Schedule 3.06, neither the Seller nor any of its Subsidiaries is bound by any agreement with respect to Taxes relating to the Business or any of the Purchased Assets.

      (e) Except for the Purchased Assets disclosed in this Agreement or the Schedules hereto as leased to the Seller, the Seller owns for Tax purposes all of the Purchased Assets.

      (f) During the immediately preceding five (5) full years, with respect to the Business and the Purchased Assets, there have not been (i) any Tax audits of the Seller by any Tax authority and, to the knowledge of the Seller, the Seller has not received any notice that any such audit will be commenced, (ii) any rulings by any Tax authority requested by or issued to the Seller or (iii) any elections filed by the Seller to change any Tax accounting methods other than an election to change from "LIFO" to "FIFO" with respect to inventory.

      [(g) No election has been filed as to the classification of IGI Brazil as a partnership, corporation or disregarded entity for any United States Taxes, and the Seller has obtained (or will obtain prior to the Closing) and provide to the Buyer evidence of payment (including, without limitation, the amounts and dates of payment) of any Brazilian Tax paid on or with respect to IGI Brazil on or before the Closing Date.]

      Section 3.07 Workers' Injuries. Except as set forth in Schedule 3.07, there has not been during the past three (3) years, any actual or, to the best knowledge of the Seller, threatened claims of past or present employees of the Seller or any of its Subsidiaries employed in connection with the Business (including, without limitation, the Transferred Employees) for compensation for any material injury, disability or illness arising out of or relating to their employment by the Seller or any its Subsidiaries in connection with the Business.

      Section 3.08 Litigation. Except as set forth and described in detail on Schedule 3.08, there is (a) no outstanding Judgment of any Governmental Entity against the Seller or any of its Subsidiaries relating to the Business or any of the Purchased Assets, (b) no suit, action, claim, dispute or legal, governmental, administrative, arbitration or regulatory proceeding ("Proceeding") pending or, to the best knowledge of the Seller, threatened against the Seller or any of its Subsidiaries relating to the Business or any of the Purchased Assets, and (c) no investigation by any Governmental Entity pending or, to the best knowledge of the Seller, threatened against the Seller or any of its Subsidiaries relating to the Business or any of the Purchased Assets. Except as disclosed on Schedule 3.08, none of the items set forth in Schedule 3.08, if adversely determined against the Seller or any or its Subsidiaries, would be material to the Business or any of the Purchased Assets or adversely affect the ability of the Seller or any its Subsidiaries to consummate the transactions contemplated by this Agreement or any of the other Transaction Agreements.

      Section 3.09 Compliance with Applicable Laws. Except as set forth in Schedule 3.09, the Business is (and during the past five (5) years has been) conducted in compliance with all Applicable Laws, and with all requests of all Governmental Entities. Except as set forth in Schedule 3.09, neither the Seller nor any of its Subsidiaries has received any communication during the past five (5) years from a Governmental Entity that alleges that the Business is not conducted in compliance with any Applicable Law or with any request by such Governmental Entity. This
Section 3.09 does not relate to matters with respect to Taxes or Environmental Laws, which are the subject of Sections 3.06 and 3.10, respectively.

      Section 3.10 Environmental Matters. (a) The Seller and each of its Subsidiaries has heretofore provided the Buyer with all environmental reports, assessments and audits prepared by or on behalf of Seller, any of its Subsidiaries or any Governmental Entity at any time during the [five
(5)] year period immediately preceding the date hereof relating to the Business, or otherwise relating to the operations at the Real Property or any other manufacturing or other facility or property of the Seller or any of its Subsidiaries used primarily in connection with the Business.

      (b) Except as set forth in Schedule 3.10, (i) the Seller and each of its Subsidiaries hold, and are in compliance in all material respects with, all permits, licenses and governmental authorizations required for the Seller and each of its Subsidiaries to conduct the Business under Environmental Laws (as defined herein); (ii) neither the Seller nor any of its Subsidiaries has received any written notice of a pending or threatened action, demand, investigation or inquiry by any Governmental Entity or other Person relating to any actual or alleged violations by the Business or the Business of Environmental Laws or any actual or potential obligation to investigate or take any other action relative to the Release (as defined herein) or threatened Release of any Hazardous Materials (as defined herein) generated, disposed of, treated, stored, shipped or otherwise handled by the Business and the Business is (and during the past three (3) years has been) conducted in compliance in all material respects with all Environmental Laws; (iii) neither the Seller nor any of its Subsidiaries has entered into or agreed to any court decree or order or is subject to any Judgment relating to compliance by the Business with any Environmental Law or to the investigation or cleanup by the Business of Hazardous Materials; (iv) Hazardous Materials have not been generated, transported, treated, stored, disposed of, arranged to be disposed of, Released or threatened to be Released at, on, from or under the manufacturing facilities or any other property or facility currently owned, leased or otherwise operated by the Seller or any of its Subsidiaries primarily in connection with the Business, except in compliance with all applicable, Environmental Laws; (v) there are no underground storage tanks ("USTs") presently located at, on or under the Real Property or any other property or facility currently owned or operated by the Seller or any of its Subsidiaries and used primarily in connection with the Business and no such USTs have previously been removed or closed; and (vi) there is no asbestos, PCB containing equipment or septic system located on any property or facility currently owned or operated by the Seller or any of its Subsidiaries. As used in this Agreement, the term "Environmental Laws" means any and all applicable federal, state, local and foreign law, treaty, regulation, ordinance, judicial decision, judgment, order, decree, injunction, permit or agreement entered into, issued, or promulgated by any Governmental Entity, relating to the environment, preservation or reclamation of natural resources, or to the management, Release or threatened Release of Hazardous Materials or to human health and safety. As used in this Agreement, the term "Hazardous Materials" means any pollutant, contaminant or waste, or any toxic, radioactive or hazardous substance, chemical, material, petroleum product, constituent or waste regulated, or classified as such, in each case under any Environmental Law. As used in this Agreement, the term "Release" means any release, discharge, emission or disposal to air, water, land or groundwater.

      (c) Except as set forth in Schedule 3.10, no Environmental Law, other than ISRA, imposes any obligation upon the Seller or any of its Subsidiaries arising out of or as a condition to any transaction contemplated by this Agreement or any of the other Transaction Agreements, including, without limitation, any requirement to modify or to transfer any Permit, any requirement to file any notice or other submission with any Governmental Entity, or the modification of or provision of notice under any agreement, consent order or consent decree. No Lien or Encumbrance has been placed upon any of the Purchased Assets under any Environmental Law.

      Section 3.11 Intellectual Property. (a) Schedule 3.11(a) sets forth a true and complete list of all patents, design patents, trademarks, trade names, domain names, Internet web sites, service marks, common law marks, trade dress and copyrights and applications therefor, royalty rights and other intellectual property and proprietary rights, whether or not subject to statutory registration or protection, owned, used, filed by or licensed to the Seller and any of its Subsidiaries that relate to the Product or any other Purchased Asset, that are owned, used, filed by, applied for or licensed to the Seller and any of its Subsidiaries in connection with the Business or the Purchased Assets, or that relate in any manner to the Product or the names set forth on Schedule 3.11(a) or are or were otherwise used, previously used or created in contemplation of use for the conduct of the Business (collectively, the "Intellectual Property"). With respect to registered Intellectual Property, Schedule 3.11(a) sets forth a true and correct list of all jurisdictions in which such are registered or applied for, classifications for all trademarks, service marks and trade names, registration and application numbers, registration dates, expiration dates and the registered owners thereof. Except as set forth in Schedule 3.11(c), the Seller or its Subsidiaries own, and have the right to use, execute, reproduce, display, perform, modify, enhance, distribute, prepare derivative works of and sublicense, free and clear of any pledges, liens, charges, encumbrances, usufructs, defects in title, security interests and options, without payment of any kind to any other Person, all Technology and all Intellectual Property and the consummation of any transaction contemplated hereby or by any of the other Transaction Agreements will not conflict with, alter or impair any such rights. All of Intellectual Property set forth on Schedule 3.11(a) are valid and in full force and effect, have not been abandoned or terminated, all renewals due through the Closing Date have been filed and are not subject to any pending cancellation or reexamination Proceeding or any other Proceeding challenging their extent or validity. The Seller or its Subsidiaries own and have all rights to the Intellectual Property as are necessary in connection with the conduct of each of the Business as presently conducted.

      (b) Except as set forth on Schedule 3.11(b) neither the Seller nor its Subsidiaries own or have rights in any trademark, trade name, domain name, Internet web site or service mark that is confusingly similar to those set forth on Schedule 3.11(a).

      (c) Except as set forth in Schedule 3.11(c) (or, in the case of oral Intellectual Property Contracts, the material terms of which are described in Schedule 3.11(c)), neither the Seller nor its Subsidiaries is bound by or a party to any agreement, contract, lease, option, license, commitment, instrument or any other binding obligation or arrangement (oral or written) relating to the Intellectual Property or the Technology (the "Intellectual Property Contracts"). Except as set forth in Schedule 3.11(c), the Seller and its Subsidiaries (i) own all Intellectual Property and Technology free and clear of any claims of others and of all Liens (other than the Intellectual Property and Technology that is used pursuant to any Intellectual Property Contract set forth in Schedule 3.11(c)) and (ii) have the legal right to use all of the Intellectual Property and Technology that is used pursuant to an Intellectual Property Contract set forth in Schedule 3.11(c). The Seller and its Subsidiaries have paid all required filing and registration fees in connection with the Intellectual Property and the Technology. None of the Intellectual Property or Technology violates, conflicts with or infringes any patents, design patents, trademarks, trade names, service marks, common law marks, domain names, trade dress, industrial property and copyrights and any other Intellectual Property rights and applications therefor of any other Person. Except as set forth in Schedule 3.11(c), (i) no claims are pending or, to the best knowledge of the Seller or any of its Subsidiaries, threatened, against the Seller by any Person with respect to the ownership, validity, enforceability, effectiveness or use of any Intellectual Property or Technology and (ii) during the past three (3) years, neither the Seller nor any of its Subsidiaries has received any written communications alleging that the Seller or any of its Subsidiaries has violated any rights relating to any patents, design patents, trademarks, trade names, service marks, common law marks, domain names, trade dress, industrial property and copyrights and any other Intellectual Property rights and applications therefor of any Person or asserting any infringement, dilution, unfair competition or conflict with the asserted rights of any other Person in connection with the use by any of the Seller or any of its Subsidiaries of any of the Intellectual Property or Technology.

      (d) Except as set forth in Schedule 3.11(d), the Seller or any of its Subsidiaries are the applicant of record in all pending patent applications and applications for trademark, trade name service mark or copyright registration related to the Business and no action of opposition or interference or final refusal has been received by the Seller or any of its Subsidiaries in connection with any such application. Except as set forth in Schedule 3.11(d), neither Seller nor any of its Subsidiaries is a party to or bound by any Contract or Judgment which limits the use by the Seller of any of the Intellectual Property or Technology (other than the Intellectual Property and Technology used pursuant to any Intellectual Property Contract set forth in Schedule 3.11(d)).

      (e) The Intellectual Property and the Technology has been maintained in confidence in accordance with protection procedures customarily used in the industries of the Seller and each of its Subsidiaries to protect rights of like importance. No former or current officer or other employee of the Seller or any of its Subsidiaries employed in connection with the Business, including all former and current employees, agents, consultants and independent contractors of the Seller or any of its Subsidiaries, has any claim against the Seller or any of its Subsidiaries in connection with such Person's involvement in the conception and development of any Intellectual Property or Technology and no such claim has been asserted or is threatened. None of the current officers and employees of the Seller or any of its Subsidiaries have any patents issued or applications pending for any device, process, design or invention of any kind now used or needed by the Business, which patents or applications have not been assigned to the Seller or its Subsidiaries.

      Section 3.12 Contracts. Except as set forth in Schedule 3.12 (or, in the case of oral Contracts, the material terms of which are described in
Schedule 3.12), neither of the Seller or its Subsidiaries is a party to or bound by any agreement, contract, lease (including without limitation the Real Estate Leases), option, license, commitment, instrument or any other binding obligation or arrangement (oral or written) by or to which any of the Purchased Assets are bound or subject or which are material to the conduct of the Business (collectively, the "Contracts") including, without limitation, any:

            (a) covenant not to compete (other than pursuant to any radius restriction contained in any lease, reciprocal easement or development, construction, operating or similar agreement) or other covenant of the Seller or any of its Subsidiaries (i) limiting or restricting the development, manufacture, marketing, distribution or sale of any of the Products or any future line extension of the Products into other forms or (ii) limiting or restricting the ability of the Seller or any of its Subsidiaries from entering into any market or line of business or competing with any Person in connection with the Business;

            (b) Contracts with any Affiliate of the Seller or any of its Subsidiaries or any director, officer, stockholder or employee of the Seller or any of its Subsidiaries;

            (c)  advertising Contracts;

            (d) continuing Contract for the future purchase or price of raw materials, supplies or equipment;

            (e)  Contracts with distributors or other sales representative;

            (f)  Contracts with customers;

            (g) management, employment, service, consulting, severance or other similar type of Contract;

            (h) Contracts relating in whole or in part to the Intellectual Property or the Technology (including any Contract under which the Seller or any of its Subsidiaries are licensees or licensors of any such Intellectual Property or Technology) or to trade secrets, confidential information or proprietary rights and processes of the Business or any other Person;

            (i) mortgage, pledge, security agreement, deed of trust, loan agreement, credit agreement, indenture, conditional sale or title retention agreement, equipment financing obligation or other instrument, in any case, granting a Lien upon any of the Purchased Assets;

            (j) collective bargaining agreement or other Contract with any labor union or association representing employees;

            (k) Contracts for (i) the purchase or lease of any real or personal property or (ii) the sale or lease by the Seller or any of its Subsidiaries of any real or personal property (including, without limitation, the Real Property);

            (l) Contracts regarding the Release, transportation or disposal of Hazardous Materials, or the clean-up, abatement or other action relating to Hazardous Materials or Environmental Laws;

            (m) Contracts establishing or creating any partnership, joint venture, limited liability company, limited liability partnership or similar entity;

            (n) Contracts to make any capital expenditures or capital additions or improvements;

            (o) Contracts relating to the storage or warehousing of any Inventory or Products, or the charter or purchase of transportation or shipping services;

            (p) guarantees or other Contracts in respect of any Indebtedness of any Person; or

            (q) any other Contract by or to which any of the Purchased Assets are bound or subject.

      Except as set forth or described in Schedule 3.12, each of the Assumed Contracts is a valid and binding obligation of the Seller or its Subsidiaries which is a party to such Assumed Contract and, to the best knowledge of the Seller, of the other party thereto, and is in full force and effect and is enforceable by the Seller or any of its Subsidiaries which is a party to such Assumed Contract in accordance with its terms. Except as set forth in Schedule 3.12, none of the Assumed Contracts shall by its terms expire during the one hundred twenty (120) day period immediately succeeding the Closing Date or shall be restricted in any manner having a Material Adverse Effect. Except as set forth in Schedule 3.12, the Seller and each of its Subsidiaries has performed all obligations required to be performed by it to date under the Assumed Contracts to which the Seller or its Subsidiaries is a party and is not (with or without the lapse of time or the giving of notice, or both) in breach or default thereunder and, to the best knowledge of the Seller, no other party to any of the Assumed Contracts is (with or without the lapse of time or the giving of notice, or both) in breach or default thereunder. Except as set forth in Schedule 3.12, there have been no oral or written modifications, amendments or waivers with respect to of any of the terms of any Assumed Contract. Except as set forth in Schedule 3.12, from December 31, 1998 through (and including) the date hereof, no other Person which is a party to any Contract (including, without limitation, any Assumed Contract) has informed the Seller that it intends to change its current relationship with the Business, as the case may be, in any manner which adversely affects the Business.

      Section 3.13 Bonds. Schedule 3.13 contains a true, accurate and complete description of all outstanding bonds and other surety arrangements issued or entered into by the Seller or any of its Subsidiaries in connection with the business and operations of the Business or any of the Purchased Assets.

      Section 3.14 Accounts Receivable; Accounts Payable. (a) Except as set forth in Schedule 3.14(a), (i) all accounts receivable of the Business as of the Closing Date, whether reflected on the Financial Statements or subsequently created, have arisen from bona fide transactions in the ordinary course of business; all such accounts receivable are good and collectible at the aggregate recorded amounts thereof, net of any applicable allowance for doubtful accounts reflected on the Financial Statements or the; (ii) the Seller or its Subsidiaries have good and marketable title to the accounts receivable of the Business arising on or before the Closing Date, free and clear of all Liens; and (iii) since [December 31, 1999] (the "Financial Statement Date"), there have not been any write-offs as uncollectible of any notes or accounts receivable of and material to (individually or in the aggregate) the Business. Schedule 3.14(a) sets forth a true and correct aged list of all accounts receivable relating to the Business as of March 31, 2000.

      (b) Except as set forth in Schedule 3.14(b), all accounts payable of the Business, whether reflected on the Financial Statements or subsequently created, have arisen from bona fide transactions in the ordinary course of business. Schedule 3.14(b) sets forth a true and correct aged list of all accounts payable relating to the Business and included in the Assumed Liabilities as of March 31, 2000.

      Section 3.15 Licenses; Permits. Schedule 3.15 sets forth a true and complete list of all issued and pending product registrations, and any and all applications therefor, relating to the Products (the "Product Registrations") and all Permits, in each case issued or granted to the Seller or any of its Subsidiaries by any Governmental Entity and used by the Seller or any of its Subsidiaries at any time during the past [five
(5)] years in connection with the conduct of the Business, identifies the Seller or its Subsidiary to which such Product Registration or Permit has been issued or granted, sets forth the period of validity of each such Product Registration and Permit, and the availability of masters seeds relating thereto (where applicable). Except as set forth in Schedule 3.15, each of such Product Registrations and each of such Permits has been validly issued or granted and is in full force and effect, and may be transferred to the Buyer to the extent such party meets the requirements of Applicable Law. No other product registrations relating to the Product or Permits are necessary in connection with the conduct of the Business as presently conducted other than as set forth in Schedule 1.01(a)(vii) and
Schedule 3.15. Except as set forth in Schedule 3.15, each of the Product Registrations and Permits listed in Schedule 3.15 are validly held by the Seller or its Subsidiaries to which such Product Registration or Permit has been issued or granted, and the Seller and each such Subsidiary has complied with all terms and conditions thereof, and neither the Seller nor any of its Subsidiaries has received any notice that the same are under review by any Governmental Entity or subject to termination, suspension, modification, revocation or non-renewal for any reason, or that they will be subject to termination, suspension, modification, revocation or non-renewal as a result of the execution, delivery and performance of this Agreement or any of the other Transaction Agreements or for any other reason.

      Section 3.16 Suppliers. Schedule 3.16 is a true and complete list of all material suppliers of raw materials, packaging materials, or any other component of inventory of the Business as of the date hereof and sets forth for each such supplier a description of the raw materials or other supplies supplied to the Business, and the quantities of such raw materials or other supplies purchased by the Seller or its Subsidiaries from such supplier during the most recent full fiscal year. Except as set forth in
Schedule 3.16, from the Financial Statement Date through the date hereof, no supplier of raw materials, packaging materials or any other component of inventory has informed the Seller or any of its Subsidiaries that it intends to change its current relationship with the Business in any manner which adversely affects the Business.

      Section 3.17 Customers. Schedule 3.17 is a true and complete list of all material customers of the Business as of the date hereof which purchase any of the Products directly from the Seller or its Subsidiaries. Except as set forth in Schedule 3.17, since January 1, 1999 neither the Seller nor any of its Subsidiaries has received any written or oral complaint from any customer (not limited to those listed in Schedule 3.17) regarding any of the Products or any services performed by the Business, nor has it had any Products returned by a customer or subsequent purchaser thereof. Except as set forth in Schedule 3.17, from the Financial Statement Date through the date hereof, no customer has informed the Seller or any of its Subsidiaries that it intends to change its current relationship with the Business in any manner which adversely affects the Business.

      Section 3.18 Distributors. Schedule 3.18 is a true and complete list of all material distributors of the Business and sets forth the percentage of the Products sold by the Business to such distributor during the most recent full fiscal year. Except as set forth in Schedule 3.18, from the Financial Statement Date through the date hereof, no distributor has informed the Seller or any of its Subsidiaries that it intends to change its current relationship with the Business in any manner which adversely affects the Business.

      Section 3.19 Brokers. No broker, investment banker, financial advisor or other Person, is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated hereby or by any of the other Transaction Agreements based upon arrangements made by or on behalf of the Seller or any of its Affiliates except for a fee to Fountain Agricounsel, LLC, which Seller shall pay.

      Section 3.20   Title to Real Property; Entire Business.  (a)
Schedule 3.20 lists all Real Property, including a legal description of each and every parcel of Owned Real Property, Leased Real Property and any real property used or held by the Seller or any of its Subsidiaries in the operation of the Business as presently conducted. Neither Seller nor any of its Subsidiaries own, lease or sublease any real property or interests therein used in connection with, or necessary for, the operation of the Business as presently conducted, other than the Real Property. Neither the Seller nor any of its Subsidiaries have granted to any third party a right to use or occupy any portion of the Real Property. Seller has heretofore delivered to the Buyer true, correct and complete copies of each of the following in the possession of Seller or Seller's Subsidiaries: (i) title reports, title binders, survey documents and data affording information or opinions with respect to, certifying to, or evidencing the extent, current title, title history, title marketability, use, possession, restriction or regulation, if any (governmental or otherwise), and compliance of the Real Property with Applicable Laws; (ii) deed or title-holding or trust agreements, if any, under which any of the Real Property may have been conveyed to Seller or under which the same may be held for the benefit of Seller; and (iii) the Real Estate Leases, and all amendments thereto and assignments thereof.

      (b) The Seller (x) owns and has good, indefeasible and marketable title in, and fee simple ownership of, the Owned Real Property and to all the buildings, structures and other improvements located thereon and fixtures attached thereto and (y) has good and valid leasehold interests in all Leased Real Property, in each case, free and clear of all Liens and Encumbrances, except Permitted Encumbrances. Schedule 3.20 lists all Permitted Encumbrances with respect to the Real Property. The Seller has paid, discharged or reserved for, all lawful claims which, if unpaid, could become a Lien against the Real Property or any portion thereof.

      With respect to each parcel of Real Property and the buildings, structures, improvements and fixtures thereon:

            (i) No condemnation of the Real Property, or any portion thereof, has occurred. There is no pending, and to the knowledge of Seller or Seller's Subsidiaries, threatened or contemplated, appropriation, condemnation or like proceeding affecting the Real Property or any part thereof or of any sale or other disposition of the Real Property or any part thereof in lieu of condemnation.

            (ii) Except for assessments occurring on a regular basis in accordance with Applicable Laws, there is no pending or, to the knowledge of Seller or Seller's Subsidiaries, contemplated reassessment of any parcel included in the Real Property that is reasonably expected to increase the real estate tax assessment for such properties.

            (iii) The Real Property and all buildings, structures and improvements located thereon, including without limitation that certain parcel of Owned Real Property located at 2285 East Landis Avenue, Vineland, New Jersey and designated as Block 630 Lot 15 of the Tax Map of the City of Vineland, Cumberland County, New Jersey (the "Vineland Laboratory Site"), and that certain parcel of Owned Real Property located at 485 East Grant Avenue, Vineland, New Jersey and designated as Block 1027 Lot 12 of the Tax Map of the City of Vineland, Cumberland County, is in compliance with all Applicable Laws, including but not limited to, zoning ordinances, building and health department regulations and ordinances, deed restrictions, ordinances and rules. There is no pending, or to the knowledge of Seller, contemplated proceeding to rezone any parcel of the Real Property. The uses for which each parcel of the Real Property are zoned do not restrict, or in any manner impair, the current use of the Real Property or the proposed use by Buyer. Neither Seller nor any of its Subsidiaries have received notice of any violation of any applicable zoning law, regulation or other Applicable Law, related to or affecting the Real Property.

            (iv) All buildings, structures and other improvements on the Real Property, including but not limited to driveways, garages, landscaped areas and sewer systems, and all means of access to the Real Property, are located completely within the boundary lines of the Real Property and do not encroach upon or under the property of any other person or entity. No buildings, structures or improvements constructed on the property of any other person encroach upon or under the Real Property.

            (v) The use of the Real Property, or any portion thereof, does not violate or conflict with (i) any covenants, conditions or restrictions applicable thereto or (ii) the terms and provisions of any contractual obligations relating thereto.

            (vi) Each Real Estate Lease is valid, binding upon and enforceable against the Seller, and, to the knowledge of the Seller, each other party thereto, and is in full force and effect. All rent and other sums and charges payable by the Seller as lessee or sublessee thereunder are current. The Seller has complied in all material respects with the terms of each Real Estate Lease and no termination event or condition or uncured default exists under any Real Estate Lease. No event has occurred and no condition exists which, with the giving of notice or the lapse of time or both, would constitute such a default or termination event or condition.

            (vii) Except as disclosed on Schedule 3.20, there are no restrictions of any nature on the Seller's ability to assign its interest in the Real Estate Leases to the Buyer either by the terms of such lease or by operation of law. Seller is in peaceful and undisturbed possession of the space and/or estate it occupies under each Real Estate Lease.

            (viii) Except as disclosed on Schedule 3.20, and except for normal wear and tear, all of the buildings, structures, improvements and fixtures with respect to the Real Property are in a good state of repair, maintenance and operating condition and there are no defects with respect thereto which would impair the day-to-day use of any such buildings, structures, improvements or fixtures or which would subject the Seller or any of Seller's Subsidiaries to any material liability under Applicable Law.

            (ix) Seller has good and valid rights of ingress and egress to and from all Real Property from and to the public street systems for all usual street, road and utility purposes and other purposes necessary or incidental to the operation of the Business.

            (x) All utilities required for or useful in the operation of the Business either enter the Real Property through adjoining public streets, or if they pass through adjoining private land, they do so in accordance with valid public easements. All necessary utilities (including without limitation, water, sewer, electricity and telephone facilities) are available to the Real Property and there exists, to the knowledge of Seller, no proposed limitation in or reduction of the quality or quantity of utility services to be furnished to the Real Property. Permanent adequate sewage and water systems and connections are available to the Real Property as currently operated.

            (xi) Except as set forth on Schedule 3.20, Seller has all permits, licenses and approvals required under Applicable Law with respect to the ownership, use and occupancy of the Real Property. The current use and occupancy of the Real Property does not violate any of such Permits, and no proceeding is pending or, to the knowledge of Seller or its Subsidiaries, is threatened, to revoke, suspend, modify or limit any of the Permits. No Permit will be subject to revocation, suspension, modification or limitation as a result of this Agreement or the consummation of the transactions contemplated hereby.

            (xii) Upon consummation of the transactions contemplated herein, Seller will have transferred, conveyed and/or assigned, and Buyer will have acquired or assumed fee simple title to the Owned Real Property and a valid leasehold interest in the Leased Real Property free and clear of all Liens and Encumbrances other than Permitted Encumbrances.

      Section 3.21 Tangible Personal Property. The machinery and equipment included in the Purchased Assets are in operating condition and repair, ordinary wear and tear excepted, and are suitable for their current use in the conduct of the Business. During the past five (5) years there has not been any significant interruption of the operations of the Business due to inadequate maintenance of any of the Purchased Assets. No machinery or equipment other than that set forth in Schedule 1.01(a)(iii) is used in connection with the Business.

      Section 3.22 Transactions with Affiliates. Except as set forth or otherwise described in Schedule 3.22 (or, in the case of oral Affiliate Contracts, the material terms of which are described in Schedule 3.22), there are no agreements, contracts, leases, options, licenses, commitments, instruments or any other binding obligations or arrangements (oral or written) (the "Affiliate Contracts") between the Seller, on the one hand, and any of its Subsidiaries or Affiliates, on the other hand, relating to the Products, the Purchased Assets or the Business. Except as set forth on
Schedule 3.22, all Affiliate Contracts between the Seller, on the one hand, and any of the Seller's Subsidiaries or Affiliates, on the other hand, relating to the Products, the Purchased Assets or the Business, will be terminated as of the Closing Date and thereafter will be of no further force or effect. Except as set forth in Schedule 3.22, after the Closing neither the Seller nor any of the Seller's Subsidiaries or Affiliates will own or have any interest in any assets, property (real or personal, tangible or intangible) or contract or agreement used in, held by or necessary or desirable for the conduct of the Business (other than the Excluded Assets). Schedule 3.22 sets forth a description of all services material to the conduct of the Business (including, without limitation, administrative, warehousing, transportation, insurance, payroll, information systems and other business support services in each case material to the conduct of the Business), raw materials or supplies (including types and quantities) provided directly or indirectly by any Subsidiary or Affiliate of the Seller to the Business.

      Section 3.23 Products. (a) Except as set forth in Schedule 3.23, there are no statements, citations or decisions by any Governmental Entity (including, without limitation, the United States Department of Agriculture (the "USDA")) stating that any of the Products is defective or unsafe or fails to meet any standards promulgated by any such Governmental Entity. Except as set forth on Schedule 3.23, during the five (5) year period immediately preceding the Closing Date, there have been no recalls ordered by any Governmental Entity with respect to any of the Products. Except as set forth on Schedule 3.23, neither the Seller nor any of its Subsidiaries has received any written complaints of any injury or harm to any person relating to the Product and there is no (i) fact relating to any of the Products that may impose upon the Seller or any of its Subsidiaries a duty to recall any of the Products or a duty to warn customers of a defect in any of the Products, (ii) latent or overt design, manufacturing or other defect in any of the Products or (iii) material liability for warranty claims or returns with respect to any of the Products not fully reflected on the Financial Statements. Schedule 3.23 sets forth a description of all Product warranty claims for each of calendar years 1997, 1998 and 1999. Except as set forth in Schedule 3.23, the Product formulations being sold to the Buyer pursuant to Section 1.01(a)(iii), and each of the ingredients therein, conform with all Applicable Laws and all requests of all Governmental Entities, and such formulations and ingredients are safe and, to the best knowledge of the Seller, do not pose any risk of injury or harm to any person when used in accordance with applicable instructions.

      (b) Except as set forth in Schedule 3.23, the Inventory meets and conforms with all Applicable Laws and all requests of all Governmental Entities, will be formulated, manufactured, packaged and labeled in accordance with Applicable Laws and such requests of Governmental Entities, will meet all quality assurance and quality control specifications applicable to the Products and will be safe when used in accordance with the applicable instructions. Neither the Seller nor any of its Subsidiaries has any reason to believe that any of the Products is likely to result in claims or litigation in respect of personal injury. The Inventory shall not include any Products returned from customers, Products having a shelf life of less than nine (9) months, or any obsolete, nonconforming, defective, substandard, off specification, unsaleable or unusable Products.

      (c) Except as set forth on Schedule 3.23, since January 1, 1995, there has been no interruption in or disruption to the distribution or sale of any of the Products by the Seller or any of its Subsidiaries as a result of the failure by the Seller, its Subsidiaries or the Business to comply with the formulation or labeling requests by or requirements of Governmental Entities, and the Seller has no reason to believe that any such interruption or disruption will occur from and after the date of this Agreement.

      Section 3.24 Employees and Benefit Plans. (a) Schedule 3.24(a) sets forth the name, title, current annual salary or wages, current bonus or commissions, and vacation entitlements of each employee of the Seller or any of its Subsidiaries who is employed in connection with the Business (each a "Business Employee").

      (b) Except as set forth in Schedule 3.24(b), with respect to the Business Employees, (i) there is no labor strike, dispute, slowdown or stoppage actually pending or, to the Seller's best knowledge, threatened against the Seller or its Subsidiaries; (ii) neither the Seller nor any of its Subsidiaries has experienced any organized work stoppage in the last five years; (iii) none of the Business Employees is a member of or represented by any labor union and, to the Seller's best knowledge, there are no attempts of whatever kind and nature being made to organize any of such employees; (iv) no agreement (including any collective bargaining agreement), arbitration or court decision, decree or order or governmental order which is binding on the Seller or its Subsidiaries in any way limits or restricts the Seller or any of its Subsidiaries from relocating or closing any of its operations; and (v) there are no charges, administrative proceedings or formal complaint of discrimination (including but not limited to discrimination based upon sex, age, marital status, race, national origin, sexual preference, handicap or veteran status) pending or, to the Seller's best knowledge, threatened.

      (c) Schedule 3.24(c) sets forth a true and complete list of each Benefit Plan that covers any Business Employee. With respect to each Benefit Plan that is intended to be a qualified plan under Section 401(a) of the Code, the plan has received at least one favorable determination letter as to its qualification under the Code (or such a letter has been or will be applied for prior to expiration of the applicable remedial amendment period) and nothing has occurred, whether by action or failure to act, which would jeopardize such qualification.

      Section 3.25 Inventory. Except as set forth on Schedule 3.25, all of the Inventory is in good condition, conforms in all respects with the Technology, all quality assurance and quality control specifications applicable to the Products, the applicable warranties of the Business and with all Permits, Applicable Laws and requests of all Governmental Entities, is not obsolete, is useable or saleable in the ordinary course of business and, if saleable, is saleable at values not less than the book value amounts thereof. All work in progress and finished goods included in the Inventory has been produced in compliance with the applicable quality control procedures of the Business and with Applicable Law. The value of all items of obsolete and of material of below standard quality has been written down to the net realizable value or adequate reserves have been provided therefor. The value at which the Inventory are carried is in accordance with U.S. GAAP consistently applied. The amount and mix of the items included in the Inventory is, and at the Closing Date will be, consistent with the past business practices of the Seller and its Subsidiaries relating to the conduct of the Business.

      Section 3.26 Master and Production Seed Inventory. (a) Schedule 3.26(a) sets forth a description of the number, type, potency (titer), passage history and age of master seeds and production seeds included in the Purchased Assets. Except as set forth on Schedule 3.26(a), all of the master seeds and production seeds included in the Purchased Assets are viable and useable by the Business in the ordinary course, and comply in all respects with all Permits, Applicable Laws and requests of all Governmental Entities.

      (b) The Seller is currently engaged in the master seed replenishment program set forth on Schedule 3.26(b) (the "Master Seed Program"). The Master Seed Program complies in all respects with the Permits and Applicable Law (including, without limitation, 9 C.F.R.)and will result in master seeds adequate for the continued conduct of the Business as to be conducted by the Buyer.


                                 ARTICLE IV

                 REPRESENTATIONS AND WARRANTIES OF THE BUYER
                 -------------------------------------------

      The Buyer represents and warrants to the Seller as follows:

      Section 4.01 Organization, Standing and Power. Each of the Buyer and its general partners is duly organized, validly existing and in good standing under the laws of its place of organization and has full corporate power and authority to conduct its businesses as presently conducted. Each of the Buyer and its general partners is duly qualified to do business in each jurisdiction where the nature of its business or the ownership or leasing of its properties make such qualification necessary or where the failure to so qualify could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect on the Buyer or any of Buyer's general partners.

      Section 4.02 Authority; Execution and Delivery; Enforceability. Each of the Buyer and its general partners has all requisite corporate power and authority to execute each of the Transaction Agreements to which it is (or will be) a party and to consummate the transactions contemplated hereby and thereby. The execution and delivery by the Buyer of this Agreement, and of each of the other Transaction Agreements to which it is (or will be ) a party, and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of the Buyer and each of its corporate partners. The Buyer has executed and delivered this Agreement, and this Agreement constitutes a legal, valid and binding obligation of the Buyer, enforceable against the Buyer in accordance with its terms.

      Section 4.03 No Conflicts; Consents. The execution and delivery by the Buyer of the Transaction Agreements to which it is a party, does not, and the consummation of any transaction and compliance with the terms hereof and thereof will not, conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a benefit under, or to increased, additional, accelerated or guaranteed rights or entitlements of any Person under, or result in the creation of any Lien upon any of its properties or assets under, any provision of (a) the Buyer's organizational documents or the certificate of incorporation or by-laws or statutes of Buyer's general partners, (b) any material contract, lease, license, indenture, mortgage, note, bond, agreement, permit, concession, franchise or other instrument to which any of Buyer and its general partners is a party or by which any of its properties or assets is bound or (c) subject to the filings and other matters referred to in the following sentence, any Judgment or Applicable Law applicable to any of Buyer and its general partners or the properties or assets of any of them. No Consent of, or Filing with, any Governmental Entity is required to be obtained or made by or with respect to the Buyer in connection with the execution, delivery and performance the Agreement or the consummation of the transaction, other than the Consents and Filings set forth in Schedule 4.03.

      Section 4.04 Brokers. Except for Ferghana Partners Limited, no broker, investment banker, financial advisor or other Person is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated hereby or by any of the other Transaction Agreements based upon arrangements made by or on behalf of the Buyer or any of its Affiliates. The Buyer shall be responsible for the any and all fees payable to Ferghana Partners Limited incurred by the Buyer and its Affiliates in connection with the transactions contemplated by this Agreement.


                                  ARTICLE V

                  COVENANTS RELATING TO CONDUCT OF BUSINESS
                  -----------------------------------------

      Section 5.01 Conduct of Business by the Seller. Except for matters permitted or contemplated by this Agreement, from the date of this Agreement to the Closing Date, the Seller agrees to conduct the Business in the usual, regular and ordinary course in substantially the same manner as previously conducted and, to the extent consistent therewith, to use commercially reasonable efforts to preserve intact the current business organization of the Business, keep available the services of the current officers and employees employed in connection with the Business and keep their relationships with customers, suppliers, licensors, licensees, distributors and others having business dealings with the Business to the end that its goodwill and ongoing business shall be unimpaired at the Closing Date. In addition, and without limiting the generality of the foregoing, except for matters set forth in Schedule 5.01 or otherwise permitted or contemplated by this Agreement, from the date of this Agreement to the Closing Date, the Seller agrees that it shall not undertake any of the following actions without the prior written consent of the Buyer:

            (a) acquire or agree to acquire any assets for use in connection with the Business that are material, individually or in the aggregate, to the Business, except purchases of Inventory or other assets in the ordinary course of business consistent with past practice;

            (b) (i) grant to any of the Business Employees any material increase in compensation, except to the extent required under written employment agreements delivered to the Buyer or their representatives, (ii) grant to any Business Employee any material increase in severance or termination pay, except to the extent required under any agreement delivered to the Buyer or their representatives, (iii) enter into any employment, consulting, indemnification, severance or termination agreement with any Business Employee or (iv) substantially change or alter the job title or duties and responsibilities of any officer or other Business employee where such change would reasonably be expected to have an adverse effect on the efforts or performance by such officer or other employees of their duties and responsibilities as comprised as of the date of this Agreement;

            (c) make any change in accounting methods, principles or practices affecting the reported combined consolidated assets, liabilities or results of operations of the Business (including the Purchased Assets);

            (d) sell, lease, license, pledge or otherwise dispose of or subject to any Lien or Encumbrance any properties or assets of the Business (including, without limitation, the Purchased Assets, including the leased real property), except sales of Inventory and excess or obsolete assets in the ordinary course of business consistent with past practice and except for terminating the warehouse lease in Mississippi, or enter into a legally binding commitment to do any of the foregoing;

            (e) make any change, revision, amendment or other modification to any Product labeling;

            (f) make any change, revision or other modification to the formulation of any of the Products;

            (g) make any change (or announce any prospective change) in prices, sales discounts or allowances or any other sales incentives in connection with the sale of any of the Products to distributors or customers of the Business;

            (h) (i) waive any claims or rights related to the Business and included in the Purchased Assets or (ii) waive the benefits of, or agree to modify in any manner, any confidentiality, standstill or similar agreement to which the Seller or any of its Subsidiaries is a party and relating to the Business or any of the Products or the Purchased Assets;

            (i)  sell or dispose of any master seed to any third party; or

            (j) authorize any of, or commit or agree to take any of, the foregoing actions.

      Section 5.02 Other Actions. The parties hereto shall not, and shall not permit any of their respective Affiliates to, take any action that would, or that could reasonably be expected to, result in (a) any of the representations and warranties of such party set forth in the Agreement becoming untrue or inaccurate or (b) any condition set forth in Article VII not being satisfied.

      Section 5.03 Release of Liens. Any and all Liens and Encumbrances recorded against or in any way affecting the Purchased Assets including, but not limited to, the Real Property (including, without limitation, mortgages, deeds of trust, leasehold deeds of trust, financing statements, assignments and subordination agreements) granted by the Seller or any of its Subsidiaries to Fleet Capital Corporation, American Capital Strategies Ltd. or any other Person shall have been satisfied, the Buyer shall have received satisfactory evidence thereof and the Seller shall have duly executed and delivered for recordation all required releases of liens, termination statements and satisfactions with respect to Liens and Encumbrances being repaid on or before the Closing.

      Section 5.04 Advise of Changes. The Seller shall promptly advise the Buyer orally and in writing of any occurrence, change or event prior to the Closing which, if it occurred or existed on or prior to the date hereof, would have been required to have been disclosed on any of the Schedules to be delivered by the Seller to the Buyer pursuant to Article III.

      Section 5.05 Maintenance of Real Property. The Seller agrees that between the date of this Agreement and the Closing Date, the Seller shall
(a) maintain the Real Property in substantially the same condition as exists on the date hereof, reasonable wear and tear excepted, (b) operate the Business in compliance with all Applicable Laws in all material respects, (c) maintain in full force and effect all property and liability insurance policies on the Real Property in effect as of the date hereof,
(d) afford the Buyer and its representatives, full access during normal business hours to the Real Property and all agreements, books, records and other documents and data of the Seller and its Subsidiaries related thereto, and (e) cooperate with and assist the Buyer in obtaining, in each case at Buyer's cost, (i) a commitment from a title company acceptable to Buyer ("Title Company") to issue on American Land Title Association's ("ALTA") current form an owner's title insurance policy on each parcel of Owned Real Property and leasehold policies on each parcel of Leased Real Property (collectively, the "Title Policy"), in form acceptable to the Buyer, at standard rates, together with copies of all documents affecting title to the Real Property and (ii) a survey of each parcel of Real Property, as deemed necessary or advisable by the Buyer in its sole discretion, certified to the Buyer, the Buyer's lender, if any, the Title Company and to any other Person which the Buyer reasonably requests, in a manner acceptable to the Buyer, prepared by a registered land surveyor ("Buyer's Surveys"), dated not more than thirty (30) days prior to the Closing, and complying with the minimum detail requirements for land title surveys as adopted by ALTA and the American Congress on Surveying and Mapping ("ACSM"). The Seller shall promptly advise the Buyer orally and in writing of any occurrence, change or event prior to the Closing which, if it occurred or existed on or prior to the date hereof, would have been required to have been disclosed on any of the Schedules to be delivered by the Seller to the Buyer hereunder.

      Section 5.06 Revision of Vineland Laboratory Survey. The Seller agrees that between the date of this Agreement and the Closing Date, the Seller shall, at its sole cost and expenses, (a) obtain and provide the Buyer with a revision of that certain ALTA/ACSM Land Title Survey prepared by Millennium Surveying & Mapping for Immunogenetics, Inc. and dated October 29, 1999 of the Vineland Laboratory Site (the "Vineland Laboratory Survey"), such revision to reconcile the legal description certified on such survey with the legal description of the Vineland Laboratory Site contained in that certain title commitment No. BT-9951 issued by Beacon Title Services Agency, Inc. as agent for Chicago Title Insurance Company and dated October 29, 1999 (such site identified in the title commitment as Tract 1), and (b) cause each of its Subsidiaries holding a leasehold interest in the Leased Real Property, including without limitation Immunogenetics, Inc. and Vineland Laboratories, Inc., to duly transfer and assign to the Seller, and the Seller shall assume, all of such Subsidiaries' right, title and interest in such leasehold estate (the "Assignment of Leases").


                                 ARTICLE VI

                            ADDITIONAL AGREEMENTS
                            ---------------------

      Section 6.01 Access to Information: Confidentiality. The Seller shall afford the Buyer and its officers, employees, accountants, counsel, financial advisors and other representatives, access during normal business hours during the period prior to the Closing Date to all its properties, books, contracts, commitments, personnel and records relating to the Business, the Products or any of the Purchased Assets and, during such period, the Seller shall furnish promptly the Buyer (a) a copy of each report, schedule and other document filed by it during such period with any Governmental Entity, (b) a copy of any and all correspondence to or from any Governmental Entity relating to any of the Products, the Business or any of the Purchased Assets, (c) detailed monthly sales data for the Business (in any event not later than five (5) days after the close of such month) and (d) all other information concerning the Business, the Products or any of the Purchased Assets as the Buyer may reasonably request. No investigation by the Buyer shall affect the representations and warranties of any of the Seller. All information exchanged pursuant to this Section
6.01 also shall be subject to the confidentiality agreement dated October 26 and 28, 1999, between Lohmann & Co. AG and the Seller (the "Confidentiality Agreement").

      Section 6.02 Commercially Reasonable Efforts. Upon the terms and subject to the conditions set forth in this Agreement, the Seller and the Buyer shall use their commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated hereby or by the other Transaction Agreements, including (i) the obtaining of all necessary actions or non-actions, waivers, consents and approvals from Governmental Entities and the making of all necessary Filings including, without limitation, filings with Governmental Entities (including the FTC and the DOJ) and the taking of all reasonable steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by, any Governmental Entity, (ii) the obtaining of all necessary consents, approvals or waivers from third parties (including, without limitation, in connection with any of the Assumed Contracts), (iii) the defending of any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement or any other Transaction Agreement or the consummation of the transactions contemplated hereby or thereby, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Entity vacated or reversed and (iv) the execution and delivery of any additional instruments necessary to consummate the transactions contemplated hereby or by the other Transaction Agreements and to fully carry out the purposes of each of the Transaction Agreements.

      Section 6.03 Fees and Expenses. Except as otherwise provided in this Agreement, all fees and expenses incurred in connection with the transactions contemplated by this Agreement and the other Transaction Agreements (including, without limitation, any fees and expenses payable to Fleet Capital Corporation, American Capital Strategies Ltd. or any other Person in connection with the matters contemplated by Section 5.03) shall be paid by the party incurring such fees or expenses, whether or not the transactions contemplated hereby or thereby are consummated.

      Section 6.04 Public Announcements. The parties hereto agree that, from the date of this Agreement through the Closing Date, no public release, announcement or any other disclosure concerning any of the transactions contemplated hereby or by any of the other Transaction Agreements shall be made or issued by any party hereto without the prior written consent of the other parties hereto (which consent shall not be unreasonably withheld), except as such release, announcement or disclosure may be required by Applicable Law, in which case the party required to make the release, announcement or disclosure shall allow the other parties hereto reasonable time to comment on such release, announcement or disclosure in advance of such issuance or disclosure. Notwithstanding anything in this Section 6.04 to the contrary, except as may be required by Applicable Law and except for disclosure to such party's financial and legal advisors and independent accountants or permitted pursuant to the preceding sentence or in connection with the procedures contemplated by
Section 10.10, neither the Buyer, the Seller nor any of their respective Affiliates or representatives will disclose to any Person the Purchase Price.

      Section 6.05 Advertising and Promotional Materials. (a) The Buyer shall be permitted to use any and all advertising and promotional materials included in the Purchase Assets bearing the Seller's or the Division's corporate names, logos and product identification numbers until the earlier of the date when such materials are exhausted or at the end of a period of twelve (12) months after Closing or such shorter period of time if limited by the requirements of Applicable Law or Governmental Entity. The Buyer agrees to maintain quality standards for the substantially equal to those maintained by the Seller at the time of Closing for so long as the Buyer shall continue to use any advertising or promotional materials bearing the Seller's or the Division's corporate names, logos, or product identification numbers.

      Section 6.06 Proxy Statement; Stockholders' Meeting. (a) Promptly following the date of this Agreement, the Seller shall prepare a proxy statement relating to, inter alia, the solicitation of votes of the majority of the outstanding shares of the common stock of the Seller approving this Agreement and the transactions contemplated hereby (the "Proxy Statement"), and shall file the Proxy Statement with the U.S. Securities and Exchange Commission (the "SEC") in accordance with Applicable Law. The Seller shall use its best efforts to cause the Proxy Statement to be mailed to the Seller's stockholders as soon as permitted under Applicable Law. The information provided and to be provided by the Seller and the Buyer, respectively, for use in the Proxy Statement shall be, as of the date of the stockholders' meeting contemplated therein, true and correct in all material respects and shall not omit to state any material fact required to be stated therein or necessary in order to make such information not misleading, and the Seller and the Buyer each agree to correct any information provided by it for use in the Proxy Statement which shall have become false or misleading.

      (b)  The Seller will as promptly as practicable notify the Buyer of
(i) the earliest date on which the Proxy Statement can be mailed to the Seller's stockholders in compliance with Applicable Law, (ii) the receipt of any comments from the SEC and (iii) any request by the SEC for any amendments to the Proxy Statement or for additional information. All filings by the Seller with the SEC, including, without limitation, the Proxy Statement and any amendment thereto, and all mailings to the Seller's stockholders, in each case in connection with this Agreement and the transactions contemplated hereby shall be subject to the prior review and comment of the Buyer and its representatives.

      (c) The Seller shall, as promptly as practicable following the date of this Agreement and in consultation with the Buyer, duly call, give notice of, convene and hold a meeting of its stockholders for the purpose of voting upon this Agreement and the transactions contemplated hereby. The Seller, through its board of directors, shall recommend to its stockholders approval of such matters and will coordinate and cooperate with the Buyer with respect to the timing of such meeting and shall use its best efforts to hold such meeting as promptly as practicable after the date of this Agreement.

      Section 6.07 Affiliate Contracts. Prior to the Closing, the Seller shall terminate each of the Affiliate Contracts set forth or otherwise described in Schedule 3.22, which termination shall not result in any liability or obligation to the Buyer or result in any Lien on any of the Purchased Assets.

      Section 6.08 Nonsolicitation. From the date of this Agreement through the Closing Date, neither the Seller nor any of its Affiliates shall (i) solicit, initiate or encourage the submission of any Competing Proposal (as defined below), (ii) enter into or agree to enter into any Contract with respect to any Competing Proposal or (iii) participate in any discussions or negotiations regarding, or furnish to any Person any information with respect to, or take any other action to facilitate any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Competing Proposal. "Competing Proposal" shall mean any proposal for a transaction or series of transactions to acquire, in any manner, any interest in, or a substantial portion of the assets of, the Business or to merge or engage in other business combinations involving the Division or the Business, other than the transactions contemplated by the Transaction Agreements.

      Section 6.09 Product Inventory. (a) At the Closing, all shall comply in all respects with any and all requests of the USDA and all requirements of Applicable Law including, without limitation, all rules and regulations of the USDA, as such are applicable to the formulation, manufacture, packaging, labeling and sale the Products.

      (b) Any and all Products returned from customers, Products having a shelf life of less than nine (9) months, obsolete, nonconforming, defective, substandard, off specification, unsaleable or unusable Products, and any other Products described on Schedule 3.23 shall be disposed of by the Seller, at the Seller's sole cost and expense, prior to the Closing and shall not be included in the Inventory.

      Section 6.10 Transferred Employees; Employee Matters. (a) The Buyer shall offer employment, commencing on the Closing Date, to each of the Business Employees, and certain employees of the Seller, in each case listed on Schedule 6.10 (the "Transferred Employees"). Such offers shall be for employment at will, at the same base salaries or wages applicable to each such Transferred Employee as set forth on Schedule 3.24(a). The Buyer shall have no responsibility for severance pay or any other liability with respect to Business Employees not listed on Schedule 6.10, or with respect to any Transferred Employee who declines the Buyer's offer of employment. The Seller and its Subsidiaries shall not attempt to retain any of the Transferred Employees or in any way interfere with the Buyer's efforts to employ such individuals.

      (b) The Buyer shall provide to each Transferred Employee who commences employment with the Buyer employee benefit plans and policies no less favorable in the aggregate than those plans and policies the Buyer currently provides to its own similarly situated employees ("Buyer Benefit Plans"). For purposes of eligibility and vesting (but not pension benefit accrual) under the Buyer Benefit Plans, the Buyer shall count all service of the Transferred Employees that was counted for such purposes under the corresponding Benefit Plans of the Seller and its Subsidiaries.

      Section 6.11 Transfer Taxes and Fees. All transfer, stamp, documentary, sales, use, registration, withholding and other similar Taxes and related fees (including penalties, interest and additions to Tax) required to be paid in connection with this Agreement or the transactions contemplated hereby including, without limitation, all sales, transfer or other conveyance taxes and fees of any kind payable by reason of the conveyance of the title to the Real Property, shall be paid by the Seller.

      Section 6.12 Intellectual Property Matters. (a) The parties hereto agree that the Buyer, in its sole discretion, shall be entitled to control the filing and recording of the assignments of the Intellectual Property contemplated by this Agreement and by each of the Assignment of Copyrights, Assignment of Proprietary Processes and the Assignment of Trademarks, and the Seller hereby agrees to provide to the Buyer any such information and documentation as may be reasonably necessary or desirable to file or record such assignments in any and all countries and jurisdictions requested by the Buyer.

      (b) (i) The Buyer shall file, with an appropriate agency, an application to become the registered owner (the "New Registrant's Application") of the Division's internet domain "www. vinelandlabs.com" (the "Domain Name") prior to the Closing Date; (ii) both the Buyer and the Seller shall execute and deliver at the Closing the Registrant Name Change Agreement whereby the Seller shall transfer all right, title and interest in the Domain Name and its registration to the Buyer; (iii) the Seller shall not, and shall not permit any of their respective Affiliates to, apply for the use of, or use, throughout the world, the internet domain name "www.vineland.com," any "vineland" level domain or any domain name confusingly similar to the Domain Name in any level domain; (iv) the Seller agrees to provide the Buyer with copies of any and all correspondence received from the administrator of the Domain Name as soon as reasonably possible upon the Seller's receipt thereof; (v) the Seller agrees to execute at any time the documents reasonably required to transfer and record the transfer of the Domain Name; and (vi) the Seller agrees to cooperate with the Buyer and provide the Buyer with such assistance necessary to transition seamlessly to the Buyer the operation of the internet website located at the Domain Name.

      Section 6.13 ISRA Compliance. The Seller shall as promptly as practicable, but in no event later than the Closing Date, as to the transactions contemplated by this Agreement, at its sole cost and expense,
(a) a no further action letter or similar approval by the New Jersey Department of Environmental Protection or its successor ("NJDEP") evidencing the Seller's full compliance with the New Jersey Industrial Site Recovery Act, N.J.S.A. 13:1K, the regulations promulgated thereunder and any successor legislation or regulations (collectively, "ISRA"); (b) a Remediation Agreement (as defined by ISRA) or any similar document, order or agreement pursuant to ISRA duly executed by the Seller and NJDEP, which permits the Seller to remediate the Real Property after the Closing Date; or (c) a Remedial Action Workplan (as defined by ISRA) approved by NJDEP which addresses the areas of environmental concern identified at the Real Property. If the Seller complies with this Section 6.14 by obtaining a Remediation Agreement or a Remedial Action Workplan, the Seller shall be solely responsible for obtaining NJDEP approval of a Remediation Funding Source (as defined by ISRA).

      Section 6.14 Accounts Receivable Collection. On the Closing Date, the Seller and the Buyer shall jointly send a letter to each of the obligors on the accounts receivable and other receivables included in the Purchased Assets (the "Purchased Receivables") informing each such obligor of the transfer of the Business contemplated hereby and instructing them to remit all payments and other items in respect of the Purchased Receivables and all future accounts receivable of the Business as directed in such letter. After the Closing Date, the Buyer shall use efforts consistent with the efforts used by the Buyer in the collection of its own accounts receivable to collect the Purchased Receivables exclusive, however, of Proceedings or other third party collection methods. For each of the Purchased Receivables, any amounts received from the account customer shall be applied first to reduce the Purchased Receivables and then to the other amounts owed by such customer, except for amounts of any receivables as to which the account customer is disputing. If the Buyer receives any payment with respect to any accounts receivable not included in the Purchased Assets, the Buyer shall reasonably promptly deliver such payment to the Seller. If the Seller or any of its Subsidiaries receives any payment with respect to any of the Purchased Receivables or any accounts receivable or other receivable for Products sold or services rendered after the Closing Date, the Seller shall reasonably promptly deliver such payment to the Buyer.

      Sectionn 6.15   Confidentiality.  From and after the date of this
Agreement, the Seller shall not, and shall cause its Affiliates not to, disclose, divulge, furnish or make accessible to any Person, any confidential or proprietary information regarding the Business including, without limitation, the Intellectual Property, the Technology, sales, profits, markets, products, clients, key personnel, pricing policies, operation methods, technical processes, designs, business affairs and methods, trade secrets and any other information not readily available to the public (collectively, the "Confidential Information"). The Seller agrees to keep, or cause its Affiliates to keep, in strict confidence and not directly or indirectly disclose, divulge, furnish, make accessible or use any of the Confidential Information. The obligations of the Seller under this Section
6.16 are in addition to, and not in limitation or preemption of, all other obligations of confidentiality which the Seller may have to the Buyer pursuant to the Confidentiality Agreement or under any legal or equitable principles.

      Section 6.16 Transition Services Agreement. The Buyer and the Seller shall enter into the Transition Services Agreement (the "Transition Services Agreement") on mutually agreeable terms to provide for services between Seller and Buyer for an interim period to facilitate adjustments for Seller or Buyer in relation or the transfer of the Business to Buyer.


                                 ARTICLE VII

                            CONDITIONS PRECEDENT
                            --------------------

      Section 7.01 Conditions to Each Party's Obligation to Effect the Closing. The respective obligation of each party to effect and complete the Closing is subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

            (a) No Injunctions or Restraints. No temporary restraining order, preliminary or permanent injunction or other order issued by any Governmental Entity or other legal restraint or prohibition preventing the consummation of the transactions contemplated by this Agreement or by the other Transaction Agreements; provided, however, that, subject to Section 6.02, the Buyer and the Seller shall have used their commercially reasonable efforts to prevent the entry of any such injunction or other order and to appeal as promptly as possible any such injunction or other order that may be entered.

            (b) Transaction Agreements. All the Transaction Agreements shall have been executed and delivered to the respective parties to such agreements.

            (c) Antitrust Approvals. The FTC and the DOJ shall not have objected to the transactions contemplated by this Agreement or the other Transaction Agreements prior to the expiration of the applicable waiting period, or shall have otherwise approved the transactions contemplated by this Agreement and the other Transaction Agreements.

            (d) Stockholders' Approval. This Agreement and the transactions contemplated hereby shall have been approved and adopted by the affirmative vote of holders of a majority of the outstanding shares of capital stock present and entitled to vote at the meeting of stockholders of the Seller contemplated by Section 6.06.

      Section 7.02 Conditions to Obligations of the Buyer. The obligations of the Buyer to effect and complete the Closing are further subject to the following conditions:

            (a) Representations and Warranties. All representations and warranties of the Seller set forth in this Agreement qualified as to materiality shall be true and correct, and those not so qualified shall be true and correct in all material respects, in each case as of the date hereof and as of the Closing Date as though made as of the Closing Date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties qualified as to materiality shall be true and correct, and those not so qualified shall be true and correct in all material respects, as of such earlier date). The Buyer shall have received a certificate of the Seller signed on behalf of such Seller by a duly authorized officer of such Seller to such effect.

            (b) Performance of Obligations of the Obligations of Other Parties. The Seller shall have performed in all respects all of its obligations required to be performed by it under this Agreement on or prior to the Closing Date. The Buyer shall have received a certificate of the Seller signed on behalf of the Seller by a duly authorized officer of the Seller to such effect.

            (c)  Absence of Material Adverse Effect. Except as set forth in
      Schedule 3.05, since the date of this Agreement there shall not have been any event, change, effect or development that, individually or in the aggregate, has had or could reasonably be expected to have a Material Adverse Effect on the Business or the Real Property.

            (d)  Consents and Approvals. All Consents set forth in Schedule
      3.03 shall have been obtained and be in full force and effect and all Filings set forth in Schedule 3.03 shall have been made with the appropriate Person, and all applicable waiting periods, including any extension thereof, under the HSR Act shall have expired or terminated, and the Buyer shall have been furnished with written evidence satisfactory to it of the granting of such Consents or the submission of such Filings, as the case may be.

            (e) No Litigation. There shall not be pending or threatened any suit, action or proceeding by any Governmental Entity or any other Person, in each case that has a reasonable likelihood of success, (i) challenging the purchase by the Buyer of any of the Purchased Assets or seeking to restrain or prohibit the consummation of the transaction contemplated hereby or by any of the other Transaction Agreements or seeking to obtain from any of the parties hereto any damages, (ii) seeking to prohibit or limit the ownership or operation by the Buyer of the Business or any portion of the Purchased Assets, or to compel the Buyer to dispose of or hold separate any portion of the Purchased Assets, as a result of the transaction contemplated hereby or by any of the other Transaction Agreements, (iii) seeking to prohibit the Buyer from effectively controlling any of the Purchased Assets, or (iv) which otherwise is reasonably likely to have a Material Adverse Effect on the Business, the Products or any of the Purchased Assets.

            (f) Opinions of Counsel. The Buyer shall have received the opinion of counsel to the Seller, dated the Closing Date, addressed to the Buyer, in the form and substance reasonably acceptable to Buyer.

            (g) Title Policy. The Buyer shall have obtained a commitment or commitments from the Title Company to issue the Title Policy in an amount not less than the value (as reasonably determined by the Buyer) of the Real Property insuring title of the Buyer thereto to be good, indefeasible and marketable fee simple title in each parcel of the Owned Real Property and good and marketable leasehold title in each parcel of Leased Real Property, in each case free and clear of all Liens and Encumbrances except Permitted Encumbrances. The Seller shall have executed and delivered to the Buyer such affidavits (and applicable supporting documentation) and/or indemnification agreements, as the Buyer or the Title Company may request or as may be necessary in order for the Title Company to omit all title exceptions except those title exceptions acceptable to the Buyer. The Title Policy shall contain extended coverage and, if required by the Buyer, contain access, encroachment, easement, zoning, contiguity and comprehensive endorsements and such other affirmative insurance as the Buyer shall reasonably require and shall insure all appurtenant easements or servitudes.

            (h) Buyer's Surveys. The Buyer shall have obtained the Buyer's Surveys in form acceptable to the Buyer, with no encroachments, easements, discrepancies or conflicts in boundary lines, or shortages in area other than Permitted Encumbrances.

            (i) Landlord Consents and Estoppel Certificates. The Buyer shall have received a certificate from each landlord under each Real Estate Lease, dated during the month the Closing occurs, consenting to the assignment of the applicable Real Estate Lease to the Buyer and certifying (i) that the applicable lease with respect to each of the Leased Real Properties is in good standing and full force and effect in accordance with its terms and has not been modified (except for modifications set forth therein), amended or assigned, (ii) the date(s) to which rent and other charges thereunder have been paid,
      (iii) that there is no default thereunder by either party thereto,
      (iv) that all work required to be done under the applicable lease by the Seller, as tenant, has been completed to the satisfaction of the landlord, and (v) such further matters as may be reasonably requested by the Buyer. The Seller shall be responsible for the costs and expenses, including the reasonable costs and expenses of the Buyer and any increase in rent payable by the Buyer, incurred in connection with obtaining any such consent.

            (j) The Buyer shall have received a consent and non-disturbance agreement, in form and substance acceptable to the Buyer, from any ground lessor, and the lender of any such ground lessor or the Seller, holding an interest in any Real Estate Lease. The Seller shall be responsible for the costs and expenses, including the reasonable costs and expenses of the Buyer incurred in connection with obtaining any such consent.

      Section 7.03 Conditions to Obligation of the Seller. The obligation of the Seller to effect and complete the Closing is further subject to the following conditions:

            (a) Representations and Warranties. The representations and warranties of the Buyer set forth in this Agreement qualified as to materiality shall be true and correct, and those not so qualified shall be true and correct in all material respects, in each case as of the date hereof and as of the Closing Date as though made as of the Closing Date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties qualified as to materiality shall be true and correct, and those not so qualified shall be true and correct in all material respects, as of such earlier date). The Seller shall have received a certificate signed on behalf of the Buyer by a duly authorized officer of the Buyer to such effect.

            (b) Performance of Obligations of the Buyer. The Buyer shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and the Seller shall have received a certificate signed on behalf of the Buyer by a duly authorized officer of the Buyer to such effect.

            (c) No Litigation. There shall not be pending or threatened any suit, action or proceeding by any Governmental Entity or any other Person, in each case that has a reasonable likelihood of success, (i) challenging the purchase by the Seller of any of the Purchased Assets or seeking to restrain or prohibit the consummation of the transaction contemplated hereby or by any of the other Transaction Agreements or seeking to obtain from any of the parties hereto any damages, (ii) seeking to prohibit or limit the ownership or operation by the Seller of the Business or any portion of the Purchased Assets, or to compel the Seller to dispose of or hold separate any portion of the Purchased Assets, as a result of the transaction contemplated hereby or by any of the other Transaction Agreements, (iii) seeking to prohibit the Seller from effectively controlling any of the Purchased Assets, or (iv) which otherwise is reasonably likely to have a Material Adverse Effect on the Business, the Products or any of the Purchased Assets.

            (d) Opinion of Counsel. The Seller shall have received the opinion of counsel to the Buyer, dated the Closing Date, addressed to the Seller, in form and substance reasonably acceptable to Seller.

            (e) Fairness Opinion. The Board of Directors of the Seller shall have received an opinion from Seidman & Company, Inc. dated the approximate date the Proxy Statement is mailed to the stockholders of the Seller to the effect that, as of such date, the consideration to be received by the Seller pursuant to this Agreement is fair to the Seller and its stockholders from a financial point of view, a copy of which is to be delivered to the Buyer.

                                ARTICLE VIII

                      TERMINATION, AMENDMENT AND WAIVER

      Section 8.01 Termination. This Agreement may be terminated at any time prior to the Closing:

            (a)  by mutual written consent of the Buyer and the Seller;

            (b)  by either the Buyer or the Seller:

                  (i) if the transactions contemplated hereby or by the other Transaction Agreements are not consummated on or before the date that is three (3) months after the date of this Agreement (the "Outside Date"), unless the failure to consummate the transactions contemplated hereby is the result of a material breach of this Agreement by the party seeking to terminate this Agreement; provided, however, that the passage of such period shall be tolled for any part thereof (but not exceeding ninety (90) days in the aggregate) during which any party shall be subject to a non-final order, decree, ruling or action restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated hereby or by the other Transaction Agreements;

                  (ii) if any Governmental Entity issues an order, decree or ruling or takes any other action permanently enjoining, restraining or otherwise prohibiting the transactions contemplated hereby or by the other Transaction Agreements and such order, decree, ruling or other action shall have become final and non-appealable;

                  (iii) if the stockholders of the Seller do not approve this Agreement and the transactions contemplated hereby.

      Section 8.02 Effect of Termination. In the event of termination of this Agreement by either the Buyer or the Seller as provided in Section 8.01, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of any party hereto other than Section 3.19, Section 4.04, Section 6.01, Section 6.03, Section 6.04 and this Section 8.02 and except to the extent that such termination results from the willful breach by a party of any covenant set forth in this Agreement.

      Section 8.03 Extension; Waiver. At any time prior to the Closing Date, the parties may (a) extend the time for the performance of any of the obligations or other acts of the other party, (b) waive any inaccuracies in the representations and warranties of the other party contained in this Agreement or in any document delivered pursuant to this Agreement, (c) waive compliance with any of the agreements of the other party contained in this Agreement or (d) waive any condition to such party's obligation to effect and complete the Closing . Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

                                 ARTICLE IX

                               INDEMNIFICATION

      Section 9.01 Indemnification by the Seller. The Seller shall indemnify the Buyer and its Affiliates and their respective officers, directors, employees, stockholders, agents and representatives against and hold them harmless from any loss, liability, claim, damage or expense (including legal fees and expenses) (collectively, a "Loss") suffered or incurred by any such indemnified party to the extent arising from (a) any breach of any representation or warranty of the Seller which survives the Closing contained in this Agreement, (b) any breach of any representation or warranty of the Seller which survives the Closing contained in the other Transaction Agreements, (c) any breach of any covenant or agreement of the Seller contained in this Agreement or the other Transaction Agreements requiring performance after the Closing Date, (d) any of the Excluded Assets and the Retained Liabilities, (e) any remediation, clean up or removal of, or other remedial actions involving, Hazardous Materials released, disposed of or discharged prior to or on the Closing Date (i) on, beneath or adjacent to any property currently owned, operated or leased by the Seller (including, without limitation, the Real Property) or (ii) at any other location if such Hazardous Materials were generated, produced, used, stored, treated, recycled, transported, discharged, emitted or released by or on behalf of the Seller or any of its Subsidiaries or Affiliates prior to or on the Closing Date, (f) any penalties or other costs incurred as a result of a violation of any Environmental Law by the Seller or any of its Subsidiaries or Affiliates prior to or on the Closing Date, (g) the Settlement Arrangement and (h) any and all Proceedings arising out of or relating to the legal and regulatory matters described or referenced in Schedule 3.08 and in Item 3. "Legal Proceeding" in the 1998 Annual Report on Form 10-K of the Seller; provided that, except in the case of fraud, (A) the Seller shall not be liable under Section 9.01(a) unless and until the aggregate amount of Losses with respect to matters referred to in Section 9.01(a) exceeds U.S.$150,000 (the "Threshold Amount") (and thereafter shall be liable for any and all Losses under Section 9.01(a), including, but not limited to, the Threshold Amount) and (B) the Seller's maximum liability under Section 9.01(a) shall not exceed [the Purchase Price].

      Section 9.02 Indemnification by the Buyer. The Buyer shall indemnify the Seller, its Affiliates and their respective officers, directors, employees, stockholders, agents and representatives against and hold them harmless from any Loss suffered or incurred by any such indemnified party to the extent arising from (a) any breach of any representation or warranty of the Buyer which survives the Closing contained in this Agreement, (b) any breach of any representation or warranty of the Buyer which survives the Closing contained in the other Transaction Agreements, (c) any breach of any covenant or agreement the Buyer contained in this Agreement or the other Transaction Agreements requiring performance after the Closing Date and (d) any of the Assumed Liabilities; provided that, except in the case of fraud, (A) the Buyer shall not be liable under Section 9.02(a) unless and until the aggregate amount of Losses with respect to matters referred to in Section 9.02(a)(i) exceeds the Threshold Amount (and thereafter shall be liable for any and all Losses under Section 9.02(a), including, but not limited to, the Threshold Amount) and (B) the Buyer's maximum liability under Section 9.02(a) shall not exceed [the Purchase Price].

      Section 9.03 Losses Net of Insurance, etc. The amount of any Loss for which indemnification is provided under this Article IX shall be net of any amounts recovered or recoverable by the indemnified party under insurance policies with respect to such Loss and shall be (a) increased to take account of any net Tax cost actually realized by the indemnified party arising from the receipt of indemnity payments hereunder (grossed up for such increase) and (b) reduced to take account of any net Tax benefit (including as a result of any basis adjustment) actually realized by the indemnified party arising from the incurrence or payment of any such Loss. In computing the amount of any such Tax cost or Tax benefit, the indemnified party shall be deemed to recognize all other items of income, gain, loss, deduction or credit before recognizing any item arising from the receipt of any indemnity payment hereunder or the incurrence or payment of any indemnified Loss.

      Section 9.04 Termination of Indemnification. The obligations to indemnify and hold harmless a party hereto (a) with respect to Taxes, shall terminate at the time the applicable statutes of limitations with respect to the Tax liabilities in question expire (giving effect to any extension thereof), (b) pursuant to Sections 9.01(a) and 9.02(a), shall terminate when the applicable representation or warranty terminates pursuant to
Section 10.01 and (c) pursuant to the other clauses of Sections 9.01 and
9.02 shall continue indefinitely; provided, however, that as to clauses (a) and (b) above such obligations to indemnify and hold harmless shall not terminate with respect to any item as to which the Person to be indemnified or the related party thereto shall have, before the expiration of the applicable period, previously made a claim by delivering a notice of such claim (stating in reasonable detail the basis of such claim) to the indemnifying party.

      Section 9.05 Procedures Relating to Indemnification for Third Party Claims. In order for an indemnified party to be entitled to any indemnification provided for under this Agreement in respect of, arising out of or involving a claim or demand made by any Person (other than a party hereto) against the indemnified party (a "Third Party Claim"), such indemnified party must notify the indemnifying party in writing, and in reasonable detail, of the Third Party Claim within twenty (20) Business Days after receipt by such indemnified party of written notice of the Third Party Claim; provided, however, that failure to give such notification shall not affect the indemnification obligations set forth in this Article IX except to the extent the indemnifying party shall have been actually prejudiced as a result of such failure (except that the indemnifying party shall not be liable for any expenses incurred during the period in which the indemnified party failed to give such notice). Thereafter, the indemnified party shall deliver to the indemnifying party, reasonably promptly after the indemnified party's receipt thereof, copies of all notices and documents (including court papers) received by the indemnified party relating to the Third Party Claim.

      If a Third Party Claim is made against an indemnified party, the indemnifying party shall be entitled to participate in the defense thereof and, if the indemnifying party so chooses and acknowledges its obligation to indemnify the indemnified party therefor, to assume the defense thereof with counsel selected by the indemnifying party; provided that such counsel is not reasonably objected to by the indemnified party. Should the indemnifying party so elect to assume the defense of a Third Party Claim, the indemnifying party shall not be liable to the indemnified party for legal expenses subsequently incurred by the indemnified party in connection with the defense thereof. If the indemnifying party assumes such defense, the indemnified party shall have the right to participate in the defense thereof and to employ counsel (not reasonably objected to by the indemnifying party), at its own expense, separate from the counsel employed by the indemnifying party, it being understood that the indemnifying party shall control such defense. The indemnifying party shall be liable for the fees and expenses of counsel employed by the indemnified party for any period during which the indemnifying party has failed to assume the defense thereof (other than during the period prior to the time the indemnified party shall have given notice of the Third Party Claim as provided above).

      If the indemnifying party so elects to assume the defense of any Third Party Claim, the indemnified party shall cooperate with the indemnifying party in the defense or prosecution thereof. Such cooperation shall include the retention and (upon the indemnifying party's request) the provision to the indemnifying party of records and information which are reasonably relevant to such Third Party Claim, and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. Whether or not the indemnifying party shall have assumed the defense of a Third Party Claim, neither the indemnifying party nor the indemnified party shall admit any liability with respect to, or settle, compromise or discharge, such Third Party Claim without the other party's prior written consent (which consent shall not be unreasonably withheld).

      Section 9.06 Procedures Related to Indemnification for Other Claims. In the event any indemnified party should have a claim against any indemnifying party under Section 9.01 or 9.02 that does not involve a Third Party Claim being asserted against or sought to be collected from such indemnified party, the indemnified party shall deliver notice of such claim with reasonable promptness to the indemnifying party. The failure by any indemnified party so to notify the indemnifying party shall not relieve the indemnifying party from any liability which it may have to such indemnified party under Section 9.01 or 9.02, except to the extent that the indemnifying party demonstrates that it has been materially prejudiced by such failure.

      Section 9.07 Exclusivity. After the Closing, except in the case of fraud by the breaching party, Sections 9.01, 9.02 and 10.10 shall provide the exclusive remedy for any misrepresentation, breach of warranty, covenant or other agreement (other than those set forth in Sections 6.01 and 6.04) or other claims arising out of this Agreement or the transactions contemplated hereby.

      Section 9.08 Escrow Deposit. The parties agree that, in addition to the payments, if any, contemplated by Section 1.08, the Escrow Deposit shall serve as security for the indemnification obligations of the Seller under this Article IX, and any indemnity payment due to the Buyer under this Article IX shall be paid by the Escrow Agent (on behalf of the Seller) to the Buyer out of the Escrow Deposit, to the extent available, in accordance with the terms of the Escrow Agreement; provided, however, that to the extent that the amounts which become due and payable to the Buyer under this Article IX exceed the amount of the Escrow Deposit then available to pay such amounts, then the Seller shall pay such excess amounts to the Buyer directly.

                                  ARTICLE X

                             GENERAL PROVISIONS

      Section 10.01 Survival of Representations and Warranties. The representations and warranties in this Agreement or in any other document delivered in connection herewith shall survive the Closing and shall terminate as of the date which is two (2) years after the Closing Date except for (i) Sections 3.06 and 3.10 which shall survive the Closing until thirty (30) days after the expiration of the applicable statute of limitations (giving effect to any extension thereof); (ii) the representations and warranties set forth in Sections 3.01 and 3.02 which shall not terminate. This Section 10.01 shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Closing Date.

      Section 10.02 Notices. All notices, requests, claims, demands and other communications required or permitted to be given under this Agreement shall be in writing and shall be delivered by hand or sent by confirmed facsimile (with the original to follow by first class mail, postage prepaid) or sent, postage prepaid, by registered or certified mail or internationally recognized overnight courier service and shall be deemed given when so delivered by hand or facsimile, or if mailed, five (5) days after mailing (two (2) business day in the case of overnight courier service) at the following addresses (or at such other address for a party as shall be specified by like notice):

            (a)   if to the Buyer, to

                  Vineland International
                  1146 Airport Parkway
                  Gainesville, GA 30501
                  Attention:  President
                  Telecopy:  (207) 873-4975

                  with a copy to:

                  Lohmann & Co. AG
                  Postfach 460
                  27454 Cuxhaven
                  Federal Republic of Germany
                  Attention:  Mr. Harm Specht
                  Telecopy:  011-47-21-74-73-56

                  and to:

                  Winthrop, Stimson, Putnam & Roberts
                  One Battery Park Plaza
                  New York, New York 10004-1490
                  Attention:  William L. Burke, Esq.
                  Telecopy:  (212) 858-1500

            (b)   if to the Seller, to

                  IGI, Inc.
                  Wheat Road & Lincoln Avenue
                  P.O. Box 687
                  Buena, New Jersey 08310-0687
                  Attention:  Robert E. McDaniel, Esq.
                  Telecopy:  (856) 697-2259

                  with a copy to:

                  Devine, Millimet & Branch
                  11 Amherst Street
                  Manchester, NH 03105
                  Attention:  Paul C. Remus, Esq.
                  Telecopy:  (603) 669-1000

      Section 10.03  Definitions.  (a)  For purposes of this Agreement:

            "Affiliate" of any Person means another Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first Person.

            "Assignment of Proprietary Processes" means the Assignment of Patents, to be dated as of the Closing Date, each in the form attached hereto as Exhibit F.

            "Assignment of Trademarks" means the Assignment of Trademarks, to be dated as of the Closing Date, in the forms attached hereto as Exhibit G.

            "Bill of Sale" means the bills of sale to be delivered by the Seller to the Buyer on the Closing Date in the form attached hereto as Exhibit H.

            "Business Day" means any day other than a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized to close.

            "Encumbrances" means all Liens, claims, rights of first refusal, assignments, preemptive rights, rights-of-way, easements, encroachments, restrictions, covenants, title retention agreements, indentures, security agreements or any other encumbrances of any kind.

            "Indebtedness" means, with respect to any Person, without duplication, (i) all obligations of such Person for borrowed money, or with respect to deposits or advances of any kind, (ii) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (iii) all obligations of such Person upon which interest charges are customarily paid (other than trade payables incurred in the ordinary course of business consistent with past practice), (iv) all obligations of such Person under conditional sale or other title retention agreements relating to property purchased by such Person, (v) all obligations of such Person issued or assumed as the deferred purchase price of property or services (excluding obligations of such Person to creditors for raw materials, Inventory, services and supplies incurred in the ordinary course of such Person's business), (vi) all lease obligations of such Person capitalized on the books and records of such Person, (vii) all obligations of others secured by a Lien on property or assets owned or acquired by such Person, whether or not the obligations secured thereby have been assumed, (viii) all obligations of such Person under interest rate or currency hedging transactions (valued at the termination value thereof) (other than forward or spot foreign currency exchange contracts entered into in the ordinary course of business consistent with past practice), (ix) all letters of credit issued for the account of such Person (excluding letters of credit issued for the benefit of suppliers to support accounts payable to suppliers incurred in the ordinary course of business) and (x) all guarantees and arrangements having the economic effect of a guarantee of such Person of any Indebtedness of any other Person.

            "Lien" means, with respect to any property or asset (or any income or profits therefrom) of any Person (in each case whether the same is consensual or nonconsensual or arises by Contract, operation of law, legal process or otherwise), (a) any mortgage, lien, encumbrance, pledge, attachment, levy or other security interest of any kind thereupon or in respect thereof, or (b) any other arrangement, express or implied, under which the same is subordinated, transferred, sequestered or otherwise identified so as to subject the same to, or make the same available for, the payment or performance of any Indebtedness, liability or obligation in priority to the payment of the ordinary, unsecured liabilities of such Person. For the purposes of this Agreement, a Person shall be deemed to own subject to a Lien any asset that it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.

            "Material Adverse Effect" means (i) for any party, a material adverse effect on the business, assets, condition (financial or otherwise), or results of operations of such party, (ii) in the case of the Business, also means a material adverse effect on the operation or use of any of the Purchased Assets or the ability of the Seller to perform its obligations under any of the Transaction Agreements or on the ability of the Seller to consummate the transactions contemplated hereby or by any of the other Transaction Agreements and (iii) in the case of the Real Property, (A) the impairment of, or interference with, the present or continued use of the property subject thereto or affected thereby in any respect or
      (B) a material decrease in the value of the Real Property.

            "Non-Competition Agreement" means the Non-Competition
      Agreement, to be dated as of the Closing Date, by and between the Buyer and the Seller in the form attached hereto as Exhibit I.

            "Permitted Encumbrances" means, with respect to the Real Property, (a) Permitted Liens and (b) Encumbrances disclosed on
      Schedule 3.20, provided, however, that such Encumbrances neither individually or in the aggregate have had, and would not reasonably be expected to have, a Material Adverse Effect on the operation of the Business or the Real Property.

            "Permitted Liens" means Liens for taxes, assessments or governmental charges which are not yet due and payable or that, subject to adequate security for payment, are being properly contested in good faith by the Seller.

            "Person" means any individual, firm, corporation, partnership, company, limited liability company, trust, joint venture, association, Governmental Entity or other entity.

            "Registrant Name Change Agreement" means the Registrant Name Change Agreement, to be dated as of the Closing Date, by and between the Buyer and the Seller in the form attached hereto as Exhibit J.

            "Republic of Brazil" means the Republic of Brazil.

            "Subsidiary" (including "Subsidiaries") means any corporation, joint venture, partnership, limited liability company or other entity of which the Seller, directly or indirectly, owns or controls capital stock or other equity interests representing more than fifty percent (50%) of the general voting power of such entity under ordinary circumstances.

            "Transaction Agreements" means, collectively, this Agreement, the Instrument of Assignment and Assumption, the Bills of Sale, the Assignment of Copyrights, the Assignment of Proprietary Processes, the Assignment of Trademarks, the Escrow Agreement, the Registrant Name Change Agreement, the Non-Competition Agreement, the Assignment and Assumption of Real Estate Leases, the Transition Services Agreement and the Confidentiality Agreement.

      (b) The following terms have the meanings set forth in the Sections set forth below:

Term                                        Section
----                                        -------

ACSM                                        5.05
Affiliate                                   10.03(a)
Affiliate Contracts                         3.22
Agreement                                   Preamble
ALTA                                        5.05
Applicable Law                              3.03
Arbiter                                     1.08(c)
Arbitration Panel                           10.10(c)
Assignment of Leases                        5.06
Assignment of Patents                       10.03(a)
Assignment of Real Estate Leases            1.07
Assignment of Trademarks                    10.03(a)
Assumed Contracts                           1.01(a)(vi)
Assumed Liabilities                         1.02(a)
Benefit Plan                                1.02(c)(iv)
Bill of Sale                                10.03(a)
Business                                    Preamble
Business Day                                10.03(a)
Business Employee                           3.24(a)
Buyer                                       Preamble
Buyer Benefit Plans                         6.10
Buyer's Surveys                             5.05
Claims                                      1.01(a)(xix)
Closing                                     2.01
Closing Date                                2.01
Closing Payment                             1.03(a)
Code                                        2.02(a)(xiii)
Competing Proposal                          6.08
Confidential Information                    6.16
Confidentiality Agreement                   6.01
Consent                                     3.03
Contracts                                   3.12
Corrective Deed                             5.06
Current Assets                              1.08(a)
Current Liabilities                         1.08(a)
Deed                                        2.02(a)(xi)
Division                                    Preamble
DOJ                                         6.11
Domain Name                                 6.13(b)
Encumbrances                                10.03(a)
Environmental Laws                          3.10(b)
Escrow Agent                                1.03
Escrow Agreement                            1.03
Escrow Deposit                              1.03(b)
Excluded Assets                             1.01(b)
Filing                                      3.03
Final Statement of Working Capital          1.08(d)
Financial Statement Date                    3.14(a)
Financial Statements                        3.04(a)
FTC                                         6.11
Georgia Leased Property                     2.02(a)(xii)
GMPs                                        1.01(a)(v)
Governmental Entity                         3.03
Hazardous Materials                         3.10(b)
HSR Act                                     6.11
IGI Brazil                                  1.01(a)(xvi)
Indebtedness                                10.03(a)
Instrument of Assignment and Assumption     1.06
Intellectual Property                       3.11(a)
Intellectual Property Contracts             3.11(c)
Inventory                                   1.01(a)(i)
Inventory Amount                            1.08(a)
ISRA                                        6.14
Judgment                                    3.03
Leased Real Property                        1.01(a)(xii)
Lenders                                     5.03
Lien                                        10.03(a)
Loss                                        9.01
Master Seed Program                         3.26(b)
Material Adverse Effect                     10.03(a)
Net Working Capital                         1.08(a)
New Registrant's Application                6.13(b)
NJDEP                                       6.14
Non-Competition Agreement                   10.03(a)
Outside Date                                8.01(b)(i)
Owned Real Property                         1.01(a)(xii)
Permits                                     1.01(a)(vii)
Permitted Encumbrances                      10.03(a)
Permitted Liens                             10.03(a)
Person                                      10.03(a)
Pre-Closing Tax Period                      3.06(a)
Preliminary Statement of Working Capital    1.08(a)
Proceeding                                  3.08
Product Registrations                       3.15
Product Return Costs                        1.02(e)
Products                                    Preamble
Purchase Price                              1.02(a)
Purchase Price Adjustment                   1.08(e)
Purchased Assets                            1.01(a)
Purchased Receivables                       6.15(a)
Real Estate Leases                          1.01(a)(xvii)
Real Property                               1.01(a)(xii)
Reference Balance Sheet                     3.04(a)
Registrant Name Change Agreement            10.03(a)
Release                                     3.10(b)
Remedial Action Workplan                    6.14
Remediation Agreement                       6.14
Remediation Funding Source                  6.14
Republic of Brazil                          10.03(a)
Retained Liabilities                        1.02(c)
Returns                                     3.06(a)
Sales Price                                 1.02(e)
Seller                                      Preamble
Settlement Arrangement                      1.02(c)(iii)
Subsidiaries                                10.03(a)
Tax and Taxes                               3.06(a)
Technology                                  1.01(a)(iv)
Third Party Claim                           9.05
Threshold Amount                            9.01
Title Company                               5.05
Title Policy                                5.05
Transaction Agreements                      10.03(a)
Transferred Employees                       6.10(a)
Transition Services Agreement               6.17
Uncollected Receivables                     6.15(b)
USDA                                        3.23(a)
U.S. GAAP                                   3.04(a)
USTs                                        3.10(b)
Vineland Laboratory Site                    3.20(b)(iii)
Vineland Laboratory Survey                  5.05

      Section 10.04 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any Applicable Law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, such term or other provision will be interpreted so as to best accomplish the intent of the parties within the limits of Applicable Law.

      Section 10.05 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

      Section 10.06  Entire Agreement; No Third-Party Beneficiaries.  (a)
Each of the representations, warranties, covenants and agreements of any party hereto contained in any Schedule or Exhibit hereto or any certificate delivered by or on behalf of such party pursuant to Sections 7.02 or 7.03 of this Agreement will be deemed incorporated and contained in this Agreement and will constitute representations, warranties, covenants and agreements of such party. This Agreement (including the Schedules and Exhibits hereto), together with the Confidentiality Agreement, supersedes any other agreement, whether written or oral, that may have been made or entered into by any party or any of their respective Affiliates (or by any director, officer or representative thereof) with respect to the subject matter hereof. This Agreement (including the Schedules and Exhibits hereto), together with the other Transaction Agreements, constitutes the entire agreement by and among the parties hereto with respect to the subject matter hereof and there are no agreements or commitments by or among such parties or the Affiliates with respect to the subject matter hereof except as expressly set forth herein. No investigation or receipt of information by or on behalf of the Buyer will diminish or obviate any of the representations, warranties, covenants or agreements of the Seller under this Agreement or the conditions to obligations of the Buyer under this Agreement. No investigation or receipt of information by or on behalf of the Seller will diminish or obviate any of the representations, warranties, covenants or agreements of the Buyer under this Agreement or the conditions to the obligations of the Seller under this Agreement.

      (b) Nothing in this Agreement, express or implied, is intended to confer on any Person other than the parties hereto and their respective permitted successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

      Section 10.07 Amendments No modification or amendment of this Agreement and no waiver of any of the terms or conditions hereof shall be valid or binding unless made in writing and executed by all of the parties hereto.

      Section 10.08  Assignment; Successors in Interest.  (a) Neither this
Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise by any of the parties without the prior written consent of the other parties, except that the Buyer may, in its sole discretion, assign any of or all of its rights, interests and obligations under this Agreement to any wholly owned subsidiary of Lohmann & Co. AG, a corporation organized and existing under the laws of the Federal Republic of Germany and the parent company of the Buyer, but no such assignment shall relieve the Buyer of any of its obligations under this Agreement. Any purported assignment in violation of this Section 10.08 shall be void. Subject to the preceding sentences, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

      (b) In the event that the Seller sells, transfers or leases all or substantially all of its assets, or is not the surviving corporation in any merger, consolidation or other business combination in which it may enter with any Person, the Seller will cause such purchaser or surviving corporation, as the case may be, to assume the Seller's obligations under this Agreement upon the consummation of any such transaction, so long as any of such obligations remain outstanding, unpaid or unperformed.

      Section 10.09  Governing Law.  Pursuant to Section 5-1401 of the New
York General Obligations Law, this Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

      Section 10.10  Arbitration.  (a) Except as otherwise provided in
Section 1.07, any dispute, controversy or claim arising out of or relating to this Agreement or the other Transaction Agreements that cannot be resolved between the Buyer and the Seller shall be resolved in accordance with the procedures specified in this Section 10.10, which shall constitute the sole and exclusive procedures for the resolution of such disputes.

      (b) The Buyer and the Seller agree to use their commercially reasonable efforts to settle promptly any disputes or claims arising out of or relating to this Agreement or the Transaction Agreements through negotiations conducted in good faith between representatives of each party having authority to reach such a settlement. All negotiations pursuant to this Section 10.10 shall be confidential and shall be treated as compromise and settlement negotiations and shall not be admissible for any purposes in any subsequent arbitration.

      (c) Any dispute arising out of or relating to this Agreement or the other Transaction Agreements which has not been resolved by negotiations as provided in subsection (b) of this Section 10.10, within forty-five (45) days from the date that such negotiations shall have been first requested by any party hereto, shall be settled by arbitration before a panel of three (3) independent and impartial arbitrators (the "Arbitration Panel") in accordance with the then current commercial arbitration rules of the International Chamber of Commerce, except to the extent such rules are inconsistent with this Agreement, in which case the provisions of this Agreement shall be followed. The Buyer and the Seller each shall select one
(1) member of the Arbitration Panel, who shall jointly select the third member of the Arbitration Panel. In no case shall there be any ex parte communications between any party hereto and any member of the Arbitration
Panel regarding any dispute between the parties. If the Buyer or the Seller refuses to participate in good faith in negotiations as provided in subsection (b) of this Section 10.10, the Buyer or the Seller, as the case may be, may initiate arbitration at any time after such refusal without waiting for the expiration of the forty-five (45) day period. Except as provided in subject (d) of this Section 10.10, relating to provisional remedies, the Arbitration Panel shall decide all aspects of any dispute brought to them, including, but not limited to, attorney disqualification and the timeliness of the making of any claim. The Arbitration Panel shall have the discretion to order a pre-hearing exchange of information by the parties, including, without limitation, the production of requested documents, the exchange of testimony of proposed witnesses, and the examination by deposition of parties. The Arbitration Panel shall not have the authority to make any ruling, finding or award that does not conform to the terms and conditions of this Agreement.

      (d) The Buyer or the Seller may, without prejudice to any negotiation or arbitration procedures, proceed to any court of competent jurisdiction to obtain provisional judicial relief if, in the Buyer's or the Seller's discretion, as the case may be, such action is necessary to avoid imminent irreparable harm or to preserve the status quo pending the conclusion of the dispute procedures specified in this Section 10.10.

      (e) The site of any arbitration brought pursuant to this Agreement shall be London, England, and the language in which the arbitration shall be conducted, including all writings relating thereto (including, but not limited to, the award of the Arbitration Panel), shall be in English. All discovery activities shall be completed within sixty (60) days after the initial meeting of the Arbitration Panel. The award of the Arbitration
Panel shall be (i) final and binding upon the parties, (ii) issued within ninety (90) days after the initial meeting of the Arbitration Panel, (iii) in writing and (iv) set forth the factual and legal bases for such award.
The Arbitration Panel is to award attorneys' fees and cost of the arbitration to the prevailing party. Judgment on the award rendered by the Arbitration Panel may be entered and enforced in any court having jurisdiction thereof in accordance with the New York Convention on Arbitration.

      Section 10.11 Interpretation. (a) Unless the context otherwise requires, (i) all references made in this Agreement to a Section, Schedule or an Exhibit are to a Section, Schedule or an Exhibit of or to this Agreement, (ii) each term defined in this Agreement has the meaning ascribed to it, (iii) "or" is disjunctive but not necessarily exclusive,
(iv) words in the singular include the plural and vice versa, (v) the phrase "to the best knowledge of the Seller" means to the best knowledge of the of the individuals identified in Schedule 10.11, in each case after due inquiry. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."

      (b) In the event of an ambiguity or question of intent or interpretation, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the extent to which any such party or its counsel participated in the drafting of any provision hereof or by virtue of the extent to which any such provision is inconsistent with any prior draft hereof.

      (c) All references to "$" or dollar amounts are to lawful currency of the United States of America.

      (d) All documents and correspondence relating to this Agreement and the other Transaction Agreements shall be in the English language.

      Section 10.12 Waiver. The failure of any of the parties to enforce at any time any of the provisions of this Agreement or the other
Transaction Agreements shall in no way be construed to be a waiver of any such provision, nor in any way to affect the validity of this Agreement or any other Transaction Agreement or any part hereof or thereof or the right of any party thereafter to enforce each and every such provision. No waiver of any breach of or non-compliance with this Agreement or any other
Transaction Agreement shall be held to be a waiver of any other subsequent breach or non-compliance.

      Section 10.13 Payments. Unless otherwise provided, all payments required to be made pursuant to this Agreement or the other Transaction
Agreements shall be made in U.S. Dollars in the form of cash or by wire transfer or immediately available funds to an account designated by the party receiving such payment.

      IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement, all as of the date first written above.

                                 IGI, INC.


                                 By:  _______________________________
                                      Name:
                                      Title:

                                 VINELAND INTERNATIONAL
                                 By: Animal Health GmbH, a General partner


                                 By:  _______________________________
                                      Name:  Harm Specht
                                      Title:  President


                                 By: Vineland Laboratories Inc., a General
                                     Partner


                                 By:  _______________________________
                                      Name:  Dennis Guerrette
                                      Title:  Vice President



                                                                     ANNEX B

                  [FORM OF SEIDMAN & CO., INC. LETTERHEAD]

                                       July 11, 2000

The Board of Directors
IGI, Inc.
c/o Mr. Domenic Golato, Chief Financial Officer
Wheat Road & Lincoln Avenue
P.O. Box 687
Buena, New Jersey 08310-0687

Gentlemen:

      You have requested the opinion of Seidman & Co., Inc. as to the fairness, from a financial point of view, to the shareholders of IGI, Inc.
("IGI," "the Company"), of the proposed sale (the "Transaction") of IGI's
Vineland Laboratories Division ("Division") to Vineland International, a
Delaware general partnership, whose parent company is Lohmann & Co., AG, Cuxhaven, Federal Republic of Germany. It is understood that Vineland
International is paying $12,500,000 in cash for the Division plus assumption of approximately $2,300,000 of liabilities, principally payables, indicating a total consideration for the sale of the Division approximating
$14,800,000.

      The proposed acquisition, as provided for in the "Asset Purchase
Agreement Dated as of June 19, 2000 by and between Vineland International and IGI, Inc.," would provide for Vineland International, a newly created
Delaware general partnership, to purchase all of the assets of the Division.

      In reaching our fairness opinion, we have examined and considered all available information and data which we deemed relevant to determining the fairness of the subject Transaction from a financial point of view, including:

      1. The proposed asset acquisition by Vineland International of the Vineland Laboratories Division of IGI, Inc. as delineated in the "Asset Purchase Agreement Dated as of June 19, 2000 by and between Vineland International and IGI, Inc.";

      2.    IGI's 10-K for December 31, 1999, IGI's 10-Q for March 31, 2000,
            IGI's 8-K for June 13, 2000;

      3.    Historic and current operating data for the Vineland
            Laboratories Division of IGI, with focus on sales, operating costs and other charges against revenues, operating cash flow and operating cash flow margins (that is, operating cash flow as percent of revenues), operating income and operating income margins, pre-tax income and pre-tax income margins;

      4. Historic and current balance sheets for the Division, focusing on analysis of assets and capital structure and on indices of liquidity, activity and coverage, including current and long-term debt to equity ratios;

      5. Comparative statistical analysis of the operating performance and balance sheets of selected companies comparable to the Vineland Laboratories Division of IGI which have publicly traded common stock, and, from this data, deriving financial and capitalization ratios typical of companies producing animal vaccines;

      6. Financial and operating forecasts provided by IGI management for the Vineland Laboratories Division;

      7. Discounted cash flow analyses of five year projected net free cash flows for the Vineland Laboratories Division;

      8. Conditions in, and the outlook for the animal vaccine industry in the United States;

      9. Conditions in, and the outlook for the United States economy, interest rates and financial markets;

      10. Other studies, analyses, and investigations as we deemed appropriate

      The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description.
Selecting portions of the analyses or of the summary set forth herein without considering the analysis as a whole could create an incomplete view of the processes underlying Seidman & Co. Inc.'s fairness opinion. This letter is prepared solely for the purpose of Seidman & Co., Inc. providing an outline of the opinion as to the fairness of the subject disposition, and does not purport to be an appraisal or necessarily reflect the prices at which businesses or securities actually may be sold. This letter only has application as it is employed with reference to the full written analysis and supporting research and tables.

      During the course of our investigation, we conducted interviews with persons who, in our judgment, were capable of providing us with information necessary to complete the assignment, including members of management. We have assumed that the information and accounting supplied by management and others are accurate, and reflect good faith efforts to describe the current and prospective status of both IGI, Inc., and the Vineland Laboratories
Division from an operational and financial point of view. We have relied, without independent verification, upon the accuracy of the information provided by these sources.

      The valuation fairness tests include a matrix of fair market valuations of the Vineland Laboratories Division of IGI, Inc., and the comparison of these valuations with the total consideration to be paid IGI, Inc. under the terms of the Transaction. Two generally accepted methods have been employed in determining the Division's fair market value, the "market comparable method" and the "discounted cash flow method." The market comparable method of valuation relates to a subject company's operating and balance sheet financial capitalizing multiples based on ratios derived from a universe of publicly-traded market comparable companies. The discounted cash flow method of valuation derives the present value of a company from a future stream of free cash flows.

      Based, therefore, on our analysis and consideration of the foregoing market comparable and discounted cash flow valuations, it is our considered professional judgment that the consideration in the proposed sale of IGI, Inc.'s Vineland Laboratories Division is fair to the existing shareholders of IGI, Inc. from a financial point of view.

                                       Yours truly,


                                       /s/ Seidman & Co., Inc.
                                       -----------------------
                                       Seidman & Co., Inc.

Seidman & Co., Inc.

July 14, 2000


                                  IGI, INC.

                  PROXY FOR SPECIAL MEETING OF STOCKHOLDERS

                        TO BE HELD SEPTEMBER 18, 2000


         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


The undersigned, having received notice of the special meeting and management's proxy statement therefor, and revoking all prior proxies, hereby appoint(s) Edward B. Hager and Robert E. McDaniel, and each of them singly, attorneys or attorney of the undersigned (with full power of substitution in them and each of them) for and in the name(s) of the undersigned to attend the Special Meeting of Stockholders of IGI, Inc. (the
"Company"), to be held on Monday, September 18, 2000 at 10:00 a.m. local time at One Battery Park Plaza, 34th Floor, New York, New York 10004-1490, and at any adjourned sessions thereof, and there to vote and act upon the following matters in respect of all shares of stock of the Company which the undersigned will be entitled to vote or act upon, with all the powers the undersigned would possess if personally present.


THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE
UNDERSIGNED. IF NO DIRECTION IS GIVEN WITH RESPECT TO ANY PROPOSAL, THIS
PROXY WIL BE VOTED FOR SUCH PROPOSAL.

---------------------------------------------------------------------------
PLEASE VOTE, DATE AND SIGN ON REVERSE SIDE AND RETURN PROMPTLY IN THE
ENCLOSED ENVELOPE.
---------------------------------------------------------------------------


---------------------------------------------------------------------------
Please sign this Proxy exactly as your name appears on the books of the
Company. Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign and, where more than one name appears, a majority must sign. If a corporation, this signature should be that of an authorized officer who should state his or her title.
---------------------------------------------------------------------------

HAS YOUR ADDRESS CHANGED?        DO YOU HAVE ANY COMMENTS?

_________________________________    ____________________________________
_________________________________    ____________________________________
_________________________________    ____________________________________
_________________________________    ____________________________________

              (Continued and to be completed on reverse side.)

                                      _ _ _ _ _ _ _ _ _
                                      SEE REVERSE
                                          SIDE
                                      _ _ _ _ _ _ _ _ _

The Board of Directors of IGI, Inc.
Recommends a Vote "FOR" the Sale Proposal

____________________________________________

                 IGI, INC.

____________________________________________

The Sale Proposal        For   Against   Abstain
                         [ ]     [ ]       [ ]

To approve the sale by IGI, Inc. (the "Company") to Lohmann Animal Health
International, a general partnership, of certain of the assets associated with the Company's poultry vaccine products line of business currently operated by the Company's Vineland Laboratories division.

Mark box at right if an address change or comment
Has been noted on the reverse side of this card.  [ ]

CONTROL NUMBER:

REDORD DATE SHARES:


__________________________________________  _________
Stockholder Signature   Co-Owner Signature    Date

PLEASE VOTE, SIGN DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE
ENCLOSED ENVELOPE.



